Exhibit 10.7

TRUST INDENTURE AND SECURITY AGREEMENT
between
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
Relating to
$144,200,000
Port of Beaumont Navigation District of Jefferson County, Texas
Dock and Wharf Facility Revenue Bonds, Series 2016
(Jefferson Energy Companies Project)
____________________
Dated as of
February 1, 2016

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Section 8.14	Remarketing Agent	79
Section 8.15	Trustee Liability for Agents	80

ARTICLE IX SUPPLEMENTS AND AMENDMENTS		80
Section 9.01	Supplemental Indentures Without Consent of Holders of Bonds	80
Section 9.02	Supplemental Indentures With Consent of Holders of Bonds	81
Section 9.03	Execution of Supplemental Indentures and Amendments of Other Documents	82
Section 9.04	Effect of Supplemental Indentures	83
Section 9.05	Bonds May Bear Notation of Changes	83
Section 9.06	Amendments to the SNDA, Ground Lease, Facilities Lease, Company Leasehold Deed of Trust, Standby Bond Purchase Agreement and Capital Call Agreement Without Consent of the Holders of Bonds	83
Section 9.07	Amendments to the SNDA, the Ground Lease, Facilities Lease, Company Leasehold Deed of Trust, Standby Bond Purchase Agreement and Capital Call Agreement With Consent of the Holders of Bonds	84

ARTICLE X SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEY		85
Section 10.01	Satisfaction and Discharge of Indenture	85
Section 10.02	Payment of Bonds	86
Section 10.03	Application of Trust Money	87
Section 10.04	Counterparts	87
Section 10.05	Final Agreement	87

TRUST INDENTURE AND SECURITY AGREEMENT
THIS TRUST INDENTURE AND SECURITY AGREEMENT (this “Indenture”), dated as of February 1, 2016, is between the PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS, a conservation and reclamation district (the “District”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, with a corporate trust office in Houston, Texas, as Trustee (the “Trustee”).
Recitals
A.    The District is a conservation and reclamation district under Article XVI, Section 59, of the Texas Constitution, and pursuant to Chapter 147, Acts of the 51st Legislature of Texas, Regular Session, 1949, as amended (the “Enabling Act”).
B.    The District is authorized under the Enabling Act; Chapter 60, Texas Water Code, as amended; and Chapter 1201, Texas Government Code, as amended (together, the “Act”), to issue revenue bonds to finance improvements to the port facilities of the District.
C.    The District has duly authorized the issuance of $144,200,000 aggregate principal amount of its Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) (the “Series 2016 Bonds”).
D.    The Series 2016 Bonds are being issued for the purpose of financing a portion of the Project Costs (hereinafter defined).
E.    Proceeds of the Series 2016 Bonds will be used to: (i) reimburse and pay Jefferson Railport Terminal II LLC, a Delaware limited liability company (the “Company”), for the development, construction and acquisition of certain facilities for the transport, loading, unloading and storage of petroleum products on behalf of the District; (ii) pay capitalized interest on a portion of the Series 2016 Bonds; and (iii) pay certain costs of issuance of the Series 2016 Bonds.
F.    The District and the Company (i) have entered into that certain Amended and Restated Agreement and Lease, dated as of February 1, 2016 (the “Ground Lease”), pursuant to which, inter alia, the Company has constructed certain improvements, consisting of facilities for the transport, loading, unloading and storage of petroleum products on behalf of the District; and (ii) have entered into that certain Lease and Development Agreement (Facilities Lease), dated as of February 1, 2016 (the “Facilities Lease”), pursuant to which, inter alia, the Company will construct additional improvements on behalf of the District (together with certain improvements constructed under the Ground Lease, the “Bond Financed Property”), all of which are subject to the Ground Lease.
G.    To achieve the purposes for which the Series 2016 Bonds will be issued, (i) the District will reimburse the Company for certain improvements constructed by the Company on behalf of the District under the Ground Lease, and (ii) the Company, pursuant to the Facilities Lease, will construct additional improvements on behalf of the District, all of which are subject to the Ground Lease.
H.    The Series 2016 Bonds and all other payment obligations under this Indenture shall be special limited obligations of the District payable solely out of (a) Pledged Revenues (hereinafter defined), which includes Facilities Lease Rent (hereinafter defined) under the Facilities Lease, and (b) except as limited herein, any other assets constituting part of the Trust Estate established pursuant to this Indenture, including money in the funds and accounts established pursuant to this Indenture.
I.    As security for the payment of the Series 2016 Bonds and all other obligations under this Indenture, the District shall, pursuant to this Indenture, assign and pledge all of the Pledged Revenues.
J.    The Series 2016 Bonds will initially be issued as fixed rate bonds bearing interest at the Initial Rate (hereinafter defined) and will be subject to mandatory tender on the First Initial Bonds Remarketing Date (hereinafter defined). The District, the Company, Jefferson Railport Terminal II Holdings LLC (“Jefferson Holdings”) and the Trustee have entered into that certain Standby Bond Purchase Agreement, dated as of February 1, 2016 (the “Standby Bond Purchase Agreement”), pursuant to which (i) in the event all of the Series 2016 Bonds are not repurchased from proceeds of a remarketing or redeemed, or defeased to a date, on or prior to the First Initial Bonds Remarketing Date, Jefferson Holdings and the Company shall be obligated to purchase the Series 2016 Bonds on the First Initial Bonds Remarketing Date at the Purchase Price for Initial Bonds (as both terms are hereinafter defined) and (ii) Jefferson Holdings shall guarantee the payment of all Rent (hereinafter defined) and all principal of, premium, if any, and interest on the Series 2016 Bonds payable prior to repurchase of the Series 2016 Bonds from proceeds of a remarketing or redemption of the Series 2016 Bonds or defeasance of the Series 2016 Bonds to a date, in each case, on or prior to the First Initial Bonds Remarketing Date.
K.    Fortress Transportation and Infrastructure Investors LLC (“FTAI”), certain of FTAI’s subsidiaries and Jefferson Holdings have entered into that certain Capital Call Agreement, dated as of February 1, 2016 (the “Capital Call Agreement”), pursuant to which FTAI or such subsidiaries will provide funds to Jefferson Holdings to permit Jefferson Holdings to satisfy its obligations under the Standby Bond Purchase Agreement. Pursuant to that certain Collateral Assignment and Pledge Agreement, dated as of February 1, 2016 (the “Assignment”), Jefferson Holdings will collaterally assign, and grant a security interest in, all present and future right, title and interest of Jefferson Holdings in and to the Capital Call Agreement and all proceeds thereof to the Trustee to secure its obligations under the Standby Bond Purchase Agreement.
L.    All things have been done which are necessary to make the Series 2016 Bonds, when executed by the District and authenticated and delivered by the Trustee (or registered by the Comptroller of Public Accounts of the State of Texas) hereunder, the valid obligations of the District, and to constitute this Indenture a valid trust indenture for the security of the Series 2016 Bonds, in accordance with the terms of the Series 2016 Bonds and this Indenture.
It is hereby covenanted and declared that all of the Series 2016 Bonds are to be registered or authenticated and delivered and the property subject to this Indenture is to be held and applied by the Trustee, subject to the covenants, conditions and trusts hereinafter set forth, and the District does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit (except as otherwise expressly provided herein) of all Bondholders as follows:
GRANTING CLAUSES
NOW, THEREFORE, the District, in consideration of the premises and the acceptance by the Trustee of the trust hereby created and of the purchase and acceptance of the Bonds (hereinafter defined) by the Holders thereof, and of the sum of one dollar, in lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, premium, if any, and interest on the Bonds (“Debt Service”) and to secure the performance and observance by the District of all the covenants and obligations expressed or implied herein and in the Bonds, does hereby grant, alienate, bargain, sell, convey, transfer, collaterally assign, grant a security interest in, and pledge unto the Trustee (to the extent of its legal capacity to hold the same for the purposes hereof) and its successors in trust and assigns forever the following (the “Trust Estate”):
GRANTING CLAUSE FIRST
All right, title, and interest of the District in the Pledged Revenues;
GRANTING CLAUSE SECOND
All right, title, and interest of the District in and to the Facilities Lease and the Standby Bond Purchase Agreement and the proceeds thereof;
GRANTING CLAUSE THIRD
All right, title, and interest of the District in all moneys and securities from time to time held by the Trustee under the terms of this Indenture (except moneys held in the Rebate Fund, as herein defined, or moneys held by the Trustee for redemption of Bonds, notice of the redemption of which has been duly given); and
GRANTING CLAUSE FOURTH
Any and all property of every kind or description which may from time to time hereafter be sold, transferred, conveyed, assigned, hypothecated, endorsed, deposited, pledged, mortgaged, granted or delivered to, or deposited with the Trustee as additional security by the District or anyone on its part or with its written consent, or which pursuant to any of the provisions hereof may come into the possession of or control of the Trustee or a receiver appointed pursuant hereto, as such additional security; and the Trustee is hereby authorized to receive any and all such property as and for additional security for the payment of the Bonds, and to hold and apply all such property subject to the terms hereof;

TO HAVE AND TO HOLD all said property of every kind and description, real, personal, or mixed, hereby and hereafter (by supplemental indenture or otherwise) granted, bargained, sold, aliened, remised, released, conveyed, collaterally assigned, transferred, mortgaged, hypothecated, pledged, set over, or confirmed as aforesaid, or intended, agreed, or covenanted so to be, together with all the appurtenances thereto appertaining, and all amounts drawn thereunder unto the Trustee and its successors and assigns forever;
IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and ratable benefit, security, except as specifically herein provided, and protection of all present and future Holders of the Bonds issued under and secured by this Indenture without privilege, priority, or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds;
PROVIDED, HOWEVER, that if the District, its successor or its assigns shall well and truly pay, or cause to be paid, the principal of the Bonds and the interest and premium, if any, due or to become due thereon, at the times and in the manner mentioned in the Bonds, according to the true intent and meaning thereof, and shall cause the payments to be made into the Debt Service Fund (as hereinafter defined) as required hereunder or shall provide for the payment thereof as permitted hereunder, and shall well and truly keep, perform, and observe all of the covenants and conditions pursuant to the terms of this Indenture to be kept, performed, and observed by it, and shall pay or cause to be paid to the Trustee and all Paying Agents (as hereinafter defined) all sums of money due or to become due in accordance with the terms and provisions hereof, then this Indenture and the rights hereby granted shall cease and terminate; otherwise this Indenture is to be and remain in full force and effect;
THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated, and delivered, and all said property, rights, and interests, including, without limitation, the amounts hereby assigned, are to be dealt with and disposed of, under, upon, and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses, and purposes hereinafter expressed, and that the District has agreed and covenanted, and does hereby agree and covenant with the Trustee and with the respective Holders, from time to time, of said Bonds, or any part thereof, as follows:

ARTICLE I
Section 1.01    Definitions.
(a)    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
(2)    All references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
(3)    The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Reference to any Bond Document means that Bond Document as amended or supplemented from time to time. Reference to any party to a Bond Document means that party and its successors and assigns.
(4)    Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein).
(b)    The following terms have the meanings assigned to them below whenever they are used in this Indenture, except to the extent otherwise defined in Exhibits A, B, C, D or E hereto:
“Act” means the Enabling Act; Chapter 60, Texas Water Code, as amended; and Chapter 1201, Texas Government Code, as amended.
“Additional Bonds” means additional revenue bonds permitted to be authorized by, and issued under, Section 2.23 of this Indenture.
“Approval Certificate” means the Approval Certificate or any other supplemental certificate(s) to be executed by the Port Director & CEO, which sets forth the pricing terms of the Series 2016 Bonds and any such appropriate variations, omissions and insertions as may be determined by the Authorized Officer.
“Assignment” means that certain Collateral Assignment and Pledge Agreement, dated as of February 1, 2016 (the “Assignment”), from Jefferson Holdings to the Trustee, pursuant to which Jefferson Holdings will collaterally assign, and grant a security interest in, all present and future right, title and interest of Jefferson Holdings in and to the Capital Call Agreement and all proceeds thereof, to secure its obligations under the Standby Bond Purchase Agreement.
“Authenticating Agent” means the Person designated pursuant to Section 8.12 hereof to perform the duties of such set forth in this Indenture, initially the Trustee.
“Authorized Denominations” means, with respect to Initial Bonds, $100,000 and multiples of $5,000 in excess of $100,000; with respect to Daily Rate Bonds, $100,000 and multiples of $5,000 in excess of $100,000; with respect to Commercial Paper Rate Bonds, $100,000 and multiples of $5,000 in excess of $100,000; with respect to Weekly Rate Bonds, $100,000 and multiples of $5,000 in excess of $100,000; and with respect to Fixed Rate Bonds, $5,000 or any integral multiple thereof.
“Authorized Officer” means with respect to the District, the Port Director & CEO, President or Vice-President.
“Available Commitment” has the meaning ascribed thereto in the Standby Bond Purchase Agreement.
“Aviation Assets” has the meaning ascribed thereto in the Capital Call Agreement.
“Aviation Subsidiaries” has the meaning ascribed thereto in Section 2.08(h) of this Indenture.
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.
“Beneficial Owners” has the meaning ascribed thereto in Section 2.14 of this Indenture.
“Board Resolution” of the District means a copy of a resolution certified by the Secretary of the District to have been duly adopted by the Board of Commissioners of the District and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Bond Counsel” means a law firm that has nationally recognized expertise in the issuance of municipal securities, the interest on which is excluded from gross income for federal and state income tax purposes.
“Bond Documents” means this Indenture, the Bonds, the Standby Bond Purchase Agreement, the Ground Lease, the Facilities Lease, the SNDA, the Capital Call Agreement, the Assignment, the Credit Facility, if any, the Liquidity Facility, if any, the Remarketing Agreement, the Tax Certificate, and all other agreements, documents and instruments ever delivered pursuant to any of the foregoing and any and all future renewals and extensions or restatements of any of the foregoing.

“Bond Financed Property” means certain facilities for the transport, loading, unloading and storage of petroleum products that have been or will be constructed by the Company on behalf of the District pursuant to the Ground Lease and the Facilities Lease using proceeds of the Series 2016 Bonds as set forth in Exhibits B and C of the Facilities Lease.
“Bond Register” and “Bond Registrar” have the respective meanings specified in Section 2.05 hereof.
“Bond Resolution” means the resolutions duly adopted by the Board of Commissioners of the District on November 23, 2015 and February 22, 2016.
“Bond” or “Bonds” means the Series 2016 Bonds, any Additional Bonds and any Bonds issued upon transfer thereof or in exchange therefor or in lieu thereof authorized by the Bond Resolution and as may be redesignated by the Authorized Officer in the Approval Certificate.
“Book Entry Form” or “Book Entry System” means, with respect to the Bonds, a form or system, as applicable, under which (a) the ownership of beneficial interests in the Bonds may be transferred only through a book entry, and (b) physical bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical bond certificates held in the custody of the Depository.
“Business Day” with respect to any Initial Bond, has the meaning given to it in Exhibit A hereto, the form of Initial Bond; with respect to any Daily Rate Bond, has the meaning given it in Exhibit B hereto, the form of Daily Rate Bond; with respect to any Commercial Paper Rate Bond, has the meaning given it in Exhibit C hereto, the form of Commercial Paper Rate Bond; with respect to any Fixed Rate Bond, has the meaning given to it in Exhibit D hereto, the form of Fixed Rate Bond; and with respect to any Weekly Rate Bond, has the meaning given to it in Exhibit E hereto, the form of Weekly Rate Bond.
“Callable Bonds” has the meaning ascribed thereto in Section 3.08 of this Indenture.
“Capital Call Agreement” means that certain Capital Call Agreement, dated as of February 1, 2016, by and between Jefferson Holdings, FTAI and certain of FTAI’s subsidiaries and pursuant to which FTAI or such subsidiaries will provide funds to Jefferson Holdings to permit Jefferson Holdings to satisfy its obligations under the Standby Bond Purchase Agreement.
“Closing Fund” means the special trust fund created in Section 4.07 of this Indenture.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions, if any, of any successor internal revenue laws of the United States.

“Commercial Paper Rate” has the meaning given it in Exhibit C hereto, the form of Commercial Paper Rate Bond.
“Commercial Paper Rate Bond” means any Bond bearing interest at a Commercial Paper Rate.
“Commercial Paper Rate Period” means, with respect to any Bond, any period during which it bears interest at the Commercial Paper Rate.
“Company” means Jefferson Railport Terminal II LLC, a Delaware limited liability company, together with successors and assigns.
“Company Leasehold Deed of Trust” means the Leasehold Deed of Trust and Security Agreement, dated as of February 1, 2016, from the Company to a deed of trust trustee for the benefit of the Trustee, as additional security for the Company’s obligations under the Standby Bond Purchase Agreement and the Facilities Lease.
“Consent,” “Order,” and “Request” of the District means, a written consent, order, or request signed by an Authorized Officer of the District and delivered to the Trustee.
“Conversion Date” has the meaning given it in Exhibits A, B, C and E hereto, the form of Initial Bond, the form of Daily Rate Bond, the form of Commercial Paper Rate Bond and the form of Weekly Rate Bond, respectively.
“Costs of Issuance” means the cost of financing, legal, printing, underwriter’s discount and other costs attributable to the issuance of the Bonds as defined in the Code.
“Costs of Issuance Fund” means the special trust fund created in Section 4.02 of this Indenture.
“Credit Enhancer” means the issuer of a Credit Facility, if any, until such Credit Facility is released.
“Credit Facility” means the instrument, if any (1) which provides for draws or claims sufficient to pay the principal amount of any Bonds then Outstanding plus accrued interest thereon, at the maximum per annum rate of interest which may be borne by such Bonds during any Interest Mode to be in effect during the term of such Credit Facility, for up to at least the sum of (A) the greatest number of days for which interest on such Bonds may accrue before (assuming payment is not made from other sources) the Trustee makes a drawing under the Credit Facility to provide payment of such interest, and (B) the greatest number of days which may transpire after a draw or claim under the Credit Facility to pay interest on the Bonds prior to the reinstatement of such amount; (2) which has a term which is not less than 364 days; and (3) which may be a letter of credit, policy of insurance, surety bond, acceptance, or guarantee or other comparable instrument; provided that, in no event shall the Standby Bond Purchase Agreement be considered a Credit Facility.

“Credit Facility Fund” means the special fund established with the Trustee pursuant to Section 4.03 of this Indenture.
“Credit Facility Termination Date” means the date the Credit Facility terminates pursuant to the terms of the Credit Facility, if any.
“DTC” means The Depository Trust Company, New York, New York, the initial securities depository of the Book Entry System described in Section 2.14 hereof.
“Daily Rate” has the meaning given it in Exhibit B hereto, the form of Daily Rate Bond.
“Daily Rate Bond” means any Bond bearing interest at the Daily Rate.
“Daily Rate Period” means, with respect to any Bond, any period during which it bears interest at the Daily Rate.
“Debt Service Fund” means the special trust fund created in Section 4.04 of this Indenture.
“Depository” means any securities depository that is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, operating and maintaining, with its participants or otherwise, a Book Entry System to record ownership of beneficial interests in the Bonds, and to effect transfers of the Bonds, in Book Entry Form. The initial Depository for the Bonds shall be DTC.
“District” means the Port of Beaumont Navigation District of Jefferson County, Texas, a conservation and reclamation district.
“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“Eligible Securities” means those investment securities described in the Public Funds Investment Act, Chapter 2256, Texas Government Code, as amended.
“Enabling Act” means Chapter 147, Acts of the 51st Legislature of Texas, Regular Session, 1949, as amended.
“Event of Default” means any of the events enumerated in Section 7.01 of this Indenture.
“Facilities Lease” means that certain Lease and Development Agreement (Facilities Lease), dated as of February 1, 2016, by and between the District and the Company and pursuant to which, inter alia, the Company will construct additional facilities for the transport, loading, unloading and storage of petroleum products on behalf of the District.
“Facilities Lease Rent” has the meaning ascribed to it in the Facilities Lease.
“First Bond” has the meaning ascribed thereto in Section 2.03 hereof.
“First Initial Bonds Remarketing Date” means February 13, 2020.
“Fixed Rate” has the meaning given it in Exhibit D hereto, the form of Fixed Rate Bond.
“Fixed Rate Bond” means any Bond bearing interest at a Fixed Rate.
“Fixed Rate Period” means, with respect to any Bond, any period during which it bears interest at the Fixed Rate.
“FTAI” means Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company, together with successors and assigns under the Capital Call Agreement.
“Funds” has the meaning set forth in Section 4.01 hereof.
“Ground Lease” means that certain Amended and Restated Agreement and Lease between the District and the Company, dated as of February 1, 2016.
“Highest Lawful Rate” means the maximum rate of interest applicable to the Bonds allowed from time to time by applicable law.
“Holder” or “Bondholder” or “Registered Holder” means a Person in whose name a Bond is registered in the Bond Register.
“Indenture” means this Trust Indenture and Security Agreement, dated as of February 1, 2016, by and between the District and the Trustee.
“Initial Bonds” means any Bond bearing interest at the Initial Rate.
“Initial Bonds Purchase Price Shortfall” has the meaning ascribed thereto in Section 2.l7 of this Indenture.
“Initial Bonds Remarketing Date” has the meaning ascribed thereto in Exhibit A hereto, the form of Initial Bond, from time to time.
“Initial Rate” has the meaning ascribed thereto in Exhibit A hereto, the form of Initial Bond, from time to time.
“Initial Rate Period” has the meaning ascribed thereto in Exhibit A hereto, the form of Initial Bond, from time to time.

“Interest Mode” means the Daily Rate, the Commercial Paper Rate, the Fixed Rate, the Weekly Rate, or the Initial Rate.
“Interest Payment Date” with respect to Initial Bonds, has the meaning ascribed to it in Exhibit A hereto, the form of Initial Bond; with respect to Daily Rate Bonds, has the meaning ascribed to it in Exhibit B hereto, the form of Daily Rate Bond; with respect to Commercial Paper Rate Bonds, has the meaning ascribed to it in Exhibit C hereto, the form of Commercial Paper Rate Bond; with respect to Fixed Rate Bonds, has the meaning ascribed to it in Exhibit D hereto, the form of Fixed Rate Bond; and with respect to Weekly Rate Bonds, has the meaning ascribed to it in Exhibit E hereto, the form of Weekly Rate Bond.
“Interest Rate Determination Method” means any of the methods of determining the interest rate on the Bonds described in Section 2.08 hereof.
“Investor Letter” means the Investor Letter required to be delivered pursuant to Section 2.03(d) hereof, the form of which is attached hereto as Exhibit G.
“Issue Date” means the date of issuance and delivery of the Initial Bonds to the initial purchaser thereof.
“Jefferson Holdings” means Jefferson Railport Terminal II Holdings LLC, a Delaware limited liability company, together with successors and assigns under the Standby Bond Purchase Agreement.
“Liquidity Account” means the segregated account within the Purchase Fund into which is deposited the proceeds of draws under a Liquidity Facility to pay the Purchase Price of the Bonds.
“Liquidity Bank” shall mean the obligor or obligors on any Liquidity Facility accepted by the Trustee pursuant to the provisions of this Indenture and their successors in such capacity and their assigns permitted by the terms thereof.
“Liquidity Bank Bonds” means any Daily Rate Bond, Commercial Paper Rate Bond or Weekly Rate Bond registered in the name of the Liquidity Bank.
“Liquidity Bank Differential” means, with respect to any Liquidity Bank Bond on the date such Daily Rate Bond, Commercial Paper Rate Bond or Weekly Rate Bond ceases to be a Liquidity Bank Bond, the difference between the amount of interest which accrued on such Daily Rate Bond, Commercial Paper Rate Bond or Weekly Rate Bond at the Liquidity Bank Bond Rate and the amount of interest which would have accrued on such Daily Rate Bond, Commercial Paper Rate Bond or Weekly Rate Bond at the interest rate determined pursuant to the Interest Mode at the time in effect.
“Liquidity Facility” means any instrument (1) which provides for draws or claims sufficient to pay a Purchase Price up to the principal amount of Bonds not yet due plus accrued interest thereon, at the maximum per annum rate of interest which may be borne by such Bonds during any Interest Mode to be in effect (assuming no subsequent District Order or notice from the Remarketing Agent designating a different Interest Mode) during the term of such Liquidity Facility, for up to at least the sum of (A) the greatest number of days for which interest on such Bonds may accrue before the Trustee makes a drawing under the Liquidity Facility to provide payment of such interest and (B) the greatest number of days which may transpire after a draw or claim under the Liquidity Facility to pay interest on such Bonds prior to the reinstatement of such amount; (2) which has a term which is not less than 364 days; and (3) which may be a bond purchase agreement, letter of credit, line of credit, policy of insurance, surety bond, acceptance, or guarantee or other comparable instrument; provided that, in no event shall the Standby Bond Purchase Agreement be considered a Liquidity Facility.
“Liquidity Facility Termination Date” means the date a Liquidity Facility terminates pursuant to the terms of the Liquidity Facility.
“Mandatory Tender” means a tender for purchase or deemed tender for purchase of Initial Bonds pursuant to Paragraph 4 of Exhibit A hereto, the form of Initial Bond; purchase of Daily Rate Bonds pursuant to Paragraph 5 of Exhibit B hereto, the form of Daily Rate Bond; purchase of Commercial Paper Rate Bonds pursuant to Paragraph 5 of Exhibit C hereto, the form of Commercial Paper Rate Bond; or purchase of Weekly Rate Bonds pursuant to Paragraph 5 of Exhibit E hereto, the form of Weekly Rate Bond.
“Maturity” means, when used with respect to any Bond, the date on which the principal of such Bond becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise, but does not include payment of the portion of the Purchase Price corresponding to principal of such Bond with proceeds of draws under a Liquidity Facility.
“Maximum Rate” means, as of any date, the lesser of (i) the Highest Lawful Rate or (ii) an interest rate which as of such date would produce a “net effective interest rate” computed in accordance with Chapter 1204, Texas Government Code, as amended, of 15% per annum.
“Multi-Modal Bonds” means any Bonds in an Interest Mode other than the Initial Rate.
“New Property” has the meaning ascribed to it in the Facilities Lease.
“Officer’s Certificate” of any specified Person means a certificate signed by an Authorized Officer or any other officer designated by the District to execute an Officer’s Certificate, as evidenced by a certificate delivered to the Trustee.
“Opinion of Counsel” shall mean an opinion from an attorney or firm of attorneys with experience in the matters to be covered in the opinion.

“Optional Tender” means a tender for purchase or deemed tender for purchase of Daily Rate Bonds pursuant to Paragraph 7 of Exhibit B hereto, the form of Daily Rate Bond, or for purchase of Weekly Rate Bonds pursuant to Paragraph 7 of Exhibit E hereto, the form of Weekly Rate Bond.
“Outstanding” means, when used with respect to any Bonds and as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:
(i)    Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(ii)    Bonds for whose payment or redemption money (or Eligible Securities to the extent permitted by Section 10.02 of this Indenture) in the necessary amount has been theretofore deposited with the Trustee or any paying agent for such Bonds in trust for the Holders of such Bonds pursuant to this Indenture; provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or irrevocable provision therefor satisfactory to the Trustee has been made;
(iii)    Bonds upon transfer of or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture;
(iv)    Bonds alleged to have been destroyed, lost, or stolen which have been paid as provided in Section 2.06 hereof; and
(v)    Untendered Bonds;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned of record or beneficially by the District, the Company, Jefferson Holdings, FTAI or any affiliate thereof or any other obligor upon the Bonds or a Bond or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that a Responsible Officer knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the District or any other obligor upon the Bonds or a Bond or such other obligor.
“Participants” has the meaning ascribed thereto in Section 2.14 of this Indenture.

“Paying Agent” means, initially, the Trustee, and any other Person authorized by the District to pay the principal of (and premium, if any) or interest on any Bonds on behalf of the District.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
“Place of Payment” for the Bonds means a city or any political subdivision thereof designated as such in the Bonds, or such other place as shall be designated by the Paying Agent.
“Pledged Revenues” means (i) the Facilities Lease Rent and (ii) any additional Rent, revenues, income or receipts received by the District from the Bond Financed Property, including (by way of example and not of limitation) any proceeds of insurance or condemnation awards (subject to the application thereof as provided in the Ground Lease or the Facilities Lease), or proceeds of any re-letting pledged by the District, or proceeds from the sale of any Bond Financed Property, but excluding any other amounts payable to the District under the Facilities Lease or the Ground Lease.
“Project” means (i) the construction of certain facilities for the transport, loading, unloading and storage of petroleum projects by the Company on behalf of the District pursuant to the Facilities Lease and (ii) the District’s reimbursement to the Company for certain improvements constructed by the Company on behalf of the District under the Ground Lease, in both cases on land owned by the District, all such facilities and improvements constituting Bond Financed Property as set forth in Exhibits B and C of the Facilities Lease.
“Project Costs” means (i) the costs of the Project; (ii) the payment of capitalized interest on a portion of the Series 2016 Bonds; and (iii) Costs of Issuance of the Series 2016 Bonds.
“Project Fund” means the special trust fund created in Section 4.06 of this Indenture.
“Purchase Date” has, respectively, the meanings set forth in Exhibit A hereto, the form of Initial Bond; Exhibit B hereto, the form of Daily Rate Bond; Exhibit C hereto, the form of Commercial Paper Rate Bond; Exhibit E hereto, the form of Weekly Rate Bond.
“Purchase Fund” means the special fund described in Section 2.17 of this Indenture.
“Purchase Price” has, respectively, the meanings set forth in Exhibit A hereto, the form of Initial Bond; Exhibit B hereto, the form of Daily Rate Bond; Exhibit C hereto, the form of Commercial Paper Rate Bond; Exhibit E hereto, the form of Weekly Rate Bond.
“Qualified Institutional Buyers” has the meaning given thereto in Rule 144A under the Securities Act.
“Rating Service” means each nationally recognized securities rating service.

“Rebate Fund” means the special trust fund created in Section 4.05 of this Indenture.
“Regular Record Date” means, with respect to Daily Rate Bonds, Commercial Paper Rate Bonds, Weekly Rate Bonds and Initial Bonds, the close of business for the Trustee on the Business Day preceding any Interest Payment Date; and with respect to Fixed Rate Bonds, the close of business for the Trustee on the fifteenth day of the calendar month preceding any Interest Payment Date, regardless of whether such day is a Business Day.
“Regulations” means the applicable proposed, temporary or final Income Tax Regulations promulgated under the Code, as such regulations may be amended or supplemented from time to time.
“Related Person” means a Related Person defined in Section 147(a)(2) of the Code.
“Remarketing Account” means that special fund established by the Tender Agent pursuant to Section 2.17 of this Indenture.
“Remarketing Agent” means the Person or Persons acting as Remarketing Agent for any of the Bonds pursuant to Section 8.14 hereof, who shall initially be Oppenheimer & Co. Inc.
“Remarketing Agreement” means any remarketing agreement, as amended or supplemented from time to time, between the District and a Remarketing Agent, and any analogous agreement with a substitute Remarketing Agent.
“Rent” has the meaning ascribed to it in the Facilities Lease.
“Representation Letter” has the meaning ascribed thereto in Section 2.14 of this Indenture.
“Requisition” means the Requisition required to be delivered pursuant to Section 4.06(c) hereof, the form of which is attached hereto as Exhibit F.
“Reserve Fund” means the special trust fund created in Section 4.11 of this Indenture.
“Responsible Officer” means, when used with respect to the Trustee, the officer in the corporate trust department of the Trustee having direct responsibility for administration of this Indenture.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Series 2016 Bonds” means the Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) issued by the District.

“SIFMA Index” means the per annum rate equal to the Securities Industry and Financial Markets Association Municipal Swap Index in effect on the applicable date; provided, however, that if the Securities Industry and Financial Markets Association Municipal Swap Index shall become unavailable, the SIFMA Index shall be deemed to be the S&P Weekly Index, and provided further that if the S&P Weekly Index shall become unavailable, the SIFMA Index shall be a comparable index selected by the Remarketing Agent.
“SNDA” means that certain Subordination, Nondisturbance and Attornment Agreement, dated as of February 1, 2016, by and among the District, the Trustee and the Company.
“S&P Weekly Index” means the Standard & Poor’s Weekly High Grade Index maintained by Standard & Poor’s Securities Evaluations Inc., as published on the date which is one Business Day immediately preceding the date for which the S&P Weekly Index is required by this Indenture to be used as a substitute for the Securities Industry and Financial Markets Association Municipal Swap Index.
“Standby Bond Purchase Agreement” means that certain Standby Bond Purchase Agreement, dated as of February 1, 2016, by and among the District, the Company, Jefferson Holdings and the Trustee and pursuant to which (i) in the event all of the Series 2016 Bonds are not repurchased from proceeds of a remarketing or redeemed, or defeased to a date, on or prior to the First Initial Bonds Remarketing Date, Jefferson Holdings and the Company shall be obligated to purchase the Series 2016 Bonds on the First Initial Bonds Remarketing Date at the Purchase Price for Initial Bonds and (ii) Jefferson Holdings shall guarantee the payment of all Rent and all principal of, premium, if any, and interest on the Series 2016 Bonds payable prior to repurchase of the Series 2016 Bonds from proceeds of a remarketing or redemption of the Series 2016 Bonds or defeasance of the Series 2016 Bonds to a date, in each case, on or prior to the First Initial Bonds Remarketing Date.
“Standby Rate” has the meaning ascribed thereto in Exhibit A hereto, the form of Initial Bond.
“State” means the State of Texas.
“Stated Interest” has, respectively, the meanings set forth in Exhibit A hereto, the form of Initial Bond; Exhibit B hereto, the form of Daily Rate Bond; Exhibit C hereto, the form of Commercial Paper Rate Bond; Exhibit E hereto, the form of Weekly Rate Bond.
“Stated Maturity” means, when used with respect to any Bond or any installment of interest thereon, the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest is due and payable.
“Substantial User” means a party who is a substantial user (or a Related Person of such Substantial User) of the Bond Financed Property under Section 147 of the Code, including, but not limited to, the Company, FTAI and Jefferson Holdings; provided, however, that if FTAI or Jefferson Holdings delivers to the District an opinion of Bond Counsel that FTAI or Jefferson Holdings, as applicable, no longer qualifies as a Substantial User, then such party will not be considered a Substantial User for purposes of this Indenture.
“Tax Certificate” means the certificate executed by the District and the Company setting forth the reasonable expectations and agreements of the District and the Company regarding future events that are material for purposes of Section 148 of the Code pertaining to arbitrage and certain other matters.
“Tax Opinion” has the meaning set forth in Section 9.03 hereof.
“Tender Agent” means the Person designated pursuant to Section 8.13 hereof to perform the duties of such set forth in this Indenture, initially The Bank of New York Mellon Trust Company, National Association.
“Trust Estate” has the meaning given it in the Granting Clauses of this Indenture.
“Trustee” means The Bank of New York Mellon Trust Company, National Association, a national banking association, with a corporate trust office in Houston, Texas, serving as Trustee pursuant to this Indenture, or any successor thereto selected pursuant to the provisions of this Indenture.
“Underwriters” means collectively, Oppenheimer & Co. Inc., Stifel, Nicolaus & Company, Incorporated and Morgan Stanley & Co LLC.
“Untendered Bonds” has the meaning given it in Section 2.17(i) of this Indenture.
“Weekly Rate” has the meaning given it in Exhibit E hereto, the form of Weekly Rate Bond.
“Weekly Rate Bond” means any Bond bearing interest at the Weekly Rate.
“Weekly Rate Period” means, with respect to any Bond, any period during which it bears interest at the Weekly Rate.
Section 1.02    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.03    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of any officer of a Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of a specified Person stating that the information with respect to such factual matters is in the possession of such Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 1.04    Acts of Bondholders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the District. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the District, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    The ownership of Bonds shall be proved by the Bond Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by any Bondholder shall bind every holder of any Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the District in reliance thereon, whether or not notation of such action is made upon such Bond.
(e)    Notwithstanding anything contained herein to the contrary, any right of demand, authorization, direction, consent, waiver or other similar action granted herein or therein to Holders of Bonds which are secured by a Credit Facility (other than in connection with an Optional Tender, or rights as a result of an Event of Default under Section 7.01(2) hereof) shall be exercised by the Credit Enhancer of such Credit Facility so long as such Credit Facility is in effect with respect to such Bonds and such Credit Enhancer is not in default thereunder, to the exclusion of the Bondholders.
Section 1.05    Notices, etc., to Trustee and District. Any request, demand, authorization, direction, notice, consent, waiver or act of Bondholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)    the Trustee by any Bondholder or by any specified Person shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and actually received by a Responsible Officer of the Trustee at its corporate trust office located at 601 Travis Street, Floor 16, Houston, Texas 77002, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Bondholders and the other parties to the Bond Documents by the Trustee;
(2)    the District by any Bondholder or by any specified Person shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the District addressed to it at 1225 Main Street, Beaumont, Texas 77704, Attention: Port Director and Chief Executive Officer, or at any other address previously furnished in writing to the Trustee and the Company by the District;
(3)    the Company by any Bondholder or by any specified Person shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 9595 Six Pines Drive, Suite 6370, The Woodlands, TX 77380, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee and the District by the Company;
(4)    the Tender Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Tender Agent, addressed to it at the address specified in paragraph (1) above in this Section or at such other address previously furnished in writing to the Trustee by the Tender Agent; or
(5)    the Remarketing Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Remarketing Agent, addressed to it at Oppenheimer & Co. Inc., 100 NE 3rd Avenue, Suite 500, Fort Lauderdale, FL 33301, or at such other address previously furnished in writing to the Trustee by the Remarketing Agent.
The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and the other Bond Documents and delivered using Electronic Means; provided, however, that the District shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”), and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the District whenever a person is to be added or deleted from the listing. If the District elects to give the Trustee Instructions using Electronic Means, the Trustee’s understanding of such Instructions shall be deemed controlling. The District understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The District shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the District and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the District. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The District agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the District; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
Section 1.06    Notices to Bondholders; Waiver. Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and given in accordance with the policies and procedures of the Depository or mailed, first-class postage prepaid, to each Bondholder affected by such event, at his address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the first giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice, nor any default in any notice so mailed to any particular Bondholder, shall affect the sufficiency of such notice with respect to other Bondholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Bonds shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 1.07    Successors and Assigns. All covenants and agreements in this Indenture by the District and the Trustee shall bind their respective successors and assigns, whether so expressed or not.
Section 1.08    Separability Clause. In case any provision in this Indenture or in the Bonds or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and applications shall not in any way be affected or impaired thereby.

Section 1.09    Benefits of Indenture. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, any separate trustee or co-trustee appointed hereunder, the Credit Enhancer, the Liquidity Bank, and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.10    Governing Law. This Indenture shall be governed, in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the State.
Section 1.11    Directors, Officers, Employees, and Agents Exempt from Personal Liability. No recourse under or upon any obligation, covenant, or agreement contained in this Indenture, or in any Bond, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, or against any past, present, or future director, officer, or employee, as such, of the District or the Trustee, or of any successor corporation, either directly or through the District or the Trustee, whether by virtue of any constitution or statute or rule of law, or by the enforcement of any assessment, judgment, or penalty, or otherwise; it being expressly understood that this Indenture and the Bonds are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, directors, officers, or employees, as such, of the District, the Trustee, or any other successor corporation, or any of them, because of the creation of indebtedness hereby authorized, or under or by reason of the obligations, covenants, or agreements contained in this Indenture or the Bonds or implied therefrom, and that any and all such personal liability either at common law or equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, director, officer, or employee, as such, are hereby expressly waived and released as a condition of, and in consideration for, the execution of this Indenture and the issuance of the Bonds.
Section 1.12    Recitals Incorporated. The recitals hereof are incorporated herein and made a part hereof.
Section 1.13    References to the Liquidity Bank and Credit Enhancer. Any provision hereof requiring any consent, approval, or similar action of the Liquidity Bank or Credit Enhancer shall be of no force and effect during any period during which (i) no Liquidity Facility or Credit Facility, as the case may be, is in effect with respect to the Bonds, (ii) the Liquidity Bank or Credit Enhancer is in default of its obligation to make payments under the Liquidity Facility or Credit Facility, as the case may be, or (iii) the Liquidity Bank or the Credit Enhancer, as applicable, shall (1) apply for or consent to the appointment of a receiver, trustee, liquidator, or custodian or the like of the Liquidity Bank or Credit Enhancer of some or all of the Liquidity Bank’s or Credit Enhancer’s property, or (2) admit in writing the inability of the Liquidity Bank or Credit Enhancer to pay the debts of the Liquidity Bank or Credit Enhancer, as the case may be, generally as they become due, or (3) make a general assignment for the benefit of creditors, or (4) be adjudicated as bankrupt or insolvent, or (5) commence a voluntary case under the Bankruptcy Code or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law. Upon the termination of a Liquidity Facility and/or a Credit Facility and the payment of all amounts payable to the Liquidity Bank and/or the Credit Enhancer, as applicable, under any reimbursement agreement and the documents executed in connection therewith, as evidenced by a certificate from the Liquidity Bank and/or the Credit Enhancer, as the case may be, any references to the Liquidity Bank and/or the Credit Enhancer herein shall be ineffective.

ARTICLE II
AUTHORIZATION AND TERMS OF BONDS;
ISSUANCE AND FORM OF BONDS; ADDITIONAL BONDS
Section 2.01    Authorization of Series 2016 Bonds; Additional Bonds; Security for the Bonds.
(a)    The Series 2016 Bonds are hereby authorized to be issued in the aggregate principal amount of $144,200,000, for the purposes of providing funds for the payment of Project Costs. In addition to the Series 2016 Bonds, the District may, in its discretion, issue Additional Bonds hereunder solely for the purpose of financing improvements to the Project or for refunding Outstanding Bonds, and related financing costs and expenses, in accordance with the provisions of Section 2.23 hereunder. The maximum principal amount of Bonds issued hereunder shall not exceed $300,000,000. The Series 2016 Bonds shall be issued initially, and delivered to the original purchasers thereof, as Initial Bonds and shall initially bear interest at the Initial Rate determined in accordance with Section 2.08(h) hereof and as set forth in the Approval Certificate. From the date of issuance thereof until the First Initial Bonds Remarketing Date, no Substantial User shall own the Bonds.
(b)    Initial Bonds (except the First Bond, which shall be numbered T-I-1) shall be numbered separately from I-1 upwards. Daily Rate Bonds shall be numbered separately from DR-1 upwards. Any Bonds that have been converted to a Weekly Rate shall be numbered separately from WR-1 upward. Any Bonds that have been converted to Commercial Paper Rate Bonds shall be numbered from CR-1 upwards. Any Bonds that have been converted to Fixed Rate Bonds shall be numbered separately from FR-1 upwards. The Bonds shall be issued only in fully registered form in Authorized Denominations.
(c)    The Bonds are not, and shall never in any event become, general obligations of the District but are special limited obligations payable by the District solely from the Pledged Revenues (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Bonds or income from the temporary investment thereof), which amounts, together with any other security provided herein, are hereby specifically assigned and pledged to such purposes in the manner and to the extent provided herein. The Bonds and the interest thereon shall never constitute a debt, indebtedness, or a pledge of the faith and credit or taxing power of the District, the State or any political corporation, subdivision, or agency of the State.
Section 2.02    Terms of Bonds. The Series 2016 Bonds shall be dated as provided in the Approval Certificate and shall mature as provided in the Approval Certificate, but not later than February 1, 2036. The Bonds shall bear interest from their Issue Date, at the rates and payable on the Interest Payment Dates provided in the Approval Certificate and in the applicable form of Bonds set forth on Exhibits A, B, C, D and E hereto until payment of the principal or redemption price thereof shall have been made or duly provided for on or prior to the Maturity. The Bonds shall be subject to redemption, optional tender, mandatory tender and conversion as provided in the Approval Certificate and in the applicable form of Bonds set forth on Exhibits A, B, C, D and E hereto. There shall be no more than 35 initial Beneficial Owners of the Initial Bonds.

Section 2.03    Execution, Authentication and Delivery.
(a)    The Bonds shall be executed on behalf of the District by its President or one of its Vice Presidents. Its corporate seal may but need not be impressed or reproduced thereon and attested to by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Bonds may be manual or facsimile. Bonds bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the District shall bind the District, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.
(b)    The Initial Bonds issued hereunder and initially delivered to the original purchasers (the “First Bond”) shall be registered by the Comptroller of Public Accounts of the State of Texas or by one of his deputies. Such First Bond shall be registered in the name of Cede & Co. and be deemed to be temporary bonds as contemplated by Section 2.13 hereof. On the Issue Date, the Trustee is hereby authorized and directed to exchange such First Bond for definitive Initial Bonds authenticated by the Trustee and registered in the name of Cede & Co.
(c)    At any time and from time to time after the execution and delivery of this Indenture, the District may deliver Bonds executed by the District to the Authenticating Agent; the Authenticating Agent shall authenticate such Bonds; and the Bond Registrar shall register and deliver such Bonds as in this Indenture provided and not otherwise. Upon conversion of the Interest Mode of the Initial Bonds to a Daily Rate, Weekly Rate, Commercial Paper Rate or Fixed Rate, the Bond Registrar shall exchange Daily Rate Bonds, Weekly Rate Bonds, Commercial Paper Rate Bonds or Fixed Rate Bonds, as appropriate, for such Initial Bonds presented to it, all in accordance with the provisions of Section 2.05 hereof.
(d)    Prior to the initial delivery by the Trustee (in its capacity as Bond Registrar) of the Series 2016 Bonds, there shall be delivered to the Trustee:
(1)    a written Order of the District directed to the Trustee instructing the Trustee to authenticate the Initial Bonds in specific principal amounts and to deliver the Initial Bonds to the purchasers thereof or upon their order upon receipt of a sum specified in such written order;
(2)    a Board Resolution of the District authorizing the issuance, execution and delivery of the Bonds;
(3)    executed counterparts of each of the Bond Documents and the Capital Call Agreement;
(4)    an Opinion of Counsel to each party to a Bond Document (except the Remarketing Agreement) and to the Capital Call Agreement to the effect that each such Bond Document and the Capital Call Agreement has been duly authorized, executed and delivered by that party and constitutes a valid and binding obligation of that party subject to customary exceptions;

(5)    an opinion of Counsel to the Company, required pursuant to the bond purchase agreement for the Series 2016 Bonds, between the District and the representative of the Underwriters, in form and substance reasonably satisfactory to Bond Counsel and the Underwriters;
(6)    a certificate executed by the Company certifying that (a) there then exists no event of default under the Bond Documents or (b) the execution and delivery of the Bond Documents to which the Company is a party will not conflict with or constitute a material breach under any outstanding loan agreement, indenture, bond, note, agreement or other instrument by which the Company is bound;
(7)    an opinion of Bond Counsel in form and substance satisfactory to the Underwriters;
(8)    the approval of the Bonds by the Attorney General of Texas as evidenced by his approving opinion thereof and initial registration of the Bonds by the Comptroller of Public Accounts of the State of Texas;
(9)    an executed Investor Letter from each Beneficial Owner of Bonds; and
(10)    executed copies of the Company Leasehold Deed of Trust and the SNDA.
Section 2.04    Form of Bonds. Initial Bonds and any Bonds issued in exchange or replacement therefor shall be substantially in the form set forth in Exhibit A to this Indenture; Daily Rate Bonds and any Bonds issued in exchange or replacement therefor shall be substantially in the form set forth in Exhibit B to this Indenture; Commercial Paper Rate Bonds and any Bonds issued in exchange or replacement therefor shall be substantially in the form set forth in Exhibit C to this Indenture; Fixed Rate Bonds and any Bonds issued in exchange or replacement therefor shall be substantially in the form set forth in Exhibit D to this Indenture; and Weekly Rate Bonds and any Bonds issued in exchange or replacement therefor shall be substantially in the form set forth in Exhibit E to this Indenture; with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any regulatory body, or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their signing of the Bonds. Any portion of the text of any Bonds may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bonds. The certificate of authentication shall be as set forth in the appropriate form of Initial Bond, Daily Rate Bond, Commercial Paper Rate Bond, Fixed Rate Bond or Weekly Rate Bond. Except for the Initial Bond initially delivered to the original purchasers thereof on the Issue Date, which shall be valid if registered by the Comptroller of Public Accounts of the State of Texas or one of his deputies, no Bonds (other than temporary Initial Bonds issued pursuant to Section 2.13 hereof) shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on or attached to such Bonds a certificate of authentication substantially in the form set forth on Exhibit A, Exhibit B, Exhibit C, Exhibit D or Exhibit E executed by the Trustee by its manual signature, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.
Section 2.05    Registration, Transfer, Transfer Restrictions and Exchange.
(a)    The District shall cause to be kept at a corporate trust office or the principal payment office of the Bond Registrar or Bond Registrars for the Bonds, a register or registers (sometimes herein referred to as the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the District shall provide for the registration of Bonds and of transfers of Bonds. The Trustee is hereby appointed as Bond Registrar for the purpose of registering Bonds and transfers of Bonds as herein provided, and it shall keep the Bond Register with respect to the Bonds at its payment office in Houston, Texas.
(b)    Upon surrender for transfer of any Bond, at the office or agency of the District in a Place of Payment, the District shall execute, the Authenticating Agent shall authenticate, and the Bond Registrar shall register and deliver, in the name of the designated transferee, one or more new Bonds of any Authorized Denomination, of a like aggregate principal amount, maturity and interest rate.
(c)    The Bonds may not be reoffered, resold, pledged or otherwise transferred except to a person who the transferor reasonably believes is (i) a Qualified Institutional Buyer and (ii) prior to the First Initial Bonds Remarketing Date, not a Substantial User, in accordance with all applicable U.S. and state securities laws.
(d)    At the option of the Holder, Bonds may be exchanged for Bonds of any Authorized Denomination, of a like aggregate principal amount, Stated Maturity and interest rate, upon the surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the District shall execute, and the Bond Registrar shall authenticate and deliver, the Bonds that the Bondholder making the exchange is entitled to receive, provided Bonds in one Interest Mode may be exchanged only for Bonds in the same Interest Mode.
(e)    All Bonds issued upon any transfer or exchange of Bonds shall be the valid obligations of the District, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such transfer or exchange.
(f)    Every Bond presented or surrendered for transfer or exchange shall (if so required by the District or the Bond Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the District and the Bond Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any transfer or exchange of Bonds, but the District and the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges expressly provided in this Indenture to be made without expense or without charge to Holders.
The District and the Bond Registrar shall not be required (1) to issue, transfer or exchange any Bonds during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Bonds selected for redemption under Section 3.04 hereof and ending at the close of business on the day of such mailing or (2) to transfer or exchange any Bond selected for redemption in whole or in part; provided, however, the ability of Bondholders to tender Bonds for purchase on the Purchase Date shall remain unaffected.
Section 2.06    Mutilated, Destroyed, Lost and Stolen Bonds. If (a) any mutilated Bond is surrendered to the Bond Registrar, or the Bond Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (b) there is delivered to the Bond Registrar such security or indemnity as may be required by it to save each of the District and the Bond Registrar harmless, then, in the absence of notice to the District or the Bond Registrar that such Bond has been acquired by a bona fide purchaser, the District shall execute and, upon its request, the Bond Registrar shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of like tenor, series, Interest Mode and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the District in its discretion may, instead of issuing a new Bond, pay such Bond.
Upon the issuance of any new Bond under this Section, the District and the Bond Registrar may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Bond Registrar) connected therewith.
Every new Bond issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the District, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits and security of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

Section 2.07    Payment of Interest on Bonds; Interest Rights Preserved.
(a)    Interest on any Bond that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.
(b)    Any interest on any Bond that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the District (but only from the sources provided herein) to the Persons in whose names the Bonds are registered at the close of business on a special record date (“Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Trustee shall, at the direction of the District, determine the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment, and at the same time the District shall deposit (but only from the sources provided herein) with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of Persons entitled to such Defaulted Interest. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the District of such Special Record Date and, in the name and at the expense of the District, shall cause notice of the date and amount of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder at his address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Bonds are registered on such Special Record Date.
(c)    Liquidity Bank Differential shall be paid to the Person in whose name such Bond was registered on the date the Liquidity Bank Differential became due.
(d)    Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Bonds.
Section 2.08    Determination of Interest Rate on the Bonds.
(a)    Generally. The Bonds shall bear interest as provided herein from and including the date of issuance and delivery to the initial purchaser thereof to but excluding the date of payment in full of the Bonds (computed on the basis of a 360-day, 365-day or 366-day, as the case may be, year for actual number of days elapsed during any period in which the Bonds bear interest at a Daily Rate, Commercial Paper Rate or Weekly Rate, respectively; and a 360-day year of twelve 30-day months during any period in which the Bonds bear interest at a Fixed Rate or the Initial Rate). The interest rate on the Bonds will be determined as provided in this Section; provided, however, that the rate in effect shall not exceed the Maximum Rate.
(b)    Daily Rate. A Bond will bear interest at the Daily Rate, beginning on the Conversion Date with respect to the prior Interest Mode, established by the Remarketing Agent on or prior to such Conversion Date. Thereafter, while the Bonds are in a Daily Rate Period, at or before 10:00 a.m., New York, New York time, on each Business Day during such Daily Rate Period, the Remarketing Agent shall determine the minimum rate per annum which would permit the remarketing at par of the Bonds on such Business Day. The lesser of the rate so determined or the Maximum Rate shall be the Daily Rate for such Business Day and for each succeeding day which is not a Business Day. If for any reason the Remarketing Agent does not determine a Daily Rate or the Daily Rate determined by the Remarketing Agent is invalid or unenforceable, the Daily Rate thereafter will be the lesser of: (i) 110% of the SIFMA Index or (ii) the Maximum Rate, until the Remarketing Agent again determines a valid and enforceable Daily Rate. Upon setting each Daily Rate, the Remarketing Agent will give prompt electronic notice thereof to the District and the Trustee. Each determination of the Daily Rate shall be conclusive and binding upon the District, the Trustee, the Tender Agent, the Credit Enhancer, if any, the Liquidity Bank, if any, and the Bondholders.
(c)    Commercial Paper Rate. A Bond will bear interest at the Commercial Paper Rate following the Conversion Date with respect to the prior Interest Mode, and each such Bond will bear interest at the Commercial Paper Rate applicable to it during each Commercial Paper Rate Period applicable to it. The Remarketing Agent will set the Commercial Paper Rate Period and the related Commercial Paper Rate for each Commercial Paper Rate Bond not earlier than five Business Days prior to the first day of the Commercial Paper Rate Period for each such Bond and not later than 12:00 p.m., New York, New York time, on the first day of each Commercial Paper Rate Period for such Commercial Paper Rate Bond. The Commercial Paper Rate applicable to each Commercial Paper Rate Bond will be the rate determined by the Remarketing Agent to be the lesser of the Maximum Rate or the lowest interest rate that would be necessary for the Remarketing Agent to remarket such Commercial Paper Rate Bond on the first day of the applicable Commercial Paper Rate Period at a price of par. On any given date, the Commercial Paper Rates in effect for various Commercial Paper Rate Bonds may be different; the Commercial Paper Rate established by the Remarketing Agent for Commercial Paper Rate Bonds having Commercial Paper Rate Periods beginning and ending at the same times are not required to be identical.
(d)    Commercial Paper Rate Periods. The Remarketing Agent shall select the Commercial Paper Rate Period or Periods for each Bond on a Business Day not earlier than five Business Days prior to the first day of such period or periods with respect to such Bond and not later than 12:00 p.m., New York, New York time on the first day of such period or periods. Each such period shall be a period of not less than one nor more than 270 days determined by the Remarketing Agent with the intention of yielding the lowest overall interest expense on such Bonds sold at a price of par over such Commercial Paper Rate Period, taking into account (i) all other Commercial Paper Rate Periods for all of the Bonds, (ii) general economic and market conditions relevant to the Bonds and (iii) such other facts, circumstances and conditions as the Remarketing Agent determines to be relevant; provided, however, that for so long as any Bond is registered in the name of Cede & Co. as nominee of DTC, the Remarketing Agent shall only select a Commercial Paper Rate Period consistent with the eligible periods established from time to time by DTC. The last day of each Commercial Paper Rate Period shall be a day immediately preceding a Business Day.
If the Interest Mode is being converted from a Commercial Paper Rate to a Daily Rate, Fixed Rate or Weekly Rate, the Remarketing Agent shall determine Commercial Paper Rate Periods in such manner that, as soon as possible, all Commercial Paper Rate Periods with respect to the affected Bonds shall end on the same date. The Remarketing Agent, promptly upon the determination of the last day of such Commercial Paper Rate Periods prior to conversion to a new Interest Mode, shall give written notice of such last day and such Conversion Date to the District, the Tender Agent and the Trustee. The day next succeeding the last day of all such Commercial Rate Periods shall be the effective date of the Daily Rate Period, Fixed Rate Period, or Weekly Rate Period, as appropriate, with respect to the affected Bonds.
(e)    Notice of Commercial Paper Rates and Commercial Paper Rate Periods. Prior to or on the first day of each Commercial Paper Rate Period, the Remarketing Agent shall give written notice to the District, the Tender Agent and the Trustee of the principal amount of Bonds for which such period was established, the Commercial Paper Rate established for such period, and the duration of such Commercial Paper Rate Period. Each determination of the Commercial Paper Rate and the Commercial Paper Rate Period shall be conclusive and binding upon the District, the Trustee, the Tender Agent, the Credit Enhancer, if any, the Liquidity Bank, if any, and the Bondholders, and the Tender Agent and the Trustee may each conclusively rely on the correctness (and compliance with the applicable requirements hereof) of any of the foregoing so indicated to it.
(f)    Fixed Rate. A Bond shall bear interest at the Fixed Rate following the Conversion Date with respect to the prior Interest Mode, and each such Bond will bear interest at the Fixed Rate to the date of payment in full of such Bond. The Remarketing Agent will determine the Fixed Rate applicable to each Fixed Rate Bond on or before the second preceding Business Day prior to such Conversion Date, which shall be the rate that if borne by such Bond would, in the judgment of the Remarketing Agent having due regard for prevailing market conditions for securities which are comparable to such Bond, enable the Remarketing Agent to sell such Bond at a price of par on such Conversion Date. The Remarketing Agent shall give written notice to the District and the Trustee of the Fixed Rate. The determination of the Fixed Rate shall be conclusive and binding upon the District, the Trustee, the Tender Agent, the Credit Enhancer, if any, the Liquidity Bank, if any, and the Bondholders.
(g)    Weekly Rate. Weekly Rate Bonds shall bear interest payable at the lesser of the Maximum Rate or the minimum rate per annum which would permit the remarketing at par of the Weekly Rate Bonds on the Thursday such rate becomes effective in accordance with this paragraph. On or before 5:00 p.m., New York, New York time, on each Wednesday, the Remarketing Agent shall determine the Weekly Rate effective on the Thursday following such Wednesday, and such Weekly Rate shall continue in effect until the next Weekly Rate is effective. In the event that a Wednesday is not a Business Day, then the Weekly Rate will be determined as described above on the Business Day immediately preceding that Wednesday to be effective on the following Thursday. Upon setting each Weekly Rate, the Remarketing Agent shall give prompt electronic notice thereof to the District and the Trustee. If for any reason the Remarketing Agent does not determine a Weekly Rate as described above or the Weekly Rate determined by the Remarketing Agent is invalid or unenforceable, the Weekly Rate thereafter will be the lesser of: (i) 110% of the SIFMA Index or (ii) the Maximum Rate, until the Remarketing Agent again determines a valid and enforceable Weekly Rate.
(h)    Initial Rate. The interest rate for the Initial Bonds shall be the rate set forth in the Approval Certificate and in the First Bond, from the Issue Date through the day immediately preceding the First Initial Bonds Remarketing Date. The first Initial Rate Period shall extend from the Issue Date to (but not including) the First Initial Bonds Remarketing Date. Not less than sixty (60) days prior to any Initial Bonds Remarketing Date, the District, after consultation with the Company and the Remarketing Agent, shall designate (i) the aggregate principal amount of then Outstanding Initial Bonds that shall be remarketed as Initial Bonds on such Initial Bonds Remarketing Date, (ii) the aggregate principal amount of Initial Bonds to be converted to another Interest Mode on such Initial Bonds Remarketing Date and (iii) the Interest Mode or Interest Modes to which such Multi-Modal Bonds shall convert; provided, however, that no Initial Bonds shall be remarketed as Bonds bearing interest at a different Initial Rate as described in Section 2.17(d) hereof or in another Interest Mode unless all Initial Bonds then Outstanding have been repurchased at the Purchase Price.
On or prior to one Business Day prior to any Initial Bonds Remarketing Date, if any Initial Bonds are to be remarketed as Initial Bonds, the District shall, in consultation with the Remarketing Agent and the Company, determine the next Initial Bonds Remarketing Date, the date (if any) at which such remarketed Initial Bonds shall become subject to optional redemption in accordance with the terms of this Indenture and any premium associated with such optional redemption; provided, however, that no Initial Bonds shall be remarketed as Initial Bonds on any Initial Bonds Remarketing Date unless all Initial Bonds are repurchased at a price equal to the Purchase Price and there shall be delivered to the Trustee (i) an amendment to the Standby Bond Purchase Agreement pursuant to which (A) the Company and Jefferson Holdings shall agree to pay the Purchase Price of Initial Bonds tendered (or deemed tendered) on the following Initial Bonds Remarketing Date in the event any of such Initial Bonds have not been repurchased from proceeds of a remarketing or redeemed, or defeased to a date, on or prior to such following Initial Bonds Remarketing Date; and (B) Jefferson Holdings shall guarantee the payment of all Rent and all principal of, premium, if any, and interest on the Initial Bonds payable prior to repurchase of the Initial Bonds from proceeds of a remarketing or redemption of the Initial Bonds or defeasance of the Initial Bonds to a date, in each case, on or prior to the ensuing Initial Bonds Remarketing Date; (ii) an amendment to the Capital Call Agreement, pursuant to which FTAI shall agree (A) to provide funds sufficient to permit Jefferson Holdings to satisfy its obligations under the Standby Bond Purchase Agreement, as amended in connection with the foregoing; (B) to maintain on a consolidated basis “Total equity,” as reflected in FTAI’s quarterly and annual reports filed with the SEC (or the equivalent thereof as reported by any successor to or assign of FTAI in accordance with the Capital Call Agreement), that is not less than two times the aggregate principal of and interest payable on or before the ensuing Initial Bonds Remarketing Date on the Initial Bonds; provided that FTAI may satisfy any deficiency between such “Total equity” and the amount that is two times the aggregate principal of and interest payable on or before the ensuing Initial Bonds Remarketing Date on the Initial Bonds as provided for in the Capital Call Agreement; (C) to maintain on a consolidated basis an aggregate book value of Aviation Assets that is not less than (1) the aggregate principal of and interest payable on or before the ensuing Initial Bonds Remarketing Date on the Initial Bonds, less (2) any cash held in the Reserve Fund on the date of determination; (D) not to, and cause its subsidiaries that hold any Aviation Assets (collectively, the “Aviation Subsidiaries”) not to, incur any liens securing indebtedness for borrowed money or capital leases on any asset of the Aviation Subsidiaries, other than certain liens permissible pursuant to the Capital Call Agreement; and (E) in the event that FTAI and its Aviation Subsidiaries are not in compliance with the covenants described above, and such noncompliance continues for two consecutive quarter-end dates as reflected in FTAI’s quarterly and annual reports filed with the SEC (or, with respect to clause (D) above, such noncompliance continues for a period of not less than 90 days), FTAI will contribute to Jefferson Holdings an amount in cash equal to (1) the then-applicable Available Commitment, which amount will be held in the Reserve Fund, less (2) any cash held in the Reserve Fund on the date of determination (prior to any required contribution made pursuant to clause (1) above); and (iii) an amendment to the Facilities Lease providing for Facilities Lease Rent sufficient to furnish the payment of principal of and interest on the Initial Bonds (but not the Purchase Price therefor) as the same shall respectively be due and payable until all Initial Bonds have been repurchased from proceeds of a remarketing or redeemed, or defeased to a date on or prior to such following Initial Bonds Remarketing Date. Notice of the interest rate assigned to the Initial Bonds for the ensuing Initial Rate Period, the next Initial Bonds Remarketing Date, the optional redemption date (if any) and the premium associated therewith shall be delivered in writing by the Remarketing Agent to the District, the Company, Jefferson Holdings, the Trustee and the Tender Agent not later than one Business Day prior to such Initial Bonds Remarketing Date.
(i)    No Liability. In determining the interest rates that the Bonds shall bear as provided in this Section, the Remarketing Agent shall have no liability to the District, the Company, Jefferson Holdings, the Tender Agent, the Trustee or any Holder, except for its negligence or willful misconduct.
Section 2.09    Persons Deemed Owners. The District, the Trustee, the Authenticating Agent, the Bond Registrar, the Tender Agent, the Credit Enhancer, if any, the Liquidity Bank, if any, and any of their respective agents shall treat the Person in whose name any Bond is registered on the Regular Record Date as the owner of such Bond for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.07) interest on such Bond and on any other date for all other purposes whatsoever whether or not such Bond be overdue, and except as otherwise provided in this Indenture, neither the District, the Trustee, nor any agent of the District or the Trustee shall be affected by notice to the contrary.
Section 2.10    Cancellation. All Bonds surrendered for payment, redemption, transfer or exchange shall, if delivered to any Person other than the Bond Registrar, be delivered to the Bond Registrar and, if not already canceled, shall be promptly canceled by it. The District or the Company may at any time deliver to the Bond Registrar for cancellation any Bonds previously authenticated and delivered hereunder that the District or the Company may have acquired in any lawful manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Bond Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Bond Registrar shall be maintained or disposed of according to the retention policies of the Bond Registrar in effect from time to time.
Section 2.11    Subrogation. Whenever the Trustee or any Paying Agent shall make any payment to any Holder of the Bonds with funds drawn under a Credit Facility, the Credit Enhancer paying such draw and its assigns shall thereafter, to the extent of the amount so paid, be subrogated to the rights thereon of the Holders thereof to whom such payment was made, and such payment shall not be deemed paid by the District and such Bonds shall be deemed Outstanding for all purposes of this Indenture, to the extent of such payment, and shall not be cancelled and the Credit Enhancer shall be entitled to the registration of such Bonds evidencing such obligation.
Section 2.12    Conversion of Daily Rate Bonds, Commercial Paper Rate Bonds, Weekly Rate Bonds and Initial Bonds.
(a)    All of the Daily Rate Bonds, Weekly Rate Bonds or Commercial Paper Rate Bonds may be converted to bear interest at any other Interest Mode (other than the Initial Rate) at the option of the District by written notice to the Trustee, the Remarketing Agent and the Tender Agent at least forty-five (45) days prior to the proposed Conversion Date; provided that no such Bond shall be converted to another Interest Mode (other than to a Fixed Rate) unless a Liquidity Facility or a Credit Facility is in place that enables the Bonds to be assigned an investment-grade credit rating by a Rating Service upon conversion to such Interest Mode. At least thirty (30) days prior to the Conversion Date, the Trustee shall notify the Bondholders, by first-class mail or overnight delivery, of the proposed Conversion Date and that their Bonds shall be subject to mandatory tender on such Conversion Date.
(b)    On any Initial Bonds Remarketing Date, unless the Initial Bonds are purchased pursuant to the Standby Bond Purchase Agreement, or the Initial Bonds are being redeemed on such date by the District, the District shall either (i) cause the Initial Bonds to be remarketed as Initial Bonds or (ii) cause the Initial Bonds to be converted to bear interest at any other Interest Mode, in accordance with Section 2.08(h) hereof; provided that no such Initial Bond shall be converted to another Interest Mode (other than to a Fixed Rate) unless a Liquidity Facility or a Credit Facility is in place that enables the Bonds to be assigned an investment-grade credit rating by a Rating Service upon conversion to such Interest Mode.
(c)    Multi-Modal Bonds that have been converted to a different Interest Mode shall bear interest at the Weekly Rate, Daily Rate, Commercial Paper Rate or Fixed Rate therefor, as appropriate, from the Conversion Date with respect to the prior Interest Mode and shall mature on the Stated Maturity of the Bonds (subject to redemption or acceleration pursuant to the terms of this Indenture).
(d)    The conversion of Multi-Modal Bonds shall become effective on the Conversion Date with respect to the prior Interest Mode, provided that (i) the Trustee shall not have received a District Order that the conversion be revoked; (ii) the Trustee, the District, the Credit Enhancer, if any, and the Liquidity Bank, if any, shall have received an Opinion of Bond Counsel, dated such Conversion Date; (iii) the Weekly Rate or Rates, the Daily Rate or Rates, the Commercial Paper Rate or Rates, or the Fixed Rate or Rates have been determined as set forth in Section 2.08 hereof; and (iv) the Bonds to be converted are purchased or remarketed pursuant to an agreement between the District and a nationally recognized financial institution or dealer (which may be the Remarketing Agent). If a conversion does not become effective, the Daily Rate Bonds, the Weekly Rate Bonds, the Commercial Paper Rate Bonds or the Initial Bonds proposed to be converted shall remain in their Interest Mode, provided that (i) Bonds shall remain in the Daily Rate, the Weekly Rate, or the Commercial Paper Rate only if a Liquidity Facility or a Credit Facility remains in place that enables the Bonds to maintain an investment-grade credit rating by a Rating Service after the date that such conversion was to become effective, and (ii) Initial Bonds shall remain in the Initial Rate only to the extent that the conditions specified in Section 2.08(h) hereof for the remarketing of Initial Bonds as Initial Bonds on any Initial Bonds Remarketing Date have been met.

(e)    Once the Bonds are converted to Fixed Rate Bonds, they shall not be subject to further conversions.
Section 2.13    Temporary Initial Bonds. Pending the preparation of definitive Bonds, the District may execute, and, upon written direction of the District, the Bond Registrar shall deliver, temporary Bonds that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.
If temporary Bonds are issued, the District will cause definitive Bonds to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the District in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds, the District shall execute and the Bond Registrar shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of Authorized Denominations. Until so exchanged, temporary Bonds that have attached to them an executed registration certificate of the Comptroller of Public Accounts of the State of Texas in the form set forth in the applicable form of Bond shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds.
Section 2.14    Book Entry System.
(a)    The Bonds may and initially shall be registered under a Book Entry System maintained by a Depository. Notwithstanding any inconsistent provisions in this Indenture to the contrary, the provisions of this Section 2.14 shall govern at any time the Bonds are issued and Outstanding in Book Entry Form.
(b)    Under the Book Entry System, the Bonds shall be issued in the form of a separate, single, fully registered and immobilized bond certificate representing the aggregate principal amount of the Bonds or shall be issued in several certificates, each not exceeding $100,000,000 denominations if required by the Depository. Except as provided herein, the ownership of such Bonds shall be registered in the Bond Register in the name of Cede & Co., as nominee of The Depository Trust Company, which will serve as initial Depository for the Bonds. Ownership of beneficial interests in the Bonds shall be shown by book entry on the records maintained and operated by the Depository and its participants and indirect participants (such participants and indirect participants being collectively referred to as the “Participants”), and transfers of ownership of beneficial interests shall be made only by the Depository and its Participants by book entry, and the District and the Trustee shall have no responsibility therefor. The Depository will be required to maintain records of the positions of Participants in the Bonds, and the Participants and persons acting through Participants will be required to maintain records of the purchasers of beneficial interests in the Bonds (the “Beneficial Owners”). Except as provided in subsections (i) and (p) of this Section 2.14, the Bonds shall not be transferable or exchangeable, except for transfer to another Depository or to another nominee of a Depository, or if required in connection with record keeping purposes.
(c)    With respect to Bonds registered in the Bond Register in the name of the Depository or its nominee, none of the District, the Company, Jefferson Holdings, the Credit Enhancer, if any, the Liquidity Bank, if any, the Tender Agent or the Trustee shall have any responsibility or obligation to any Participant or to any Beneficial Owner for whom a Participant acquires an interest in the Bonds. NONE OF THE DISTRICT, THE COMPANY, JEFFERSON HOLDINGS, THE CREDIT ENHANCER, IF ANY, THE LIQUIDITY BANK, IF ANY, THE TENDER AGENT OR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS OF THE BONDS WITH RESPECT TO (i) THE ACCURACY OF ANY RECORDS MAINTAINED BY THE DEPOSITORY OR ANY PARTICIPANT; (ii) THE PAYMENT BY THE DEPOSITORY OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF, OR INTEREST, AND PREMIUM, IF ANY, ON OR REDEMPTION PRICE OR PURCHASE PRICE OF THE BONDS; (iii) THE DELIVERY BY THE DEPOSITORY OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED TO BE GIVEN TO HOLDERS UNDER THE TERMS OF THIS INDENTURE; (iv) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (v) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY THE DEPOSITORY AS OWNER OF THE BONDS. NONE OF THE DISTRICT, THE COMPANY, JEFFERSON HOLDINGS, THE TENDER AGENT OR THE TRUSTEE HAS ANY DIRECT OBLIGATION OR RESPONSIBILITY TO PARTICIPANTS OR BENEFICIAL OWNERS.
(d)    So long as the Bonds or any portions thereof are registered in the name of a Depository or any nominee thereof, all payments of principal of (premium, if any) or interest on the Bonds and Purchase Price or redemption price of such Bonds shall be made only to or upon the order of such Depository on the dates and at the times provided for such payment under this Indenture and at the address indicated for such Depository in the Bond Register kept by the Bond Registrar by transfer of immediately available funds; provided that the Trustee or Tender Agent has received sufficient funds from the sources described in this Indenture to make such payment. Each such payment to the Depository or its nominee shall be valid and effective to fully satisfy and discharge all liability of the District or the Trustee or the Tender Agent with respect to the principal of (premium, if any) or interest on the Bonds, and Purchase Price or redemption price with respect to the Bonds so registered to the extent of the sum or sums so paid. In the event of payment of the Purchase Price of the Bonds or in the event of the redemption of less than all of the Bonds Outstanding of any Stated Maturity, the Trustee or the Tender Agent shall not require surrender by the Depository or its nominee of the Bonds so purchased or redeemed, and the Depository may retain such Bonds. In the event of partial purchase or redemption of the Bonds, the Depository shall make an appropriate notation on the Bonds as to the amount of such partial redemption; provided that the Depository shall deliver to the Trustee, upon request, a written confirmation of such partial redemption and thereafter the records maintained by the Trustee shall be conclusive as to the amount of the Bonds of such Stated Maturity which have been redeemed or purchased. None of the District, the Company, Jefferson Holdings, the Credit Enhancer, if any, the Liquidity Bank, if any, the Tender Agent or the Trustee shall be liable for the failure of the Depository to properly indicate on the Bonds the payment of such principal or redemption price.
(e)    All transfers of beneficial ownership interests in the Bonds when issued in Book Entry Form shall be effected by procedures promulgated by the Depository with its Participants for recording and transferring the ownership of beneficial interest in each of such Bonds.
(f)    The District, the Company, the Credit Enhancer, if any, the Liquidity Bank, if any, the Tender Agent, the Bond Registrar, and the Trustee and any of their respective agents may treat the Depository (or its nominee) as the sole and exclusive Bondholder of the Bonds registered in its name for the purposes of payment of the principal of (premium, if any) or interest on the Bonds or Purchase Price or redemption price with respect to the Bonds, selecting the Bonds or portions thereof to be redeemed or purchased, giving any notice permitted or required to be given to Bondholders under this Indenture, registering the transfer of Bonds, obtaining any consent or other action to be taken by Bondholders and for all other purposes whatsoever; and the District, the Company, the Credit Enhancer, if any, the Liquidity Bank, if any, the Tender Agent and the Trustee shall not be affected by any notice to the contrary.
(g)    So long as the Bonds are registered in the name of the Depository or any nominee thereof, all notices required or permitted to be given to the Holders of such Bonds under this Indenture shall be given to the Depository in accordance with the policies and procedures of the Depository. In connection with any notice or other communication to be provided to Holders pursuant to this Indenture by the District, the Company, the Tender Agent or the Trustee with respect to any consent or other action to be taken by Holders, the Depository shall consider the date of receipt of notice requesting such consent or other action as the record date for such consent or other action, provided that the District, the Tender Agent or the Trustee may establish a special record date for such consent or other action. The District, the Tender Agent or the Trustee shall give the Depository notice of such special record date not less than 15 calendar days in advance of such special record date to the extent possible.
(h)    Any successor Trustee or Tender Agent, in its written acceptance of its duties under this Indenture, shall agree to take any actions necessary from time to time to comply with the requirements of such Depository.
(i)    The Depository may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable written notice to the Trustee and the District and discharging its responsibilities with respect thereto under applicable law. Under such circumstance (if there is not a successor Depository), Bond certificates will be delivered as described elsewhere in Article II of this Indenture. Upon receipt of such notice from the Depository, the Trustee shall provide a copy of the notice to the District. The District, in its sole discretion, and without the consent of any other Person, may terminate the services of the Depository with respect to the Bonds if the District determines that: (i) the Depository is unable to discharge its responsibilities with respect to the Bonds; or (ii) a continuation of the requirement that all of the Bonds be registered in the Bond Register in the name of the nominee of the Depository is not in the best interest of the Beneficial Owners. In the event that no substitute Depository is found by the District or restricted registration is no longer in effect, Bond certificates will be delivered as described in Article II of this Indenture. Upon the termination of the services of the Depository with respect to the Bonds pursuant to this Section 2.14(i), after which no successor Depository willing to undertake the functions of the Depository hereunder can be found that, in the opinion of the District, is willing and able to undertake such functions upon reasonable and customary terms, the Bonds shall no longer be restricted to being registered in the Bond Register in the name of the nominee of the Depository, but may be registered in the name or names and in such maturities and principal amounts as the Depository shall designate in writing to the Bond Registrar in accordance with the provisions elsewhere in Article II of this Indenture, but without any liability on the part of the District or the Bond Registrar for the accuracy of such designation. Upon the termination of the services of the Depository with respect to the Bonds for any reason and the appointment of a successor Depository, all references in this Indenture to the Depository shall refer to such successor Depository. Whenever the Depository requests the District and the Trustee to do so, the District and the Trustee shall cooperate with the Depository in taking appropriate action after reasonable notice to arrange for another Depository to maintain custody of certificates evidencing the Bonds.
(j)    For Daily Rate Bonds, Commercial Paper Rate Bonds, Weekly Rate Bonds and Initial Bonds, the Paying Agent shall notify the Depository of interest payable on the Interest Payment Date as provided in the policies and procedures of the Depository or any letter of representation (the “Representation Letter”) entered into among the District, the Trustee and the Remarketing Agent addressed to the Depository with respect to the Daily Rate Bonds, Commercial Paper Rate Bonds, Weekly Rate Bonds and Initial Bonds.
(k)    Any notices regarding the determination of the Daily Rate, the Commercial Paper Rate, the Weekly Rate or the Initial Rate shall also be sent by the Remarketing Agent to the Depository in accordance with the policies and procedures of the Depository, including the provisions of the Representation Letter.
(l)    Any notices regarding a conversion to a different Interest Mode shall also be sent to the Depository in accordance with the policies and procedures of the Depository, including the provisions of the Representation Letter.
(m)    Tenders and all deliveries of Daily Rate Bonds, Commercial Paper Rate Bonds, Weekly Rate Bonds and Initial Bonds shall be made pursuant to the Depository’s deliver order procedures, as are in effect from time to time.
(n)    Upon remarketing of Daily Rate Bonds, Commercial Paper Rate Bonds, Weekly Rate Bonds or Initial Bonds, payment of the Purchase Price thereof shall be made to the Depository, and no surrender of Daily Rate Bonds, Commercial Paper Rate Bonds, Initial Bonds or Weekly Rate Bonds is required. Such sales shall be made through the Participants (which may include the Remarketing Agent) to the new Beneficial Owners of such Daily Rate Bonds, Commercial Paper Rate Bonds, Weekly Rate Bonds or Initial Bonds, as applicable, and the Participants shall transmit payment to Beneficial Owners whose Bonds were purchased pursuant to a remarketing. None of the District, the Trustee, Jefferson Holdings, the Credit Enhancer, if any, the Liquidity Bank, if any, the Tender Agent or the Remarketing Agent are responsible for transfer of payment to the Participants or Beneficial Owners.
(o)    So long as any Bonds are registered in the name of the nominee of the Depository, a legend prescribed by the Depository to that effect may but need not be printed on such Bond certificate.
(p)    Any Bonds that are Liquidity Bank Bonds, at the request of the Liquidity Bank, shall be withdrawn from the Book Entry System, registered by the Bond Registrar in the name of the Liquidity Bank and delivered in certificated form to or at the direction of the Liquidity Bank.

Section 2.15    Liquidity Facility.
(a)    No Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds shall be delivered unless a Liquidity Facility complying with the terms hereof shall be delivered to the Trustee. The Trustee (if the beneficiary of the Liquidity Facility, otherwise the Tender Agent) shall draw on the Liquidity Facility pursuant to the terms thereof and this Indenture for the purpose of paying the Purchase Price of Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds that are tendered or deemed tendered for purchase pursuant to a Mandatory Tender, or in the case of Daily Rate Bonds or Weekly Rate Bonds, an Optional Tender, if in each case such Bonds are not remarketed.
(b)    The Trustee shall release and return the Liquidity Facility (which secures the Purchase Price of any Bonds) to the Liquidity Bank to an address specified by the Liquidity Bank (1) when there are no such Outstanding Bonds (determined without regard to Section 10.02 hereof); or (2) when the Liquidity Facility has expired or been terminated in accordance with its terms; or (3) when a successor Trustee has been appointed and qualified pursuant to Article VIII hereof, and a new Liquidity Facility has been issued to such successor Trustee; or (4) when the maximum aggregate credit available under the Liquidity Facility is reduced pursuant to the terms thereof and the Liquidity Bank has issued a new Liquidity Facility to the Trustee in the stated amount of the maximum aggregate credit available under the Liquidity Facility as so reduced but otherwise identical to the Liquidity Facility to be released; or (5) when there is in effect an alternate Liquidity Facility satisfactory to the Trustee if the Trustee shall have written notice from each Rating Service maintaining a short-term credit rating with respect to the Bonds at such time that such release will not result in a reduction or withdrawal of its short-term credit rating then assigned to the Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds secured by such Liquidity Facility; or (6) on the Conversion Date when all such Bonds are converted to Fixed Rate Bonds.
Section 2.16    Acceptance of a Liquidity Facility.
(a)    The Trustee shall accept a Liquidity Facility, including a Liquidity Facility in substitution for the Liquidity Facility then in effect or an extension or amendment thereof, only upon receipt of an Opinion of Bond Counsel stating that (1) such Liquidity Facility, or extension or amendment, satisfies the conditions of this Section; (2) such Liquidity Facility, or extension or amendment, constitutes a valid, and binding obligation of the obligor thereon and is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws for the relief of debtors other than the District or the Company and by general principles of equity which permit the exercise of judicial discretion); (3) such Liquidity Facility, or extension or amendment, is not subject to registration under the Securities Act of 1933, as amended, or that such registration requirements have been complied with; and (4) the acceptance of such Liquidity Facility will not adversely affect the exclusion from gross income for federal income tax purposes of interest on any Bond; provided, however, that to the extent remarketing proceeds are not available, the Trustee shall draw on the existing Liquidity Facility in connection with any mandatory tender required by the proposed acceptance of an alternate Liquidity Facility and shall not release or surrender the existing Liquidity Facility until the existing Liquidity Bank has honored such draw. The Trustee shall not be required to accept any such alternate Liquidity Facility which materially adversely affects the rights, duties, and immunities of the Trustee or its agents hereunder.
(b)    The Trustee shall receive notice from the District at least forty-five (45) days prior to the proposed substitution of any existing Liquidity Facility. Following receipt of such notice of an alternate Liquidity Facility, the Trustee shall send written notice to the Holders of the Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds that such substitution shall occur on a specified date without a Mandatory Tender if each Rating Service maintaining a short-term credit rating with respect to the Bonds at such time has notified the Trustee that the substitution will not result in a reduction or withdrawal of its short-term credit rating then assigned to the Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds. Notices shall be sent by facsimile, first-class mail or overnight delivery, at least 10 Business Days prior to the proposed date of substitution.
Section 2.17    Purchase Fund.
(a)    While Initial Bonds, Daily Rate Bonds, Weekly Rate Bonds or Commercial Paper Rate Bonds are Outstanding, the Tender Agent shall establish a special fund to be designated the “Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) Purchase Fund” (the “Purchase Fund”) and for the account of the Persons described in subsection (c) of this Section until all Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds Outstanding and not yet due have been converted to bear interest at the Fixed Rate. The money deposited to the Purchase Fund shall be held in trust solely for the benefit of the respective Persons which shall have so delivered such money until the Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds purchased with such money are delivered to such Persons. The Bonds delivered for purchase hereunder shall be held in trust solely for the benefit of the respective Bondholders which have so delivered such Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds until money representing the Purchase Price of such Bonds has been delivered to or for the account of or to the order of such Bondholders and, thereafter, in the case of Liquidity Bank Bonds, for the benefit of the Liquidity Bank until disposed of pursuant to the instructions thereof. The Purchase Fund shall contain the following accounts: the Remarketing Account; the

Initial Bonds Standby Bond Purchase Account; and the Liquidity Account, and each subaccount or account within the Purchase Fund shall be segregated from any other funds in the Purchase Fund and the deposits into such subaccounts or accounts and the monies in such subaccounts or accounts shall be used solely as described below. The Trustee shall deposit into the Remarketing Account proceeds of the remarketing of Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds (other than amounts remitted by the Company, Jefferson Holdings or any affiliates pursuant to the Standby Bond Purchase Agreement). Any amounts remitted by the Company, Jefferson Holdings or any affiliate and directed toward the purchase of Outstanding Bonds, other than pursuant to the Standby Bond Purchase Agreement, shall be considered remarketing proceeds and shall be deposited into the Remarketing Account. The Trustee shall deposit into the Liquidity Account the proceeds of draws made on a Liquidity Facility to pay the Purchase Price of Daily Rate Bonds, Weekly Rate Bonds and Commercial Paper Bonds. The Trustee shall deposit into the Initial Bonds Standby Bond Purchase Account amounts received from the Company, Jefferson Holdings or any affiliate or otherwise deposited with the Trustee pursuant to the Standby Bond Purchase Agreement.
(b)    The Trustee shall, or shall cause the Tender Agent to, deposit to the credit of the Purchase Fund promptly upon receipt all amounts received by it for the purchase of Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds.
(c)    The Tender Agent shall apply immediately available funds in the Purchase Fund on each Purchase Date to pay the Purchase Price of Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds properly tendered for purchase, from the following sources and in the following order of priority:
(i)    first, from the Remarketing Account of the Purchase Fund from immediately available proceeds of the remarketing of such Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds deposited to the Remarketing Account by 12:00 noon, New York, New York time, on the Purchase Date; and
(ii)    second, (A) with respect to Daily Rate Bonds, Weekly Rate Bonds and Commercial Paper Bonds, from the Liquidity Account of the Purchase Fund if the Liquidity Facility obligates the Liquidity Bank to provide funds for the purchase of such Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds (but not the Initial Bonds) tendered or deemed tendered pursuant to the provisions of the Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds, and (B) with respect to Initial Bonds, from amounts on deposit in the Initial Bonds Standby Bond Purchase Account transferred from the Company or Jefferson Holdings or otherwise deposited with the Trustee pursuant to the Standby Bond Purchase Agreement.
(d)    ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THE PROVISIONS OF THE FOLLOWING THREE PARAGRAPHS SHALL APPLY TO INITIAL BONDS:

(i)    Not later than 30 days prior to any Initial Bonds Remarketing Date, the Trustee shall provide notice to Initial Bondholders stating the Initial Bonds Remarketing Date and that the Initial Bonds will be subject to mandatory tender for purchase at the Purchase Price on such date. Not later than 15 days prior to any Initial Bonds Remarketing Date, the Trustee shall provide notice to the District, the Company, Jefferson Holdings and FTAI stating (A) the Initial Bonds Remarketing Date, (B) the Purchase Price scheduled for payment on such Initial Bonds Remarketing Date with respect to all Initial Bonds that are Outstanding at the time of such notice and (C) that, unless the Trustee notifies otherwise on the Initial Bonds Remarketing Date, such amount must be remitted to the Trustee by no later than 2:00 p.m., New York, New York, time on that day.
(ii)    Prior to 12:00 noon, New York, New York time, on the Initial Bonds Remarketing Date, the Trustee shall (1) calculate the following amount (the “Initial Bonds Purchase Price Shortfall”): (A) the Purchase Price scheduled for payment on such Initial Bonds Remarketing Date with respect to all Outstanding Initial Bonds, less (B) the amount deposited by 11:00 a.m., New York, New York time, to the Remarketing Account of the Purchase Fund from proceeds of the remarketing of such Initial Bonds; (2) provide notification via Electronic Means to the District, the Company, Jefferson Holdings and FTAI of the Initial Bonds Purchase Price Shortfall, even if such amount shall be equal to zero; (3) transfer any monies deposited in the Reserve Fund into the Initial Bonds Standby Bond Purchase Account; and (4) request that monies in the amount of the Initial Bonds Purchase Price Shortfall less any monies transferred into the Initial Bonds Standby Bond Purchase Account pursuant to clause (3) above (if such amount shall be greater than zero) be remitted to the Trustee by the Company, Jefferson Holdings and FTAI by no later than 2:00 p.m., New York, New York time, on that day. Moneys deposited with the Trustee in accordance with the foregoing sentence shall be deposited to the Initial Bonds Standby Bond Purchase Account. In the event the Trustee has not received the Purchase Price of all Outstanding Initial Bonds from remarketing proceeds and any funds provided pursuant to the Standby Bond Purchase Agreement, the Trustee shall promptly return remarketing proceeds to the respective Persons that delivered such money.
(iii)    Initial Bonds purchased with monies from the Initial Bonds Standby Bond Purchase Account shall be delivered to the Tender Agent and shall be held in the name of the Company or Jefferson Holdings, as directed by the Company and Jefferson Holdings, pending future remarketing or cancellation thereof and, while so held, shall accrue interest at the Standby Rate. No such Bonds may be transferred unless the Remarketing Agent shall have given written notice to the District, the Company, Jefferson Holdings, the Trustee and the Tender Agent that such Initial Bonds have been remarketed at a price equal to the principal amount thereof. Such written notice shall also specify the Interest Mode or Interest Modes applicable to such remarketed Bonds and, with respect to any such remarketed Bonds that have been remarketed as Initial Bonds, the interest rate assigned to the Initial

Bonds for the ensuing Initial Rate Period, the next Initial Bonds Remarketing Date, the date (if any) at which such remarketed Initial Bonds shall become subject to optional redemption in accordance with the terms of this Indenture and any premium associated with such optional redemption. Such remarketed Initial Bonds shall be registered and delivered in accordance with Section 2.19 hereof. At any time prior to such remarketing, any such Initial Bond may be presented by the Company to the Trustee for cancellation.
(e)    On each Purchase Date, for Bonds secured by a Liquidity Facility, the Trustee shall draw on, and deliver all documents required by, the Liquidity Facility at the time specified therein for the payment of the Purchase Price for all Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds, except Liquidity Bank Bonds or Bonds registered in the name of the Company or the District, required to be purchased on such Purchase Date and which have not been remarketed by 11:30 a.m., New York, New York time on such Purchase Date to receive proceeds of such drawing by 2:00 p.m. New York, New York time.
(f)    Amounts received by the Tender Agent after 11:00 a.m., New York, New York time, in payment of the Purchase Price of tendered Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds sold pursuant to the Remarketing Agreement shall be promptly returned to the Person remitting the same or, if permitted or required by the Liquidity Facility, disbursed to the Liquidity Bank to the extent of funds drawn or claimed and received by the Trustee or the Tender Agent under the Liquidity Facility prior to such disbursal in payment of the Purchase Price of Liquidity Bank Bonds. If, at 5:00 p.m. New York, New York time on any Purchase Date with respect to Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds, any balance remains in the Purchase Fund, such excess shall be promptly disbursed, first, to the Liquidity Bank or the Credit Enhancer to the extent of any unpaid obligation under the Liquidity Facility or the Credit Facility, as applicable, and thereafter, to the District to the extent of any remaining balance. If, at 5:00 p.m. New York, New York time on any Purchase Date with respect to Initial Bonds, any balance remains in the Purchase Fund in excess of the unpaid Purchase Price of Initial Bonds, such excess shall be promptly disbursed to the District.
(g)    In carrying out their respective responsibilities under this Section, the Trustee and the Tender Agent shall act on behalf and for the account and benefit of the Bondholders other than the District, Jefferson Holdings and the Company and not on behalf of, for the account or benefit of, or subject to the control of, the District, Jefferson Holdings or the Company.
(h)    If and so long as there is a Liquidity Facility or a Credit Facility in effect, the Trustee or Tender Agent shall not release any Liquidity Bank Bond until it has received written notice that the amounts under the Liquidity Facility have been reinstated to cover such Liquidity Bank Bond.
(i)    Any Bond (or portion thereof) for which notice of tender thereof on any Purchase Date is given in accordance with the provisions hereof, but which is not tendered for purchase by 12:00 noon, New York, New York time, on such Purchase Date (such Bonds or portions herein referred to as “Untendered Bonds”) shall, upon deposit in the Purchase Fund of an amount sufficient to pay the Purchase Price of such Bond on such Purchase Date, be deemed to have been tendered and sold on such Purchase Date to the Person specified in Section 2.19 hereof, and thereafter (A)

the Holder of such Untendered Bond thereof shall not be entitled to any payment (including any interest accrued subsequent to such Purchase Date) in respect thereof other than the Purchase Price for such Bond, and such Untendered Bond (except any Bond issued in lieu thereof pursuant to this paragraph) shall no longer be entitled to the benefit of this Indenture, except for the purpose of payment of the Purchase Price therefor; and (B) the District shall execute, and the Trustee shall authenticate and deliver, in the name of the Person specified in Section 2.19 hereof, one or more new Bonds of any Authorized Denomination of a like aggregate principal amount.
Section 2.18    Application of Funds for Purchase Price of Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds.
(a)    The Remarketing Agent shall notify the District, the Trustee, the Tender Agent, and the Liquidity Bank by 11:30 a.m., New York, New York time, on each date on which Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds are required to be purchased pursuant to an Optional Tender or a Mandatory Tender, and shall notify the District, the Trustee, and the Tender Agent of: (i) the aggregate principal amount of Bonds that are so required to be purchased; (ii) the aggregate principal amount of tendered Bonds that the Remarketing Agent has remarketed (and whether or not to the District) for settlement on such day; and (iii) if the amount described in clause (i) above exceeds the amounts described in clause (ii), (excluding Initial Bonds not remarketed) the amount, if any, which the Trustee will draw under the Liquidity Facility and the Liquidity Bank shall provide pursuant to the Liquidity Facility needed to purchase so that 100% of the Purchase Price of all Bonds tendered for purchase on such date shall have been paid. The Remarketing Agent shall remarket all Bonds at par and shall not remarket Bonds to the District or any guarantor of the Bonds or any affiliates thereof if such purchase would cause such Bonds to be no longer Outstanding, it being the intent hereof that any Bond purchased by the District or any affiliate shall not considered paid or discharged.
At or prior to 12:30 p.m., New York, New York time on the Purchase Date, the Trustee shall draw on the Liquidity Facility to the extent necessary to purchase tendered or deemed tendered and unremarketed Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds and shall, simultaneously with each such drawing, send by electronic notice a copy of the drawing certificate to the District and the Tender Agent.
If on any date there is an insufficient amount on deposit in the Purchase Fund to pay the Purchase Price of all Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds, as applicable, by 2:30 p.m., New York, New York time, the Tender Agent shall promptly give telephonic notice to the District and the Remarketing Agent of the amount of the deficiency. The Tender Agent shall promptly notify the Trustee of any failure by the Liquidity Provider to pay the Purchase Price on any Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds tendered for purchase on any day. The Trustee shall notify the District in a timely manner of the amounts required to be remitted, and the District shall remit or cause to be remitted to the Tender Agent the amount described in Section 2.18(a)(iii) above to the Tender Agent by 3:00 p.m., New York, New York time.
(b)    Persons who have tendered their Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds for purchase or who are deemed to have tendered their Daily Rate Bonds,

Commercial Paper Rate Bonds or Weekly Rate Bonds for purchase shall be paid the Purchase Price therefor from the following sources in the following order of priority:
(i)    first, from the Remarketing Account of the Purchase Fund from remarketing of such Bonds on deposit in the Remarketing Account of the Purchase Fund; and
(ii)    second, from funds drawn under the Liquidity Facility on deposit in the Liquidity Account of the Purchase Fund.
(c)    Amounts received by the Tender Agent until 2:30 p.m., New York, New York time, in payment of the Purchase Price of tendered Bonds sold pursuant to the Remarketing Agreement shall be applied solely in payment of Purchase Price in accordance with the order of priority set forth in Section 2.18(b). If, at 5:00 p.m., New York, New York time, on any Purchase Date, any balance remains in the Purchase Fund in excess of any unsatisfied purchase obligation with respect to Bonds that have been tendered or deemed tendered, such excess shall be promptly disbursed to the Liquidity Bank to the extent the amount drawn on the Liquidity Facility exceeds the cost of Bonds purchased under the Liquidity Facility, and thereafter any funds in the Remarketing Account may be disbursed to the District.
(d)    Any Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds (or portion thereof) for which an Optional Tender has been exercised, or which is subject to Mandatory Tender, on any Purchase Date in accordance with the provisions hereof and thereof, but which is an Untendered Bond shall, upon deposit in the Purchase Fund of an amount sufficient to pay the Purchase Price of such Bond on such Purchase Date, be deemed to have been tendered and sold for the Purchase Price on such Purchase Date, regardless of whether (i) in the case of a Mandatory Tender, the Holder thereof shall have received the notices described in paragraph 4 of Exhibit B hereto, the form of Daily Rate Bond; paragraph 4 of Exhibit C hereto, the form of Commercial Paper Rate Bond; or paragraph 4 of Exhibit E hereto, the form of Weekly Rate Bond, or (ii) in connection with a Conversion Date, such Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds actually convert to a new Interest Mode, and thereafter the holder of such Untendered Bond shall not be entitled to any payment (including any interest accrued subsequent to such Purchase Date) in respect thereof other than the Purchase Price for such Untendered Bond, and such Untendered Bond shall no longer be entitled to the benefit of this Indenture or the Liquidity Facility, except for the purpose of payment of the Purchase Price therefor. Untendered Bonds must be surrendered to the Tender Agent for payment of the Purchase Price due thereon.
Section 2.19    Delivery of Bonds Tendered for Purchase. Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds purchased with money in the Remarketing Account of the Purchase Fund as described in Section 2.18(b)(i) hereof or Initial Bonds purchased with money in the Remarketing Account of the Purchase Fund as described in Section 2.17(c)(i) hereof shall be delivered by the Tender Agent, to or upon the order of the purchasers thereof. Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds purchased with money in the Liquidity Account of the Purchase Fund as described in Section 2.17(c)(ii) or 2.18(b)(ii) hereof shall be delivered by the Tender Agent to the Trustee to be held for the Liquidity Bank, or upon the order of the Liquidity Bank, to the Liquidity Bank, and shall not be released until the Trustee has received written notice from the Liquidity Bank that the amount available under the Liquidity Facility has been reinstated to cover such Liquidity Bank Bond. Initial Bonds purchased with money in the Initial Bonds Standby Bond Purchase Account as described in Section 2.17(c)(ii) hereof shall be delivered to the Tender Agent and shall be held in the name of the Company pending future remarketing or cancellation thereof. Notwithstanding the foregoing, any Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds so purchased after the selection thereof by the Trustee for redemption (except for Bonds purchased by the Liquidity Bank) shall be delivered to the Trustee for payment of the redemption price and cancellation on the redemption date. Initial Bonds, Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds delivered as provided in this Section shall be registered in the manner directed by the recipient thereof by the Bond Registrar upon receipt of registration information with respect thereto from the Remarketing Agent.
Section 2.20    Delivery of Proceeds of Sale of Bonds Tendered for Purchase. Except in the case of the sale of any Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds owned by the Liquidity Bank, the proceeds of the sale of any Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds delivered to the Tender Agent, to the extent not required to pay the Purchase Price thereof, shall be paid by the Tender Agent to or upon the order of the District. In the case of Bonds owned by the Liquidity Bank, the proceeds of the sale of such Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds shall be paid by the Tender Agent to or upon the order of the Liquidity Bank.
Section 2.21    Credit Facility.
(a)    No Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds shall be executed and delivered unless there is delivered a Credit Facility to the Trustee complying with the provisions of this Indenture. No Credit Facility shall be delivered to or accepted by the Trustee until all Initial Bonds have been repurchased from proceeds of a remarketing or redeemed, or defeased to a date, on or before the next Initial Bonds Remarketing Date.
(b)    The Trustee shall (unless otherwise directed by Credit Enhancer) direct the Tender Agent to release and return the Credit Facility to the Credit Enhancer: (1) when there are no Outstanding Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds, or the Indenture has been released in accordance with the provisions of Article X hereof; (2) when the Credit Facility has expired or been terminated in accordance with its terms; (3) when a successor Trustee has been appointed and qualified pursuant to Article VIII hereof, and a new Credit Facility has been issued to a successor Trustee; (4) when the maximum aggregate credit available under the Credit Facility is reduced pursuant to the terms thereof and the Credit Enhancer has issued a new Credit Facility to the Trustee in the stated amount of the maximum aggregate credit available as so reduced but otherwise identical to the Credit Facility to be released; (5) when there is in effect an alternate Credit Facility satisfactory to the Trustee in accordance with Section 2.22; or (6) on the Conversion Date when all of the Bonds are converted to Fixed Rate Bonds; provided, however, that in the case of the conditions specified in clauses (4) and (5) above, that the District shall have provided to the Trustee on the proposed date of release an Officer’s Certificate to the effect that all obligations owing to the Credit Enhancer arising out of or relating to the Credit Facility have been paid or provided for to the satisfaction of the Credit Enhancer; provided further, that in the case of the conditions specified in clauses (4) and (5) above, that, if the Credit Enhancer and the Liquidity Bank are the same Person, no release of the Credit Facility shall be effected by the Trustee unless at the same time the Liquidity Facility shall be released to such Person, except with the written consent of such Person, and further provided that if the Bonds are not remarketed, on that day, payment of the Purchase Price of the Bonds has been made through a drawing on the Liquidity Facility. A Credit Facility may be extended from time to time pursuant to the terms thereof without the need for any notice to the Bondholders.
(c)    Other than in the case of termination of the Credit Facility as a result of an Event of Default under Section 7.01(5), at least 10 Business Days prior to the Credit Facility Termination Date, the Trustee shall send notice by facsimile, first-class mail or overnight delivery, to each Holder of a Daily Rate Bond, a Commercial Paper Rate Bond or a Weekly Rate Bond stating the Credit Facility Termination Date and that after such date the Credit Enhancer shall not be obligated to pay the principal or interest on the Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds and that all Registered Holders which have not tendered their Bonds for purchase before the Credit Facility Termination Date will be deemed to have tendered such Daily Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds for purchase on such date.
Section 2.22    Alternate Credit Facility. The Trustee shall accept an alternate Credit Facility in substitution for any Credit Facility then in effect or to confirm the Credit Facility then in effect, or an extension or amendment thereof, only upon: (a) receipt of an Opinion of Bond Counsel, (b) a certificate from the Credit Enhancer to the effect that there are then and will be at the close of business on the date of release and return pursuant to Section 2.21 hereof no obligations owed by the Company to the Credit Enhancer arising out of or relating to the Credit Facility, and (c) receipt of an Opinion of Counsel that (1) such alternate Credit Facility, or extension or amendment, satisfies the conditions of this Section (2) such alternate Credit Facility, or extension or amendments, constitutes a valid, and binding obligation of the obligor thereon and is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws for the relief of debtors other than the District or the Company and by general principles of equity which permit the exercise of judicial discretion), (3) such alternate Credit Facility, extension or amendment is not subject to registration under the Securities Act of 1933, as amended, or that such registration requirements have been complied with, and (4) the substitution of such alternate Credit Facility for the Credit Facility then in effect will not adversely affect the exclusion from gross income for federal income tax purposes of interest on any Bond. The Trustee shall not be required to accept any such alternate Credit Facility, extension or amendment which materially adversely affects the rights, duties, or immunities of the Trustee, its agents, or the Tender Agent hereunder. To the extent the Remarketing Agent fails to remarket Bonds pursuant to the Remarketing Agreement, the Trustee shall draw on the existing Credit Facility in connection with any required mandatory tender arising as a result of the proposed acceptance of an alternate Credit Facility and shall not release or surrender the existing Credit Facility until the existing Credit Enhancer has honored such drawing.

The Trustee shall receive notice from the District at least 35 days prior to the proposed substitution of an alternate Credit Facility and the Trustee shall give written notice to the Bondholders of such substitution at least 10 Business Days prior to the substitution date.
Section 2.23    Additional Bonds. In addition to the Series 2016 Bonds, the District, solely while all of the Outstanding Bonds are Initial Bonds, may in its discretion, issue Additional Bonds solely for the purpose of financing improvements to, or upgrading, refurbishing or completing, the Project or refunding Outstanding Bonds, and related financing costs and expenses. Such Additional Bonds will bear interest at the interest rate determined on or about the date of issuance thereof. No such Additional Bonds shall be issued unless such Additional Bonds are issued as Initial Bonds and:
(a)    In the opinion of Bond Counsel, the issuance of the Additional Bonds shall not adversely affect the exemption from income taxation under Section 103 of the Internal Revenue Code of the Outstanding Bonds.
(b)    No “Event of Default” shall have occurred and be continuing under the Bond Documents, or (with or without the giving of notice or lapse of time or both) will result from the issuance of such Additional Bonds, and the District shall deliver to the Trustee a certificate to such effect.
(c)    If any Bonds other than the Additional Bonds will remain Outstanding after the issue date of such Additional Bonds, the District and the Trustee shall have received written confirmation from each Rating Service then rating the Bonds, if any, that the issuance of such Additional Bonds shall not result in a downgrade or withdrawal of the rating then in effect with respect to the Initial Bonds.
(d)    There is delivered to the Trustee (i) an amendment to the Standby Bond Purchase Agreement pursuant to which (A) the Company and Jefferson Holdings shall agree to pay the Purchase Price of all Outstanding Bonds, including such Additional Bonds, tendered (or deemed tendered) on the following Initial Bonds Remarketing Date in the event any of such Outstanding Bonds have not been repurchased from proceeds of a remarketing or redeemed, or defeased to a date on or prior to such following Initial Bonds Remarketing Date; and (B) Jefferson Holdings shall guarantee the payment of all Rent and all principal of, premium, if any, and interest on all Outstanding Bonds, including such Additional Bonds, payable prior to repurchase of such Outstanding Bonds from proceeds of a remarketing or redemption of such Outstanding Bonds or defeasance of such Outstanding Bonds to a date, in each case, on or prior to the ensuing Initial Bonds Remarketing Date; (ii) an amendment to the Capital Call Agreement, pursuant to which FTAI shall agree (A) to provide funds sufficient to permit Jefferson Holdings to satisfy its obligations under the Standby Bond Purchase Agreement, as amended in connection with the foregoing; (B) to maintain on a consolidated basis “Total equity,” as reflected in FTAI’s quarterly and annual reports filed with the SEC (or the equivalent thereof as reported by any successor to or assign of FTAI in accordance with the Capital Call Agreement), that is not less than two times the aggregate principal of and interest payable on or before the ensuing Initial Bonds Remarketing Date on all Outstanding Bonds, including such Additional Bonds; provided that FTAI may satisfy any deficiency between such “Total equity” and the amount that is two times the aggregate principal of and interest payable on or before the ensuing Initial Bonds Remarketing Date on all Outstanding Bonds, including such Additional Bonds, as provided for in the Capital Call Agreement; (C) to maintain on a consolidated basis an aggregate book value of Aviation Assets that is not less than (1) the aggregate principal of and interest payable on or before the ensuing Initial Bonds Remarketing Date on all Outstanding Bonds, including such Additional Bonds, less (2) any cash held in the Reserve Fund on the date of determination; (D) not to, and cause the Aviation Subsidiaries not to, incur any liens securing indebtedness for borrowed money or capital leases on any assets of the Aviation Subsidiaries, other than certain liens permissible pursuant to the Capital Call Agreement; and (E) in the event that FTAI and its Aviation Subsidiaries are not in compliance with the covenants described above, and such noncompliance continues for two consecutive quarter-end dates as reflected in FTAI’s quarterly and annual reports filed with the SEC or the equivalent thereof as reported by any successor to or assign of FTAI (or, with respect to clause (D) above, such noncompliance continues for a period of not less than 90 days), FTAI will contribute to Jefferson Holdings an amount in cash equal to (1) the then-applicable Available Commitment, which amount will be held in the Reserve Fund, less (2) any cash held in the Reserve Fund on the date of determination (prior to any required contribution made pursuant to clause (1) above); and (iii) an amendment to the Facilities Lease providing for Facilities Lease Rent sufficient to furnish the payment of principal of and interest on all Outstanding Bonds, including such Additional Bonds (but not the Purchase Price therefor), as the same shall respectively be due and payable until all such Outstanding Bonds have been repurchased from proceeds of a remarketing or redeemed, or defeased to a date on or prior to such following Initial Bonds Remarketing Date.
(e)    The Additional Bonds of each such series shall be authenticated by the Trustee and/or registered by the Comptroller of Public Accounts of the State and, upon payment to the Trustee of the proceeds of said sale of Additional Bonds, they shall be delivered by the Trustee to the purchasers thereof, but only upon there being filed with the Trustee the following items:
(i)    An opinion of Bond Counsel that, among other things, the Additional Bonds are valid and binding obligations of the District and, if interest thereon is intended to be excluded from federal income tax, that interest thereon is excluded from federal income tax.
(ii)    A Supplemental Indenture setting forth the terms of the Additional Bonds, which may be issued in any Interest Rate Mode.
(iii)    a copy, duly certified by the Secretary of the District, of the resolution adopted on behalf of the District authorizing (A) the execution and delivery of an indenture supplemental to this Indenture authorizing such Additional Bonds, (B) the execution and delivery of an amendment to the Facilities Lease reflecting the additional amounts required under the Facilities Lease, (C) the execution and delivery of the amendments to the Standby Bond Purchase Agreement and Capital Call Agreement described in Section 2.23(d) hereof, and (D) if the purpose of the Additional Bonds includes refunding, the payment and redemption of the Bonds to be refunded;

(iv)    if the purpose of the Additional Bonds includes refunding, certification by the District that (A) notice of redemption of the Bonds to be refunded has been duly given or that provision has been made therefor, and (B) the proceeds of the issue plus any other amounts stated to be available for the purpose will be sufficient to pay the principal or redemption price of such Bonds at maturity or on the redemption date plus interest accrued to such date or dates, together with all other costs and expenses related to the refunding;
(v)    originally executed counterparts of (A) an indenture supplemental to this Indenture setting forth the date or dates of the Additional Bonds, the rate or rates of interest on the Additional Bonds, the time or times of payment of the interest thereon and the principal thereof, the redemption provisions with respect thereto, and other details with respect to the Additional Bonds, (B) any amendment to the Facilities Lease relating to such Additional Bonds and (C) any amendment to the Standby Bond Purchase Agreement relating to such Additional Bonds;
(vi)    an opinion of counsel addressed to the Trustee stating that the supplemental indenture complies with Article IX of this Indenture, and that all conditions precedent to the execution and delivery of such documents have been met;
(vii)    such customary opinions of counsel and officer’s certificates as are reasonably requested by the Trustee or counsel to the underwriter for the Additional Bonds, including, but not limited to, with respect to the existence and good standing of the District and the Company, the authorization, validity, and enforceability of such supplemental indenture, the Additional Bonds, any amendment to the Facilities Lease and any amendment to the Standby Bond Purchase Agreement, and other matters regarding the execution and delivery of such documents and the issuance of such Additional Bonds;
(viii)    an opinion of Bond Counsel addressed to the District and the Trustee to the effect that the issuance of the proposed Additional Bonds will not cause the interest on Outstanding Bonds to be includable in the gross income of the owners thereof for purposes of federal income taxation;
(ix)    a written order to the Trustee by the District to authenticate, if necessary, and deliver the Additional Bonds to the purchasers therein identified, upon payment to the Trustee for the account of the District of the sum specified in such written order. Such written order shall direct the Trustee as to the disposition of the proceeds of such Additional Bonds; and
(x)    such other documents and/or agreements as may reasonably be requested by the Trustee or Bond Counsel.

(f)    Interest on such Additional Bonds shall be payable only on February 1 and/or August 1 of each year, and the principal thereof shall neither be due nor subject to mandatory redemption or mandatory purchase on a date other than the Initial Bonds Remarketing Date for the Initial Bonds then Outstanding.
(g)    Each series of Additional Bonds issued pursuant to this Section shall be issued and secured under this Indenture equally and ratably with respect to all Bonds then Outstanding, by the Trust Estate in accordance with the terms hereof. Each series of Additional Bonds shall be approved by the Texas Attorney General to the extent required by applicable State law at the time of the issuance thereof.

ARTICLE III
REDEMPTION OF BONDS
Section 3.01    Redemption.
(a)    General. The Initial Bonds shall be subject to redemption as set forth in the Approval Certificate. The Daily Rate Bonds shall be subject to redemption as set forth in Exhibit B, the form of Daily Rate Bond. The Commercial Paper Rate Bonds shall be subject to redemption as set forth in Exhibit C, the form of Commercial Paper Rate Bond. The Fixed Rate Bonds shall be subject to redemption as set forth in Exhibit D, the form of Fixed Rate Bond. The Weekly Rate Bonds shall be subject to redemption as set forth in Exhibit E, the form of Weekly Rate Bond.
(b)    Conditional Notice of Redemption. In the case of the election by the District to redeem Bonds, the District reserves the right to give notice of its election or direction to redeem Bonds conditioned upon the occurrence of subsequent events, including, but not limited to, the availability of funds on deposit for such redemption on the redemption date. In such a case, the notice of redemption shall state the condition or conditions of such redemption. If the condition or conditions are not fulfilled, the District shall promptly give the Trustee notice thereof (in a timely manner to permit the Trustee to give notice to the Depository in a timely manner in accordance with the rules and regulations of the Depository), and the Trustee shall give prompt notice of any such rescission of a conditional notice of redemption to the affected Holders of the Bonds. Any Bonds subject to conditional redemption whose redemption has been rescinded shall remain Outstanding, and the rescission of such redemption shall not constitute an Event of Default. Further, in the case of a conditional redemption, the failure of the District to make monies and or authorized securities available in part or in whole on or before the redemption date shall not constitute an Event of Default.
Section 3.02    Election to Redeem; Notice to Trustee. The District shall have the right to redeem Bonds that are subject to redemption, upon written notice to the Trustee provided not less than five (5) days prior to the date the Trustee is required to provide notice to Bondholders of such redemption.
Section 3.03    Selection of Bonds to be Redeemed. If less than all of the Bonds of a particular Stated Maturity are to be redeemed, the particular Bonds to be redeemed shall be selected prior to the redemption date by the District from the Outstanding Bonds of such Stated Maturity not previously called for redemption. The District may select Bonds for redemption of portions (equal to an Authorized Denomination) of the principal of Bonds of a denomination larger than the minimum Authorized Denomination. In any case, Liquidity Bank Bonds shall be redeemed prior to other Multi-Modal Bonds. If the District does not otherwise give written advice to the Trustee regarding means of the selection of Bonds, selection of the Bonds for redemption will be made by the Trustee by lot or by such method as the Trustee shall determine and which is in accordance with the procedures of the Depository.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond that has been or is to be redeemed.
Section 3.04    Notice of Redemption. Notice of redemption will be sent by electronic transmission (for Bonds held in book-entry form) or by first-class mail, postage prepaid, of not less than fifteen (15) days in case of Bonds in an Interest Mode other than the Fixed Rate or the Initial Rate, and not less than thirty (30) days in the case of Bonds bearing interest at a Fixed Rate or an Initial Rate, prior to the redemption date (provided, however, that notice of redemption is not necessary for any Bonds subject to mandatory tender on such redemption date), to each Holder of Bonds to be redeemed, in accordance with the procedures of the Depository or at such Holder’s address appearing in the Bond Register. In addition, if Bonds are not in book entry, notice of redemption shall be sent by overnight delivery service contemporaneously with such mailing to two or more information services of national recognition that disseminate redemption information with respect to municipal bonds.
All notices of redemption shall state: (1) the redemption date; (2) the redemption price; (3) the identification, including complete official name and series designation of the Bonds and the CUSIP number (and in the case of partial redemption, the respective principal amounts) and maturity dates of the Bonds to be redeemed; (4) that on the redemption date, the redemption price having been deposited with the Trustee, each of the Bonds to be redeemed will become due and payable and that interest thereon shall cease to accrue from and after said date; (5) the name and address of the Trustee and any Paying Agent for such Bonds, including the telephone number of a contact person and the place where such Bonds are to be surrendered for payment of the redemption price; and (6) each condition to such redemption and, if applicable, that, in the District’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.
Notice of redemption of Bonds to be redeemed shall be given by the Trustee in the name of the District and at the expense of the Company. Any failure to give a notice of redemption of any Bond (or any defect therein) shall not affect the proceedings for redemption of any other Bonds.
Notwithstanding the foregoing, no notice of redemption shall be required with respect to any Bond tendered or deemed tendered for purchase on the redemption date which is redeemed in lieu of purchase.

Section 3.05    Deposit of Redemption Price. Subject to the condition described in Section 3.04(6), on or prior to any redemption date, the District shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the redemption price (which shall, in all cases, be from Pledged Revenues or from the refinancing of such Bonds) or if being purchased pursuant to Section 3.08 hereof, the purchase price, of all the Bonds which are to be redeemed or purchased on such date.
Section 3.06    Bonds Payable on Redemption Date. Subject to Section 3.08 hereof, notice of redemption having been given as aforesaid, and the deposit described in Section 3.05 having been made, and all conditions to such redemption having been fulfilled, the Bonds so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified, and from and after such date such Bonds shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with said notice, such Bond shall be paid by the District at the redemption price. Installments of interest whose Stated Maturity is on or prior to the redemption date shall be payable to the Holders of such Bonds registered as such on the relevant Record Dates according to their terms.
If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate borne by the Bond.
Section 3.07    Bonds Redeemed in Part. Any Bond which is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the District or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the District and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the District shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond without service charge, a new Bond or Bonds of the same interest rate and Stated Maturity and of any Authorized Denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.
ARTICLE IV
FUNDS AND INVESTMENTS
Section 4.01    Establishment of Funds. The District hereby establishes with the Trustee the Credit Facility Fund, the Debt Service Fund, the Project Fund, the Costs of Issuance Fund, the Purchase Fund, the Closing Fund and the Rebate Fund, and the Trustee shall establish and hold the Reserve Fund for the benefit of Jefferson Holdings (such Funds collectively, the “Funds”). The District reserves the right to establish additional trust funds or accounts from time to time.
Section 4.02    Costs of Issuance Fund. There is hereby created by the District and established with the Trustee the special fund of the District designated its “Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) Costs of Issuance Fund” (herein referred to as the “Costs of Issuance Fund”). On the date of issuance of the Series 2016 Bonds, the Trustee shall (i) transfer the amount set forth in the Approval Certificate from the Closing Fund to the Costs of Issuance Fund and (ii) deposit into the Costs of Issuance Fund the amount set forth in the Approval Certificate from pre-paid rent due under the Facilities Lease, if any. Moneys deposited in the Costs of Issuance Fund shall be used and withdrawn by the Trustee to pay the Costs of Issuance of the Series 2016 Bonds upon District Order (which may be in the form of an executed closing memorandum accompanied by a Requisition Certificate) stating the Person to whom payment is to be made, the amount to be paid, the purpose for which the obligation was incurred and that such payment is a proper charge against said fund. On the one hundred eightieth (180th) day following the initial issuance of the Series 2016 Bonds, or upon an earlier District Order in which the District certifies that all Costs of Issuance of the Series 2016 Bonds have been paid, amounts, if any, remaining in the Costs of Issuance Fund shall be transferred to the Project Fund, and the Costs of Issuance Fund shall be closed.
Section 4.03    Credit Facility Fund.
(a)    There is hereby created by the District and established with the Trustee the special fund of the District designated its “Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) Credit Facility Fund” (herein referred to as the “Credit Facility Fund”), which the Trustee shall maintain at all times while a Credit Facility is in effect hereunder. The money deposited to the Credit Facility Fund, together with all investments thereof and investment income therefrom, shall be held in trust and applied solely as provided in this Section. The Credit Facility Fund shall contain a Bond Account and a Credit Enhancer Account.
(b)    The Trustee shall deposit to the credit of the Bond Account of the Credit Facility Fund immediately upon receipt all amounts drawn or claimed under the Credit Facility pursuant to this Section. No other funds shall be deposited to the Bond Account of the Credit Facility Fund.
(c)    The Trustee shall apply the money in the Bond Account of the Credit Facility Fund or shall direct the application of any money otherwise required to be deposited thereto to set aside or deposit in trust with the Paying Agents on each Maturity of Bonds secured by such Credit Facility, if any, upon redemption or acceleration of such Bonds and on each Interest Payment Date, for such Bonds while a Credit Facility is in effect hereunder, an amount sufficient to pay the principal of (and if so provided by the Credit Facility, premium, if any) and interest on such Bonds then due.
(d)    The Trustee shall present all documents required by a Credit Facility at the time specified therein to draw or claim funds available thereunder for deposit in the Bond Account, to provide sufficient monies to pay to the Holders of the Bonds secured by such Credit Facility the principal of (and if so provided by the Credit Facility, premium, if any) and interest on such Bonds when due on each Maturity of the Bonds and each Interest Payment Date, but only in respect of such Bonds which are not (i) Liquidity Bank Bonds or (ii) registered in the name of the District or the Company or any Person that is an affiliate of the Company.
(e)    In making draws or claims for payment under the Credit Facility, the Trustee shall act on behalf of and for the account and benefit of the Bondholders other than the District and the System and not on behalf, for the account or benefit, or subject to the control of the District or the System.
Section 4.04    Debt Service Fund.
(a)    There is hereby created by the District and established with the Trustee the special fund of the District designated its “Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) Debt Service Fund” (herein referred to as the “Debt Service Fund”). The Debt Service Fund shall contain a Principal Account and an Interest Account. The Interest Account shall contain a Bond Proceeds Subaccount and a Prepaid Rent Subaccount. The money deposited to the Debt Service Fund, together with all investments thereof and investment income therefrom, shall be held in trust and applied solely as provided in this Section.
(b)    On the date of issuance of the Series 2016 Bonds, the Trustee shall (i) transfer the amount set forth in the Approval Certificate from the Closing Fund to the Bond Proceeds Subaccount of the Interest Account of the Debt Service Fund and (ii) deposit into the Prepaid Rent Subaccount of the Interest Account of the Debt Service Fund the amount set forth in the Approval Certificate from pre-paid Facilities Lease Rent due under the Facilities Lease for the payment of interest to accrue from and after the Issue Date to, but not including, March 7, 2018.
(c)    In addition to the deposits required pursuant to Section 4.04(b) hereof, the Trustee shall deposit to the credit of the Debt Service Fund, immediately upon receipt, (1) Rent due and payable by the Company pursuant to the Facilities Lease not paid by the Credit Enhancer and (2) any other amounts delivered to the Trustee specifically for deposit thereto. Facilities Lease Rent shall be deposited to the Principal Account to the extent paid in respect of principal of the Bonds due or to become due and to the Interest Account to the extent paid in respect of interest on the Bonds due or to become due.
(d)    All amounts in the Principal Account of the Debt Service Fund shall be used and withdrawn by the Trustee solely for the purpose of paying the maturing principal (but not the Purchase Price) of the Bonds.
(e)    All amounts in the Interest Account of the Debt Service Fund shall be used and withdrawn by the Trustee solely for the purpose of paying interest on the Bonds as it shall become due and payable, without further direction from the District, in the amounts and from the applicable Subaccount as set forth on Schedule I hereto. In the event that funds remain on deposit in the Bond Proceeds Subaccount on the First Initial Bonds Remarketing Date, the principal amount of the Bonds remarketed or purchased pursuant to the Standby Bond Purchase Agreement, as applicable, shall be reduced by the amount on deposit in the Bond Proceeds Subaccount, and Bonds in such amount shall be redeemed with such balance at a price equal to the Purchase Price and cancelled.
(f)    If, on any day on which any payment of principal of (premium, if any) and interest on the Multi-Modal Bonds shall become due, there is an insufficient amount on deposit in the Debt Service Fund to pay such amounts due by 10:00 a.m., New York, New York time, the Trustee shall promptly give telephonic notice to the District, the Company, the Credit Enhancer, if any, and the Tender Agent of the amount of the deficiency, and the Trustee is hereby directed to make a drawing on the Credit Facility, if any, for such amount.
(g)    If, by 10:00 a.m., New York, New York time fourteen (14) days prior to any day on which any payment of principal of, premium, if any, and interest on Initial Bonds shall become due, there is an insufficient amount on deposit in the Debt Service Fund to pay such amounts due, the Trustee shall provide notification via Electronic Means to the District, the Company, Jefferson Holdings and FTAI of the amount of the deficiency, and shall demand payment of such amount by Jefferson Holdings in accordance with Section 2.04 of the Standby Bond Purchase Agreement.
Section 4.05    Rebate Fund.

(a)    There is hereby created by the District and established with the Trustee the special fund of the District designated as its “Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) Rebate Fund” (herein referred to as the “Rebate Fund”). The money deposited to the Rebate Fund, together with all investments thereof and investment income therefrom shall be held in trust and applied solely as provided in this Section. The District shall calculate, or cause to be calculated, the rebate calculations required under the Code.
(b)    The Trustee shall deposit or transfer to the credit of the Rebate Fund each amount delivered to the Trustee by the District for deposit thereto.
(c)    (i)    Within five days after each receipt or transfer of funds to the Rebate Fund (and in any event within 60 days after each computation date), the Trustee shall, upon written direction from the District, withdraw from the Rebate Fund and pay such amounts to the United States of America (at the address provided by the District).
(ii)    All payments to the United States of America pursuant to this Section shall be made by the Trustee for the account and in the name of the District and shall be paid by draft posted by registered United States Mail (return receipt requested), addressed as directed by the District and accompanied by such documents as shall be provided by the District and directed by the District, upon the advice of Bond Counsel.
(d)    The Trustee shall preserve copies of all statements, forms and explanations received from the District in accordance with this Section and all records maintained by it of transactions in the Rebate Fund, the Credit Facility Fund, the Debt Service Fund and the Project Fund for six (6) years following the final maturity of the Bonds and, if requested, shall deliver copies thereof to the District and the Company within 60 days following the retirement of all of the Bonds.
(e)    The Trustee may conclusively rely on the instructions of the District with regard to any actions to be taken by it pursuant to this Section and shall have no liability for any consequences of any failure of the District to supply accurate or sufficient instructions.
(f)    If at any time during the term of this Indenture the District or the Trustee desires to take any action which would otherwise be prohibited by the terms of this Section, such Person shall be permitted to take such action if it shall first obtain and provide to the other Persons named herein an opinion of Bond Counsel to the effect that such action shall not adversely affect the exclusion of interest on the Bonds from gross income of the Holders thereof for federal income tax purposes and shall be in compliance with the laws of the State and the terms of this Indenture.
Section 4.06    Project Fund.
(a)    There is hereby created by the District and established with the Trustee the special fund of the District designated its “Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) Project Fund” (herein referred to as the “Project Fund”). The money deposited in the Project Fund, including all money therein and all investments thereof, shall be held in trust and applied solely as provided in this Section.

(b)    On the date of issuance of the Series 2016 Bonds, the Trustee shall transfer the amount set forth in the Approval Certificate from the Closing Fund to the Project Fund.
(c)    The Trustee shall disburse amounts in the Project Fund to pay or reimburse the Company for Project Costs within three Business Days following receipt of and in accordance with a Requisition in substantially the form of Exhibit F to this Indenture approved and executed by the District.
(d)    The District shall not request disbursement by the Trustee of proceeds received from the sale of the Series 2016 Bonds for any New Property unless:
(1)    A guaranteed maximum price construction contract with respect to the New Property covered by such disbursal shall have been executed (including a contractor completion guaranty with a contractor of good reputation and ability) and such contract shall provide for draws against milestones approved by the District in its sole discretion. Such construction contract will be collaterally assigned to the Trustee pursuant to the Company Leasehold Deed of Trust.
(2)    The capital budget for the construction of the New Property is in balance and will remain in balance after such disbursement – in other words, after disbursement of any requested amount, the sum of all disbursements made for New Property shall not exceed the total of the construction costs set forth in the capital budget for all such New Property for which disbursements have been made, and the Company shall have certified in writing to the District that the Company expects that the construction of all New Property will be completed for the balance of the proceeds received from the sale of the Series 2016 Bonds together with its funds on hand or available from committed sources. The District may refuse to approve any disbursement request for New Property if the capital budget is or will not be in balance, unless the Company either (i) pays Project Costs from sources other than the proceeds received from the sale of the Series 2016 Bonds in an amount sufficient to bring the capital budget for the construction of the New Property back in balance (and provides paid receipts or releases to the District as evidence of such payment) or (ii) revises the capital budget for the construction of the New Property in a manner that brings the capital budget for the construction of the New Property back in balance, which may include revising the scope and/or features of the New Property, and such revised budget is approved by the District in its sole discretion. If the revisions to the capital budget would reduce the scope, features, amount or type of New Property to be constructed, then when any such reduction is submitted to the District for approval, it shall be accompanied by a certification from a senior officer of the Company that such reduction will not result in a reduction of the projected operating income from the Project that would materially impair the Company’s ability to pay its operating expenses, including without limitation rent under the Ground Lease and Rent pursuant to the Facilities Lease or adversely affect the tax-exempt status of interest on the Bonds.

(3)    Each disbursement request shall have been approved by an independent construction monitor engaged and paid for by the Company, and approved by the District in its sole discretion in accordance with the Facilities Lease.
(e)    When the Project shall have been completed, there shall be delivered to the Trustee a certificate of the District stating the fact and date of such completion and stating that all of the costs thereof have been determined and paid (or that all of such costs have been paid less specified claims that are subject to dispute and for which a retention in the Project Fund is to be maintained in the full amount of such claims until such dispute is resolved). Upon the receipt of such certificate, the Trustee shall, as directed by said certificate, transfer any remaining balance in the Project Fund, except with respect to the foregoing retention for claims (which shall be transferred to the Debt Service Fund upon the resolution of such dispute pertaining thereto as certified by the District to the Trustee), as designated on said certificate to the Debt Service Fund, which shall be used only to pay principal on the Series 2016 Bonds. Upon such transfer, the Project Fund shall be closed. Monies in the Project Fund shall be transferred to the Debt Service Fund upon the occurrence of an Event of Default resulting in an acceleration of the Bonds.
Section 4.07    Closing Fund. There is hereby created by the District and established with the Trustee the special fund of the District designated its “Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) Closing Fund” (herein referred to as the “Closing Fund”). The proceeds of the sale of the Series 2016 Bonds shall be deposited in the Closing Fund, and moneys therein shall be transferred on the date of issuance of the Series 2016 Bonds as provided in this Article IV.
Section 4.08    Investment of Funds.
(a)    Pending disbursement of the amounts on deposit in any Fund and except as may be provided by paragraph (c) below, the Trustee shall promptly invest and reinvest such amounts in the particular Eligible Securities as specified in writing by the District. All such investments shall be credited to the Fund and account from which the money used to acquire such investments shall have come. The District shall direct investments in a matter that (i) all such deposits and investments shall have a market value exclusive of accrued interest at all times at least equal to the amount of money credited to such Funds, and (ii) the money required to be expended from any Fund will be available at the proper time or times.
(b)    All income and profits on investments in any Fund shall be credited to such Fund and to the respective account within such Fund from which such investment was made. All losses on investments shall be charged against the Fund and account to which such investments are credited. The Trustee may make any and all investments through its own bond or securities department or the bond or securities department of any affiliate of the Trustee. As amounts invested are needed for disbursement from any Fund or account, the Trustee shall cause a sufficient amount of the investments credited to that Fund to be redeemed or sold and converted into cash, as directed by the District. In addition, the District shall direct the Trustee to sell investments when necessary to prevent any default in connection with the Bonds.
(c)    Money in the Credit Facility Fund and the Purchase Fund shall remain uninvested.
Section 4.09    Trustee and District Relieved From Responsibility. The Trustee shall be fully protected in relying upon any District Request relating to investments and disbursements from any Fund, and shall not be liable for any losses on investments made in accordance with this Indenture or for interest on the Bonds becoming includable in gross income for federal income tax purposes as a result of complying with any such District Request, and shall not be required to ascertain any facts with respect to any such Request. The Trustee may rely on the directions of the District with respect to the suitability and legality of the investments to be made pursuant to such directions.

Section 4.10    Waiver of Trade Confirmations. Although the District recognizes that it may obtain a broker confirmation with respect to the investment of monies in any Fund or account (or a written statement containing comparable information) at no additional cost, the District agrees that confirmations of investments are not required to be issued by the Trustee for any month in which a monthly statement is rendered. No statement need be rendered for any Fund or account for any month if no activity occurred in such Fund or account during such month.
Section 4.11    Reserve Fund. There is hereby created by and established with the Trustee a special fund of the Company designated its “Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds (Jefferson Energy Companies Project) Reserve Fund” (herein referred to as the “Reserve Fund”). The money deposited to the Reserve Fund, including all money therein and all investments thereof, shall be held in trust and applied solely as provided in this Section. The Trustee shall deposit to the credit of the Reserve Fund all amounts received from FTAI, directly or through Jefferson Holdings, for the credit of Jefferson Holdings pursuant to the Capital Call Agreement on account of any failure by FTAI to comply with the covenants described in Section 21 of the Capital Call Agreement for the respective periods of noncompliance applicable to each such covenant described therein. The Trustee shall apply amounts credited to the Reserve Fund to pay principal of, premium, if any, and interest on, or the Purchase Price of, the Bonds when due, to the extent that amounts available for such purpose in all other Funds held by the Trustee hereunder are insufficient to make such payment. When all Initial Bonds have been repurchased on or after, or defeased to a date on or before, the Initial Bonds Remarketing Date or redeemed and cancelled, the Trustee shall remit any funds remaining in the Reserve Fund to or on the order of the Company.
ARTICLE V
COVENANTS OF THE DISTRICT
Section 5.01    Payment of Debt Service; Limited Obligations. The District will duly and punctually pay the principal of (and premium, if any) and interest on the Bonds in accordance with the terms of the Bonds and this Indenture; provided, however, that the Bonds and the other obligations of the District provided for herein shall be special limited obligations of the District and shall be payable by the District solely out of the Trust Estate and the revenues derived therefrom or in connection with and in accordance with the Bond Documents. The Bonds and the other expense reimbursement obligations of the District provided for herein shall never be payable out of any other funds of the District except the Trust Estate and such revenues.
If the specified date for any such payment shall be a Saturday, a Sunday or a legal holiday or the equivalent for banking institutions generally (other than a moratorium) at the place where payment thereof is to be made, then such payment may be made on the next succeeding day which is not one of the foregoing days without additional interest and with the same force and effect as if made on the specified date for such payment.
Section 5.02    Money for Bond Payments to be Held in Trust; Appointment of Paying Agents. The District shall appoint a Paying Agent in each Place of Payment for the Bonds. Each such Paying Agent appointed by the District shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by federal or state authority. The District will, prior to each due date of the principal of (and premium, if any) or interest on any Bonds, deposit or cause to be deposited (but only from the sources provided herein) with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Holders of such Bonds. Each Paying Agent for the Bonds shall provide the CUSIP number for the Bond with each payment of interest on and the principal or the redemption price of any Bond, specifying the amount paid in respect of each CUSIP number. The Paying Agents shall make payment of interest or the redemption price of any Bond by wire transfer to a bank account located within the United States of Federal Reserve Funds to any Holder of Daily Rate Bonds or Weekly Rate Bonds, or any Holder of $1,000,000 or more in principal amount of Fixed Rate Bonds, or any Holder of Commercial Paper Rate Bonds requesting such payment and providing the necessary information prior to the applicable record date.
The District hereby appoints the Trustee as the initial Paying Agent for the Bonds. The Trustee shall accept such appointment by executing this Indenture in such capacity on the signature page hereto.
The District will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
(1)    hold all sums held by it for the payment of principal of (and premium, if any) or interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)    give the Trustee notice of any default by the District (or any other obligor upon the Bonds) in the making of any such payment of principal (and premium, if any) or interest; and
(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The District may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct in writing any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Except as otherwise required by law, any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of (and premium, if any) or interest on any Bond and remaining unclaimed for the later of (i) the first anniversary of the Stated Maturity of the Bond or the installment of interest for the payment of which such money is held or (ii) two years after such principal (and premium, if any) or interest has become due and payable shall (subject to the escheat laws of the State) be paid to the District and the Holder of such Bond shall thereafter, to the extent of any legal right or claim, shall look only to the District for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the District, shall thereupon cease; provided, however, that the Trustee, the District or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper of general circulation, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the District.
Section 5.03    Instruments of Further Assurance. The District covenants that to the extent of its power to do so, it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assigning, pledging and confirming unto the Trustee of the Trust Estate assigned and the revenues pledged hereunder all at the expense of the Company.
Section 5.04    Maintenance of Rights. The District will use its best efforts to perform and observe all obligations to be performed by it under the Bond Documents. The District will maintain the validity and effectiveness of the Bond Documents and, except as permitted hereby, take no action, and not knowingly omit to take any reasonable action, the taking or omission of which might release any party from its liabilities or obligations under the Bond Documents, or result in the surrender, termination, amendment, or modification of, or impair the validity of, any Bond Document. The District agrees that the Trustee, subject to the conditions thereof, may enforce for and on behalf of the Holders all of the covenants and agreements of the parties to the Bond Documents (other than the Trustee) as set forth in the Bond Documents, whether or not the District is in default hereunder.
Section 5.05    Corporate Existence. Subject to Article VI, the District will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory).
Section 5.06    Limitations on Liens, Debt and Disposition of Assets. Except as permitted or contemplated in this Indenture, the District covenants that it will not: (i) create any mortgage, lien, encumbrance, pledge, charge or other exception to title (other than those created by this Indenture) upon or against any Bond Financed Property or any of the properties or assets constituting the Trust Estate, or any revenues derived therefrom or any other funds held by the Trustee for the benefit of the Holders superior to or ranking on parity with the lien created by this Indenture; (ii) sell, lease, transfer, convey or otherwise dispose of all or any part of the Bond Financed Property (except as may be provided in the Facilities Lease) or the Trust Estate or its interest therein except subject to the interests of the Trustee created by this Indenture; (iii) create, incur or assume any debt secured by the Bond Financed Property or the Trust Estate or the District’s interest therein or the revenues pledged herein except in connection with the issuance of Additional Bonds or on a basis subordinate to the liens created hereby; or (iv) knowingly take any other action that will materially impair the lien of this Indenture on the Trust Estate.
Section 5.07    Tax Covenants.
(a)    The District covenants and agrees that until the final Maturity of the Bonds, it will not knowingly use or direct the use of any money on deposit in any fund or account maintained in connection with the Bonds, whether or not such money was derived from the proceeds of the sale of the Bonds or from any other source, in a manner that would cause the Bonds of any issue to be arbitrage bonds, within the meaning of Section 148 of the Code. In the event the District, upon the advice of Bond Counsel, determines that it is necessary to restrict or limit the yield on the investment of money held by the Trustee pursuant to this Indenture, or to use such money in any certain manner to avoid the Bonds being considered arbitrage bonds, the District shall deliver to the Trustee an Order containing appropriate instructions, in which event the Trustee shall take such action as is necessary to restrict or limit the yield on such investment or to use such money in accordance with such Order.
(b)    The District shall not knowingly use or direct the use of any proceeds of the Bonds or any other funds of the District, directly or indirectly, in any manner, and shall not take or permit to be taken any other action or actions, which would result in any of the Bonds being treated other than as an obligation described in Section 103(a) of the Code.
(c)    The District will not knowingly take any action or omit to take any action, which action or omission will adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds, and in the event of such action or omission will promptly, upon receiving knowledge thereof, take all lawful actions, based on advice of Bond Counsel and at the expense of the Company, as may rescind or otherwise negate such action or omission.
(d)    The District will not knowingly take any action which would result in all or any portion of the Bonds being treated as federally guaranteed within the meaning of Section 149(b)(2) of the Code.
(e)    For purposes of this Section 5.07, the District’s compliance shall be based solely on acts or omissions by the District and no acts or omissions of, or directed by, the Company, the Trustee or any other Persons shall be attributed to the District.
All officers, employees and agents of the District are authorized and directed to provide certifications of facts and estimates that are material to the reasonable expectations of the District as of the date of delivery of the Bonds. In complying with the foregoing covenants, the District may rely from time to time upon an opinion of Bond Counsel to the effect that any action by the District or reliance upon any interpretation of the Code or the Regulations contained in such opinion will not cause interest on the Bonds to be includable in gross income for federal income tax purposes under existing law.
Section 5.08    Change in Law. To the extent that published rulings of the IRS, or amendments to the Code or the Regulations modify the covenants of the District or the Trustee which are set forth in this Indenture or which are necessary for interest on any issue of the Bonds to be excludable from gross income for federal income tax purposes, the Trustee and the District will comply with such modifications.
Section 5.09    Purchase of Bonds. The District agrees to promptly notify the Credit Enhancer, if any, the Liquidity Bank, if any, the Company, and the Trustee of any purchase or acquisition by the District of any Bonds.
ARTICLE VI
RESERVED
ARTICLE VII
REMEDIES OF THE TRUSTEE AND HOLDERS OF
BONDS IN EVENT OF DEFAULT
Section 7.01    Events of Default. “Event of Default,” whenever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)    default in the payment of (i) the principal of (and premium, if any) any Bond at its Maturity or (ii) an installment of interest on any Bond at the Stated Maturity for such installment; or
(2)    default in payment of the Purchase Price of any Initial Bond, Daily Rate Bond, Commercial Paper Rate Bond or Weekly Rate Bond delivered pursuant to an Optional Tender or Mandatory Tender; or
(3)    default in the performance, or breach, of any covenant or agreement on the part of the District contained in this Indenture or the SNDA, by the Company in the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, by the Company or Jefferson Holdings in the Standby Bond Purchase Agreement, or by Jefferson Holdings or FTAI in the Capital Call Agreement (other than a covenant or agreement whose performance or observance is elsewhere in this Section specifically dealt with), in each case after giving effect to any applicable grace, cure or notice period applicable thereunder, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the District and such other defaulting party by the Trustee, or to the District, such other defaulting party and the Trustee by the Holders of at least 30% in principal amount of Bonds then Outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that if such default can be cured by the District or such other defaulting party but cannot be cured within the 30-day curative period described above, it shall not constitute an Event of Default if corrective action is instituted by the District or such other defaulting party within such 30-day period and diligently pursued until the default is corrected; or
(4)    any “Event of Default” by the Company under the Ground Lease or the Facilities Lease; or
(5)    receipt by the Trustee of written notice from the Liquidity Bank (a) within five (5) calendar days after a drawing under the Liquidity Facility that the Liquidity Bank has not reinstated the amount drawn under the terms of the Liquidity Facility or (b) stating that an “Event of Default,” as defined in the agreement pursuant to which the Liquidity Facility was issued, has occurred; or
(6)    any of the following:
(A)    a petition is filed by the Company or Jefferson Holdings or the Company or Jefferson Holdings admits to any material allegations with respect to any petition filed against the Company or Jefferson Holdings, under the Bankruptcy Code, or any other law relating to bankruptcy, insolvency, reorganization, or other relief for debtors, or any order for relief is entered against either the Company or Jefferson Holdings in any proceeding under any such law, or either acquiesces to the appointment of a receiver, trustee, custodian or other similar Person with respect to any material portion of its property or business;
(B)    a petition is filed against either the Company or Jefferson Holdings under the Bankruptcy Code, or any other law relating to bankruptcy, insolvency, reorganization, or other relief for debtors and such petition is not dismissed within 60 days of the filing of such petition;
(C)    a receiver, trustee, custodian, or liquidator of any assets or property of either the Company or Jefferson Holdings is appointed;
(D)    either the Company or Jefferson Holdings becomes insolvent, or makes a general assignment for the benefit of creditors, or is generally not paying debts as they become due; or
(E)    the dissolution or liquidation of either the Company or Jefferson Holdings, or any of its members or managers, taking any action seeking to effect the dissolution or liquidation of the Company or Jefferson Holdings.
If any portion of the Rent shall not be paid at the time when due and payable, the Trustee shall promptly notify the District and the Company in writing.
Section 7.02    Acceleration of Maturity In Certain Cases; Rescission and Annulment.
(a)    If an Event of Default under Sections 7.01(1), (2), (3), or (4) occurs and is continuing, then and in every such case the Trustee:

(i)    shall, if the Trustee shall have received the written request of the Holders of not less than 30% in principal amount of the Bonds Outstanding and (only if a Credit Facility is then in effect and secures the debt service on all Multi-Modal Bonds Outstanding and the Credit Enhancer is not then in default of its payment obligations thereunder) the written consent of the Credit Enhancer, and
(ii)    may, subject to the written consent of the Credit Enhancer, if any, and shall, upon the written direction of the Credit Enhancer so long as, in either case, a Credit Facility is then in effect and the Credit Enhancer is not then in default of its payment obligations thereunder, declare the principal of the Outstanding Bonds to be due and payable immediately, and upon any such declaration such principal together with accrued interest shall become immediately due and payable, and the Trustee shall give written notice to the District, the Company and the Holders of the Bonds that the principal of and accrued interest on the Outstanding Bonds have been declared to be due and payable immediately.
(b)    If an Event of Default under Section 7.01(6) occurs, the principal of and accrued interest on the Outstanding Bonds shall become due and payable immediately and, upon receipt of knowledge thereof, the Trustee shall give written notice to the District, the Company and the Holders of the Bonds that the principal of and accrued interest on the Outstanding Bonds have become due and payable immediately.
(c)    Notwithstanding any other notice requirement provided herein, if an Event of Default described in Section 7.01(5) occurs while a Liquidity Facility is in effect hereunder and the Liquidity Bank is not in default of its respective payment obligations thereunder, the Trustee shall declare the principal of all the Outstanding Bonds to be due and payable immediately by notice in writing to the District, the Company, and Holder of the Bonds, and upon the date of any such declaration, such principal shall become immediately due and payable, all interest on all Outstanding Bonds shall cease to accrue on the date of declaration of acceleration and interest.
(d)    Whenever the Trustee shall declare the principal of all the Outstanding Bonds to be due and payable immediately, the Trustee shall immediately comply with the requirements of Section 4.03 relating to an immediate drawing under the Credit Facility, without security or indemnity against the costs, expenses, and liabilities which might be incurred by it in connection with such drawing.
(e)    At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of Bonds Outstanding, by written notice to the District and the Trustee, in the case of any acceleration of maturity of the Bonds may, with the approval of the Credit Enhancer (if a Credit Facility is then in effect and the Credit Enhancer is not then in default of its payment obligations thereunder), direct the Trustee to rescind and annul such declaration and its consequences if:

(1)    the District has caused to be paid or deposited with the Trustee a sum sufficient to pay
(A)    all overdue installments of interest on all Bonds;
(B)    the principal of (and premium, if any, on) any Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Bonds; and
(C)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
(2)    all Events of Default, other than the nonpayment of the principal of Bonds which have become due solely by such acceleration, have been cured or waived as provided in Section 7.14;
(3)    the Trustee shall have received a written confirmation from Jefferson Holdings and the Company, if the Standby Bond Purchase Agreement is then in effect, the Credit Enhancer, if any, and the Liquidity Bank, if any, that the Credit Facility, the Liquidity Facility or the Standby Bond Purchase Agreement, as applicable, is in full force and effect; and
(4)    if a Credit Facility, a Liquidity Facility or the Standby Bond Purchase Agreement shall have been in effect hereunder immediately prior to such declaration, the provider of such Credit Facility, Liquidity Facility or Standby Bond Purchase Agreement, as the case may be, shall have given written notice to the Trustee that the Credit Facility, Liquidity Facility or Standby Bond Purchase Agreement will be in effect on the date such rescission and annulment becomes effective in a stated amount at least equal to the stated amount thereof immediately prior to the occurrence of the Event of Default.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 7.03    Collection of Indebtedness and Suits for Enforcement by Trustee. The District covenants that if
(1)    default is made in the payment of any installment of interest on any Bond when such interest becomes due and payable, or
(2)    default is made in the payment of the principal of (or premium, if any, on) any Bond when such principal becomes due and payable, or
(3)    default is made in the payment of the Purchase Price on any Bond when due,

the District will, upon demand of the Trustee, pay (but solely from the Trust Estate, the Pledged Revenues and funds received from the Company) to it, for the benefit of the Holders of the Bonds, the whole amount then due and payable on such Bonds for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any); and shall pay to the Trustee such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the District fails to pay any of the foregoing amounts forthwith upon demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the District or any other obligor upon the Bonds and collect the money adjudged or decreed to be payable in the manner provided by law solely out of the property constituting a part of the Trust Estate pledged to the Bonds.
If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of Bonds by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 7.04    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the District, the Company, Jefferson Holdings or any other obligor upon the Bonds or property of the District, of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand, on the District, the Company or such other obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(i)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Bonds allowed in such judicial proceeding, and
(ii)    to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same;
and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Bonds to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Bonds, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Bonds any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Bonds in any such proceeding.
Section 7.05    Trustee May Enforce Claims Without Possession of Bonds. All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered.

Section 7.06    Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
(a)    First, to the payment of the Trustee of any fees or expenses of the Trustee then due and payable;
(b)    Second, to the payment of the amounts then due and unpaid upon the Bonds, for interest, in respect of which or for the benefit of which such money has been collected, ratably without preference or priority of any kind, according to the amounts due and payable on such Bonds for interest;
(c)    Third, to the payment of the amounts then due and unpaid upon the Bonds, for principal (and premium, if any), in respect of which or for the benefit of which such money has been collected, ratably without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal (and premium, if any); and
(d)    Fourth, to the District, any remaining amounts of money so collected.
Any amounts drawn under the Credit Facility or the Liquidity Facility, or money in the Credit Facility Fund or the Liquidity Account of the Purchase Fund, shall be applied in payment of the Holders of the Multi-Modal Bonds secured thereby as provided in the applicable provisions of Articles II and IV of this Indenture.
For purposes of this Section 7.06, the Trustee may assume that no Bonds are registered in the name of the Company, or an affiliate thereof, or such entity is a beneficial holder thereof unless a written notice of such ownership is delivered to a Responsible Officer at the Trustee’s office at the address specified in Section 1.05 of this Indenture.
Section 7.07    Limitation on Suits. The Holder of any Bond shall have no right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;
(b)    the Holders of not less than 30% in principal amount of the Outstanding Bonds shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)    such Holder has offered to the satisfaction of the Trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Bonds;
it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds, or to obtain or to seek to obtain priority or preference over any other Holders, to take any action that would affect the validity of the lien of this Indenture on the Trust Estate, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Bonds.
Section 7.08    Unconditional Right of Holders of Bonds to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and interest on such Bond, but solely from the sources provided in this Indenture, on the respective Stated Maturities expressed in such Bond (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 7.09    Restoration of Rights and Remedies. If the Trustee or any Holder of Bonds has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, or such Holder of Bonds, then and in every such case the District, the Trustee and the Holders of Bonds shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, and the Holders of Bonds shall continue as though no such proceeding had been instituted.

Section 7.10    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee, or the Holders of Bonds is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 7.11    Delay or Omission Not Waiver. No delay or omission of the Trustee, or any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Credit Enhancer, or the Holders of Bonds may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or the Holders of Bonds, as the case may be.
Section 7.12    Control by Holders of Bonds.
(a)    The Holders of a majority in aggregate principal amount of the Outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:
(i)    such direction shall not be in conflict with any rule of law or with this Indenture, and
(ii)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 7.13    Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds may waive any past default hereunder and its consequences, except:
(a)    a default in the payment of the principal of (or premium, if any) or interest on or the Purchase Price of any Bond, or
(b)    an Event of Default described in Section 7.01(5), or
(c)    a default in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.
Upon any such waiver such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 7.14    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of Bonds, or group of Holders of Bonds, holding in the aggregate more than 10% in principal amount of the Outstanding Bonds, or to any suit instituted by any Holder of Bonds for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond on or after the respective Stated Maturities expressed in such Bond (or, in the case of redemption, on or after the redemption date).
Section 7.15    Waiver of Stay or Extension Laws. The District covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the District (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 7.16    No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Bond or any Bond, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, or against any past, present or future director, officer or employee, as such, of the District or the Trustee or of any successor thereof, either directly or through the District or the Trustee, whether by virtue of any constitution or statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Bonds are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, directors, officers or employees, as such, of the District or the Trustee or any successor thereof, or any of them, because of the creation of indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, director, officer or employee, as such, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Bonds or any of the Bonds.
Section 7.17    Expenses Payable under Indenture. All expenses incurred in carrying out this Indenture shall be payable solely from funds derived by the District from the Company. Anything in this Indenture to the contrary notwithstanding, the performance by the District of all duties and obligations imposed upon it hereby, the exercise by it of all powers granted to it hereunder, the carrying out of all covenants, agreements and promises made by it hereunder, and liability of the District for all warranties and other covenants herein shall be limited solely to the Trust Estate, which includes money and revenues received from Pledged Revenues, and from money attributable to the proceeds of Bonds, or the income from the temporary investment thereof; and the District shall not be required to effectuate any of its duties, obligations, powers or covenants except from, and to the extent of, such money, revenues, proceeds, and payments.
ARTICLE VIII
CONCERNING THE TRUSTEE
Section 8.01    Duties and Liabilities of Trustee.
(a)    Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(b)    In case any Event of Default (of which the Trustee has actual knowledge or is deemed to have actual knowledge under Section 8.03(h) hereof) has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a reasonably prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except, that:
(1)    this subsection shall not be construed to limit the effect of subsection (a) of this Section or Section 8.03;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of Bonds then Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or as holder of the Initial Bonds Bond; and
(4)    no provision of this Indenture shall require the Trustee to expend or risk its funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability or the payment of its fees and expenses is not reasonably assured to it.
(d)    Whether or not therein expressly so provided, every provision of this Indenture and the other Bond Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and Sections 8.03 and 8.15.
Section 8.02    Notice of Defaults; Notice to Rating Service and Beneficial Owners.
(a)    Within 10 days after the occurrence of any Event of Default hereunder of which the Trustee is deemed to have knowledge hereunder, the Trustee shall transmit by mail to the Credit Enhancer, the Liquidity Bank, and the Remarketing Agent, and within 60 days after such occurrence, to all Holders of Bonds, notice of such default, unless, with respect to notice to the Holders of the Bonds, such default shall have been cured or waived or unless corrective action to cure such default has been instituted and is being pursued such that such default does not constitute an Event of Default; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Bonds or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice from the Holders of Bonds if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Bonds; provided, further, that in the case of any default of the character specified in Section 7.01(3) hereof no such notice to Holders of Bonds shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

(b)    The Trustee shall mail, first-class postage prepaid, to each Rating Service, if any, providing a rating with respect to the Bonds, notice of any of the following events, whenever:
(i)    the Trustee, pursuant to the Indenture, has resigned or been removed and a successor Trustee has been appointed, such notice to be mailed within ten Business Days after the appointment of such successor Trustee;
(ii)    an amendment or supplement to the Indenture executed or consented to by the Trustee or of which the Trustee has received written notice is to be entered into, such notice and a copy of such amendment or supplement to such Rating Service to be mailed at least ten Business Days prior to the effective date of such amendment or supplement and within three Business Days after the receipt of such written notice by the Trustee;
(iii)    the Trustee either (1) receives a District Request pursuant to Section 3.02 which directs the Trustee to redeem all the Outstanding Bonds or (2) declares the principal of all Outstanding Bonds to be immediately due and payable pursuant to Section 7.02, such notice to be mailed within ten Business Days after the receipt of such Company Request (and to specify the redemption date requested thereby) or after such declaration;
(iv)    all Bonds shall be deemed to have been paid or defeased as provided in Article X hereof;
(v)    there is any change in the Tender Agent or Remarketing Agent;
(vi)    any Bonds are converted from the Initial Rate to any other Interest Mode, or any mandatory tender occurs with respect to the Initial Bonds;
(vii)    the expiration, termination, extension or transfer of the Standby Bond Purchase Agreement; or
(viii)    any redemption of any Bonds.
(c)    The Trustee shall maintain a register of the names, addresses, and contact information for all Beneficial Owners of the Bonds who provide such information to the Trustee. Whenever the Trustee is required to give any notice to the Holders, the Trustee shall give such notice to such Beneficial Owners at such addresses. The Trustee is authorized to provide a copy of any document or to discuss any matter concerning the Trust Estate to or with any Beneficial Owner on request
Section 8.03    Certain Rights of Trustee.
(a)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, orders, requests, or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates, orders, requests, or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the specific requirements of this Indenture;
(b)    Any request or direction of the District mentioned herein shall be sufficiently evidenced by a Request of the District; and any resolution of the Board of Commissioners of the District may be evidenced to the Trustee by a Board Resolution of the District;
(c)    Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
(d)    The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless there shall have been offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in connection with such request or direction and for the payment of the Trustee’s fees in connection therewith; provided, however, that, anything to the contrary herein notwithstanding, no indemnification of the Trustee is required prior to the Trustee making payments on the Bonds when due, causing an acceleration or tender required by this Indenture, redeeming Bonds or drawing on the Credit Facility or the Liquidity Facility when directed by this Indenture (each a “Nondiscretionary Duty”), but the Trustee shall not be deemed to have waived or released its right to indemnification from any entity by its undertaking or discharging such Nondiscretionary Duty hereunder;
(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the District, personally or by agent or attorney;
(g)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Trustee shall not be held liable for any negligence or misconduct of any such agent or attorney appointed with due care;
(h)    The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder unless the Trustee shall be specifically notified of such Event of Default in writing by the District, or the Company or by the Holders of at least 30% of the principal amount of Outstanding Bonds, and in the absence of such notice the Trustee may conclusively assume that no Event of Default exists; provided, however, that the Trustee shall be required to take and be deemed to have notice of its failure to receive the money necessary to make payments when due of debt service;
(i)    The Trustee may seek the approval of the Holders of the Bonds by any means it deems appropriate and not inconsistent with the terms of this Indenture in connection with the giving of any consent or taking of any action in its capacity as Holder of any Bond;
(j)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; and
(k)    The permissive rights of the Trustee contained in this Indenture shall not be construed as duties of the Trustee.
(l)    The Trustee shall be entitled to rely conclusively upon any direction given to it in accordance with Section 20.6(d) of the Facilities Lease.
Notwithstanding the aforesaid, the Trustee shall be required to make all drawings on the Purchase Fund, the Credit Facility and the Liquidity Facility and pay the Holders of the Bonds at the times required under, and subject to the terms of, this Indenture and accelerate the Bonds if required by this Indenture.
Section 8.04    Not Responsible For Recitals or Issuance of Bonds. The recitals contained herein and in the Bonds (other than the certificate of authentication on such Bonds) shall be taken as the statements of the District and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the District thereto or as to the security afforded thereby or hereby; as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder; as to the validity or sufficiency of this Indenture or of the Bonds; or as to the correctness or sufficiency of any statement made in connection with the offer or sale of the Bonds. The Trustee shall not be accountable for the use or application by the District or the Company of any of the Bonds or of the proceeds of such Bonds.
Section 8.05    Trustee May Own Bonds. The Trustee or any other agent appointed hereunder, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the District with the same rights it would have if it were not Trustee or such other agent.
Section 8.06    Money to Be Held in Trust. All money received by the Trustee shall, until used or applied as herein provided be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Tender Agent shall be under any liability for interest on any money received by it hereunder other than such interest as it expressly agrees in writing with the District to pay.
Section 8.07    Compensation and Expenses of Trustee and Paying Agent. The District agrees, but solely from the Trust Estate and the revenues pledged by this Indenture to such payment:

(1)    to pay to the Trustee, Tender Agent, Bond Registrar, Authenticating Agent, and Paying Agent from time to time, when due, reasonable compensation for all services rendered by them hereunder, including extraordinary services during the existence of a default, which shall not be limited by any law limiting the compensation of the trustee of an express trust; and
(2)    except as otherwise expressly provided herein, to reimburse the Trustee, the Tender Agent and the Paying Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Tender Agent or such Paying Agent in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and securities or transaction charges to the extent not waived by the Trustee as a result of its receipt of compensation with respect to such securities or transactions) except any such expense, disbursement or advance as may be attributable to the willful misconduct, gross negligence or bad faith of such Person.
As such security for the performance of the obligations of the District under this Section the Trustee shall have a lien prior to the Bonds upon all property and funds held or collected by the Trustee as such, excluding the Credit Facility Fund and Purchase Fund.
When the Trustee incurs expenses or renders services in connection with any bankruptcy or insolvency proceeding, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.
Section 8.08    Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an entity organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 8.09    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.10.
(b)    The Trustee may resign at any time by giving written notice thereof to the District. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    The Trustee may be removed at any time by (i) act of the Holders of a majority in aggregate principal amount of the Outstanding Bonds, delivered to the Trustee, or (ii) the District.
(d)    If at any time:
(1)    the Trustee shall cease to be eligible under Section 8.08 and shall fail to resign after written request therefor by the District or by any such Holder of Bonds, or

(2)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the District may remove, upon written direction, the Trustee, or (ii) subject to Section 7.13, any Holder of Bonds who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the District shall promptly appoint a successor Trustee. If, within sixty (60) days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Bonds delivered to the District and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the District. If no successor Trustee shall have been so appointed by the District or the Holders of Bonds and accepted appointment in the manner hereinafter provided, the Trustee or any Holder of Bonds who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)    So long as no default or Event of Default has occurred and is continuing hereunder, the District at any time may (with the written consent of the Credit Enhancer so long as the Credit Enhancer is not in default of its obligations under the Credit Facility) remove the Trustee and appoint a substitute Trustee. If there is not Credit Facility or the Credit Enhancer is in default of its obligations under the Credit Facility, the District at any time may (with the consent of the Holders of a majority in aggregate principal amount of the Bonds Outstanding), remove the Trustee and appoint a substitute Trustee.
(g)    The District shall give, or cause to be given, notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Bonds at their addresses as shown in the Bond Register. Each notice shall include the name and address of the applicable corporate trust office or payment office of the successor Trustee.
Section 8.10    Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the District and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the District or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to the successor Trustee, the Credit Facility, the Liquidity Facility, and all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the District shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
Section 8.11    Merger or Consolidation. Any entity into which the Trustee may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.
Section 8.12    Authenticating Agent. There may (and whenever the Trustee shall not maintain an office or agent in each Place of Payment there shall) be an Authenticating Agent appointed by the Trustee with power to act on its behalf and subject to its direction in the authentication and delivery of the Bonds in connection with delivery of Bonds pursuant to Section 2.03 and transfers and exchanges under Sections 2.05, 2.06 and 3.07, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections to authenticate and deliver the Bonds. For all purposes of this Indenture, the authentication and delivery of the Bonds by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of the Bonds “by the Trustee”.
The Trustee is hereby appointed Authenticating Agent with respect to the Bonds.
Each Authenticating Agent shall at all times be a bank or trust company having an office or agent in a Place of Payment, and shall at all times be an entity organized and doing business under the laws of the United States or of any state with a combined capital and surplus of at least $50,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation, or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor entity is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor entity.
Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the District, the Credit Enhancer, the Liquidity Bank and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the District, the Credit Enhancer, the Liquidity Bank, and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee with the approval of the Credit Enhancer and the Liquidity Bank shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the District and the Company.
The Trustee shall be entitled to be reimbursed for any reasonable compensation paid by the Trustee to the Authenticating Agent for its service subject to Section 8.03 and 8.07. The provisions of Sections 2.09, 8.03, 8.04, and 8.05 of this Indenture shall be applicable to any Authenticating Agent.
Section 8.13    Tender Agent. At all times when any Bond is subject to purchase as provided herein, there shall be a Tender Agent (which may be the Trustee) appointed by the District with power to act in the purchase of Bonds or portions thereof and payment of the Purchase Price therefor. Such Tender Agent shall at all times be a commercial bank or trust company having an office or an agent in the State of Texas, organized and doing business under the laws of the United States or of any state with a combined capital and surplus of at least $50,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
The Bank of New York Mellon Trust Company, National Association is hereby appointed Tender Agent with respect to the Bonds.
Any entity into which any Tender Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation, or conversion to which any Tender Agent shall be a party, or any entity succeeding to the corporate trust business of any Tender Agent, shall be the successor of the Tender Agent hereunder, if such successor entity is otherwise eligible under this Section, without the execution or filing of any further document on the part of the parties hereto or the Tender Agent or such successor entity.
Any Tender Agent may resign by giving 30 days prior written notice of such resignation to the Trustee, the District, the Credit Enhancer, if any, the Liquidity Bank, if any the Remarketing Agent and the Company. The District may terminate the agency of any Tender Agent by giving 30 days prior written notice of such termination to such Tender Agent and the Credit Enhancer, if any, the Liquidity Bank, if any, the Remarketing Agent and the Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Tender Agent shall cease to be eligible under this Section, the District shall promptly appoint a successor Tender Agent and shall give written notice of such appointment to the Trustee, the District and the Bondholders.
No such resignation or removal shall take effect until a successor Tender Agent shall have been appointed and has accepted such appointment. If no successor Tender Agent has accepted appointment within 30 days after the Tender Agent has given notice of its resignation or the District has terminated the agency of the Tender Agent as provided above, the Tender Agent may either petition any court of competent jurisdiction for the appointment of a temporary successor Tender Agent or itself appoint a temporary successor Tender Agent, provided that in either case any Tender Agent so appointed shall immediately and without further act be superseded by any Tender Agent appointed by the District as provided above.
Each Tender Agent other than the Trustee shall be required to execute and deliver to the Trustee an instrument in which such Tender Agent shall agree with the District, subject to the provisions of this Section, that such Tender Agent will:
(a)    hold all sums held by it for the payment of the Purchase Price of Bonds in a separate account in trust for the benefit of the Holders of such Bonds until such sums shall be paid to the Holders or otherwise disposed of as herein provided;
(b)    at any time, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Tender Agent;
(c)    accept and hold Liquidity Bank Bonds on behalf of the Liquidity Bank prior to delivery of such Liquidity Bank Bonds to the Liquidity Bank and will accept and hold the proceeds of any remarketing of such Liquidity Bank Bonds on behalf of the Liquidity Bank, until delivery of such amounts to the Liquidity Bank, all in accordance with instructions to be provided by the Liquidity Bank;
(d)    effect the purchase of the Initial Bonds subject to tender on an Initial Bonds Remarketing Date from and to the extent of proceeds of remarketing or funds advanced under the Standby Bond Purchase Agreement; and
(e)    observe and perform the obligations of the Tender Agent hereunder.
The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purposes, direct the Tender Agent to pay to the Trustee all money held in trust by such Tender Agent, such money to be held by the Trustee upon the same trusts as those upon which such money was held by such Tender Agent, and, upon such payment by the Tender Agent to the Trustee, the Tender Agent shall be released from all further liability with respect to such money.
Subject to the provisions of any agreement between the District and the Tender Agent, the Tender Agent shall be paid reasonable compensation for its services hereunder, but solely from and to the extent of funds advanced by the Company at the request of the District solely for such purposes (and not for payment of debt service) pursuant to the Facilities Lease. The provisions of Sections 2.09, 8.01, 8.03, 8.04, and 8.05 shall be applicable to any Tender Agent.
Section 8.14    Remarketing Agent. Until all Bonds bear interest at the Fixed Rate, there shall be a Remarketing Agent appointed with power to act in the discharge of the duties of the Remarketing Agent hereunder, including the setting of interest rates on the Bonds. Such Remarketing Agent shall at all times be a bank or trust company or a member of the New York Stock Exchange or the National Association of Securities Dealers, authorized by law to perform all the duties imposed by this Indenture on the Remarketing Agent.
Any corporation into which any Remarketing Agent may be merged or converted or with which it may be consolidated, or any corporation succeeding to the municipal investment banking business of any Remarketing Agent, shall be the successor of the Remarketing Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Remarketing Agent or such successor.
Any Remarketing Agent may at any time resign by giving at least 30 days prior written notice of such resignation to the Trustee, the District, the Credit Enhancer, if any, the Liquidity Bank, if any, the Tender Agent and the District. The District may at any time terminate the agency of any Remarketing Agent by giving not less than 30 days prior written notice of such termination to such Remarketing Agent, the Trustee, the Tender Agent, the Credit Enhancer and the Liquidity Bank. Upon the giving of such a notice of resignation or upon such a termination, or in case at any time any Remarketing Agent shall cease to be eligible under this Section, the District shall promptly appoint a successor Remarketing Agent and shall give written notice of such appointment to the District, Tender Agent, the Credit Enhancer, if any, and the Liquidity Bank, if any.
The District will cause each Remarketing Agent to execute and deliver to the Trustee a Remarketing Agreement in which such Remarketing Agent shall agree with the Trustee and the District, subject to the provisions of this Section, that such Remarketing Agent will observe and perform the duties of the Remarketing Agent hereunder. Subject to the provisions of any Remarketing Agreement, the Remarketing Agent shall be paid reasonable compensation for its services hereunder, but solely from and to the extent of funds advanced by the Company at the request of the District for such purpose pursuant to the Facilities Lease.
The provisions of Sections 8.04 and 8.05 of this Indenture shall be applicable to any Remarketing Agent.
Section 8.15    Trustee Liability for Agents. Notwithstanding anything contained herein to the contrary, the Trustee shall not be liable for any failure of the Paying Agent, the Authenticating Agent, the Tender Agent or the Remarketing Agent to perform in accordance with the Indenture any duty required or authorized herein to be performed by such Person or for any other acts or omissions of such Person.

ARTICLE IX
Section 9.01    Supplemental Indentures Without Consent of Holders of Bonds.
Without the consent of the Holders of any Bonds, the District and the Trustee, in each case at any time upon receipt of a District Request, may enter into or consent to one or more indentures supplemental hereto, subject to Section 9.03 hereof, for any of the following purposes:
(1)    to make any changes authorized by Section 4.01 or 5.08 hereof;
(2)    to evidence the succession of another Person to the District or the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the District as permitted by this Indenture or the Company as permitted by the Facilities Lease, or to evidence the succession of a successor trustee in accordance with this Indenture;
(3)    to add to the covenants of the District for the benefit of the Holders of Bonds, to add additional assets to the Trust Estate, or to surrender any right or power herein or therein conferred upon the District;
(4)    (i) to cure any ambiguity or to correct or supplement any defect, mistake, error, omission or other provision herein or therein which may be inconsistent with any other provision herein or therein, or (ii) to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with this Indenture, provided in the case of this clause (ii) such action shall not adversely affect the interests of the Holders of Bonds;
(5)    to amend, supplement or otherwise modify this Indenture in such manner as may be necessary to qualify this Indenture under the Trust Indenture Act of 1939 as then amended, or under any similar federal or state statute or regulation, including provisions whereby the Trustee accepts such powers, duties, conditions and restrictions hereunder and the District undertakes such covenants, conditions or restrictions additional to those contained in this Indenture as would be necessary or appropriate so to qualify this Indenture; provided, however, that nothing herein contained shall be deemed to authorize inclusion in this Indenture or in any indenture supplemental hereto, provisions referred to in Section 316(a)(2) of the said Trust Indenture Act or any corresponding provision provided for in any similar statute hereafter in effect;
(6)    to amend, supplement or otherwise modify this Indenture in such manner as may be necessary or appropriate to cause the rating assigned to the Bonds secured by a Credit Facility by each Rating Service to be the same as the rating assigned by such Rating Service to the Credit Enhancer’s long-term debt or to be the same as the rating assigned by such Rating Service to the Liquidity Bank’s short-

term debt or, in the event the Bonds are converted to the Fixed Rate, to secure or maintain an investment grade rating on the Bonds from each Rating Service;
(7)    to modify this Indenture (including but not limited to Section 2.12 hereof) to allow the Trustee to make periodic drawings on the Credit Facility when the Bonds are in the Commercial Paper Rate Mode;
(8)    to provide for the issuance of Additional Bonds in accordance with the terms and conditions of this Indenture; or
(9)    prior to any Multi-Modal Bonds becoming Outstanding, and with the consent of the Remarketing Agent, to make any change requested by the District to the terms and provisions hereof, including the forms of Bonds in Exhibits A, B, C, D and E hereof, provided no amendment permitted pursuant to this Section 9.01(9) shall (i) adversely affect the obligation herein to use monies in the Purchase Fund to pay the Purchase Price of Initial Bonds subject to mandatory tender on an Initial Bonds Remarketing Date (to whatever extent such monies in the Purchase Fund are needed for such purpose) or (ii) become effective until all Outstanding Series 2016 Bonds that are Initial Bonds have been repurchased at the Purchase Price or redeemed, or defeased to a date, on or prior to the First Initial Bonds Remarketing Date.
Section 9.02    Supplemental Indentures With Consent of Holders of Bonds. With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Bonds affected by such supplemental indenture, by Act of such Holders delivered to the Trustee, the District and the Trustee may enter into or consent to an indenture or indentures supplemental hereto, subject to Section 9.03 hereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture. However, no such supplemental indenture shall, without the consent of the Holder of each Bond affected thereby:
(1)    change the Stated Maturity of the principal of, or any installment of interest on, any Bonds or any date for mandatory redemption or mandatory purchase thereof, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption or Purchase Price due upon mandatory tender thereof, or change the coin or currency in which, any Bonds or the interest thereon is payable, or materially impair or subordinate the lien of this Indenture on the Trust Estate or materially impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date), or
(2)    reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)    modify any of the provisions of this Section or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Bond affected thereby.
It shall not be necessary for any Act of Holders of Bonds under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Holders of Bonds shall approve the substance thereof.
Section 9.03    Execution of Supplemental Indentures and Amendments of Other Documents. In connection with the execution of any supplemental indenture (including any waiver of any provision of this Indenture) or in connection with the execution of any amendment, supplement or modification to, or waiver of any provision of, the SNDA, the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement permitted by this Article, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture (including any waiver) is authorized or permitted by this Indenture (and in the case of an amendment, supplement or modification to, or waiver of any provision of, the SNDA, the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement that such amendment, supplement, modification or waiver complies with the provisions of Section 9.06 or 9.07 hereof); provided that the Trustee shall only receive such Opinion of Counsel if the Trustee executes such supplemental indenture, amendment, supplement, modification or waiver.
In addition, in connection with the execution of any supplemental indenture or in connection with the execution of any amendment, supplement or modification to the SNDA, the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement permitted by this Article 9, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Bond Counsel that the execution of such supplemental indenture, amendment, supplement or modification will not adversely affect the exclusion of interest on the Bonds from the gross income of the Holders of the Bonds (each, a “Tax Opinion”).
The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, amendment, supplement, modification or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee shall not execute any supplemental indenture without the consent of the District.
The District shall, or shall use commercially reasonable efforts to cause the Company to, deliver to the Trustee an executed copy of each such supplemental indenture, amendment, supplement, modification or waiver promptly after the execution thereof.
Section 9.04    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Bonds thereafter or theretofore authenticated and delivered hereunder shall be bound thereby.

Section 9.05    Bonds May Bear Notation of Changes. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the District or the Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the District, to any such supplemental indenture may be prepared and executed by the District and authenticated and delivered by the Trustee in exchange for Bonds then Outstanding
Section 9.06    Amendments to the SNDA, Ground Lease, Facilities Lease, Company Leasehold Deed of Trust, Standby Bond Purchase Agreement and Capital Call Agreement Without Consent of the Holders of Bonds. Without the consent of the Holders of any Bonds, the District, the Trustee (solely with respect to the SNDA, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement and the Capital Call Agreement) and the Company, as applicable, may enter into one or more amendments, supplements, modifications or waivers of any provision of the SNDA, the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement, subject to Section 9.03 hereof, for any of the following purposes:
(1)    to evidence the succession of another Person to any party thereto, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of such party as permitted by the SNDA, the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement, as applicable;
(2)    to add to or modify the covenants of the SNDA, the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement for the benefit of the Holders of Bonds or to add additional assets to the Trust Estate;
(3)    (i) to cure any ambiguity or to correct or supplement any defect, mistake, error, omission or other provision therein which may be inconsistent with any other provision therein, or (ii) to make any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent therewith, provided in the case of this clause (ii) such action shall not adversely affect the interests of the Holders of Bonds;
(4)    to provide for, facilitate or effectuate the issuance of Additional Bonds pursuant to and in accordance with this Indenture; or
(5)    subject to Section 9.07(b) hereof, to make any other change to any provision of the SNDA, the Ground Lease, the Facilities Lease or the Company Leasehold Deed of Trust that would not, as of the date of such amendment, supplement, modification or waiver, reasonably be expected to (i) have a material adverse effect on the value of the Trust Estate, taken as a whole, or (ii) materially adversely impair the Company’s ability to complete or operate the Project, in each case, as certified by an authorized officer of the Company in a certificate delivered to the District and the Trustee.

Section 9.07    Amendments to the SNDA, the Ground Lease, Facilities Lease, Company Leasehold Deed of Trust, Standby Bond Purchase Agreement and Capital Call Agreement With Consent of the Holders of Bonds.
(a)    With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Bonds, by Act of such Holders delivered to the Trustee, the District, the Trustee (solely with respect to the SNDA, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement and the Capital Call Agreement) and the Company, as applicable, may enter into any amendment, supplement, modification or waiver of the SNDA, Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement, subject to Section 9.03 hereof.
(b)    However, subject to Section 9.03 hereof and notwithstanding Section 9.06(5) hereof, the consent of the Holders of sixty six and two thirds percent (66.67%) in aggregate principal amount of the Outstanding Bonds, by Act of such Holders delivered to the Trustee, shall be required to:
(1)    permit termination or cancellation of the SNDA, the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement;
(2)    permit any reduction of the amounts payable under the Facilities Lease which constitute Pledged Revenue, or change the dates when such payments are due or the provisions therein relating to prepayment;
(3)    permit any reduction of the amounts payable under the Standby Bond Purchase Agreement or Capital Call Agreement or change the dates when such payments are due; or
(4)    reduce the aggregate principal amount of Bonds required to consent to any amendment, supplement or modification to, or waiver of, the SNDA, the Ground Lease, the Facilities Lease, the Company Leasehold Deed of Trust, the Standby Bond Purchase Agreement or the Capital Call Agreement pursuant to this Section.
It shall not be necessary for any Act of Holders of Bonds under this Section to approve the particular form of any proposed amendment, supplement, modification or waiver, but it shall be sufficient if such Holders of Bonds shall approve the substance thereof.
ARTICLE X
SATISFACTION AND DISCHARGE OF
INDENTURE; UNCLAIMED MONEY
Section 10.01    Satisfaction and Discharge of Indenture. Whenever the following conditions shall exist, namely:

(a)    all Bonds theretofore authenticated and delivered have been cancelled by the Trustee or delivered to the Trustee for cancellation, excluding, however:
(1)    Bonds for the payment of which money has theretofore been deposited in trust with the Trustee or a Paying Agent pursuant to Section 4.04;
(2)    Bonds alleged to have been destroyed, lost, or stolen which have been replaced or paid as provided in Section 2.06, except for any such Bond which, prior to the satisfaction and discharge of this Indenture, has been presented to the Trustee with a claim of ownership and enforceability by the Holder thereof and where enforceability has not been determined adversely against such Holder by a court of competent jurisdiction;
(3)    Bonds, other than those referred to in paragraphs (1) and (2) above, for the payment or redemption of which the District has deposited, or caused to be deposited, with the Trustee at the Maturity thereof in trust for such purpose funds in an amount sufficient to pay and discharge the entire indebtedness on such Bonds for principal (and premium, if any) and interest to such Maturity; and
(4)    Bonds deemed no longer Outstanding as a result of the deposit or escrow of money or Eligible Securities or both as described in Section 10.02.
(b)    the District has paid, or caused to be paid, all other sums payable by the District hereunder; and
(c)    there has been delivered to the Trustee an Opinion of Counsel stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with;
then, this Indenture and the lien, rights, and interests created hereby shall cease, determine, and become null and void (except as to any surviving rights of transfer, exchange, or tender of Bonds herein or therein provided for) and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the District (but solely from the Trust Estate), execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary (in form and substance satisfactory to the District) and pay, assign, transfer, and deliver to the District or upon District Order all cash, securities, and other property then held by it hereunder as a part of the Trust Estate.
Section 10.02    Payment of Bonds.
(a)    All of the Bonds shall be deemed to have been paid for purposes of this Indenture if (i) there has been deposited with the Trustee in trust (x) cash or (y) Eligible Securities (or a combination of (x) and (y)), the principal of, premium, if any, and interest on which will, when due, without further investment or reinvestment of either the principal amount thereof or the interest earnings thereon (as established by a report of an independent certified public accountant setting forth the calculations upon which such report is based), provide money in an amount, which, together with any money deposited with or held by the Trustee at the same time and available for such purpose pursuant to this Indenture, will be sufficient to pay when due and payable the principal, premium, if any, and interest due and payable and to become due and payable on and prior to the respective redemption dates or Maturity date of such Bonds, (assuming in the case of Bonds that bear interest at a variable rate, that such Bonds bear interest at a rate equal to the maximum rate of interest which such Bonds may bear from the date of such deposit until the respective redemption or Maturity dates thereof); provided no such redemption or Maturity date shall occur after any Initial Bonds Remarketing Date applicable to such Bonds, (ii) in case any of such Bonds are to be redeemed on any date prior to their Stated Maturity, the District has given to the Trustee irrevocable written instructions instructing the Trustee to effect the redemption of such Bonds, and to give notice of such redemption to Holders prior to said date as provided in this Indenture, (iii) in the event such Bonds are not to be redeemed within the 60 days next succeeding the date of such deposit with the Trustee, the District has given irrevocable written instructions to the Trustee to give notice to the Holders of such Bonds advising that the deposit required by clause (i) of this paragraph above has been made with the Trustee and that the Bonds are deemed to have been paid in accordance with this Article and stating such Maturity or redemption date or dates upon which money is to be available for the payment of the principal, premium, if any, and interest; and (iv) the Trustee shall have received opinions of counsel to the effect that (x) such deposit will not affect the tax exempt status of interest on the Bonds and (y) all conditions precedent to such deposit have been satisfied. The Trustee shall not be required to accept any deposit of Eligible Securities pursuant to clause (y) or (z) during the continuance of an Event of Default.
Any Eligible Securities deposited with the Trustee pursuant to this Section shall mature on such dates as shall be required for the aforesaid purpose. Such Eligible Securities shall not contain provisions permitting the redemption thereof at the option of the District.
Subsequent to the making of any deposit provided for in this Section, such Bonds shall continue to enjoy the security and benefits of this Indenture to the extent required to assure the purchase of such Bonds in the manner provided in Article II of this Indenture, the applicable form of Bond and otherwise so as to assure performance by the District in accordance with the terms of such Bonds; and
(b)    Any release under this Section shall be without prejudice to the right of the Trustee to be paid reasonable compensation for all services rendered by it under this Indenture and all its reasonable expenses, charges and other disbursements and those of its attorneys, agents and employees, incurred on and about the administration of trusts created by this Indenture and the performance of its powers and duties under this Indenture.
Section 10.03    Application of Trust Money. The Eligible Securities and money deposited with the Trustee pursuant to Section 10.02 and principal or interest payments on any such Eligible Securities shall be held in trust, shall not be sold or reinvested, and shall be applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Eligible Securities were deposited; provided that, upon delivery to the Trustee of an Officer’s Certificate (accompanied by the report of an independent certified public accountant setting forth the calculations upon which such Officer’s Certificate is based) establishing that the money and Eligible Securities on deposit following the taking of the proposed action will be sufficient for the purposes described in Section 10.02, any money received from principal or interest payments on Eligible Securities deposited with the Trustee or the proceeds of any sale of such Eligible Securities, if not then needed for such purpose, shall, upon District Order, be reinvested in other Eligible Securities or disposed of as requested by the District. For purposes of any calculation required by this Article, any Eligible Security which is subject to redemption at the option of its issuer, the redemption date for which has not been irrevocably established as of the date of such calculation, shall be assumed to cease to bear interest at the earliest date on which such obligation may be redeemed at the option of the District thereof and the principal of such obligation shall be assumed to be received at its stated maturity.
Section 10.04    Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Indenture by Electronic Means shall be equally as effective as delivery of an original executed counterpart of this Indenture. Any party delivering an executed counterpart of this Indenture by Electronic Means also shall deliver an original executed counterpart of this Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Indenture.
This written Indenture represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
Section 10.05    Final Agreement. There are no unwritten oral agreements between the parties.
[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the District and the Trustee have caused this Indenture to be signed on their behalf by their duly authorized representatives as of the date first written above.
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS

By:    /s/ David C. Fisher
Name: David C. Fisher
Title: Port Director, CEO
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL     ASSOCIATION, as Trustee, Paying Agent, Tender Agent and Bond Registrar

By:    /s/ Patricia A. Barbarino
Authorized Signatory

EXHIBIT A
(FORM OF BOND)
(INITIAL RATE)
(FORM OF FACE OF BOND)
THE BONDS MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) PRIOR TO THE FIRST INITIAL BONDS REMARKETING DATE, NOT A SUBSTANTIAL USER, IN ACCORDANCE WITH ALL APPLICABLE U.S. AND STATE SECURITIES LAWS (AS ALL SUCH TERMS ARE DEFINED IN THE INDENTURE).
UNITED STATES OF AMERICA
STATE OF TEXAS
COUNTY OF JEFFERSON
NUMBER                                    DENOMINATION

RI-_________                                    $______________

REGISTERED                                REGISTERED

PORT OF BEAUMONT NAVIGATION DISTRICT
OF JEFFERSON COUNTY, TEXAS
DOCK AND WHARF FACILITY REVENUE BONDS, SERIES 2016
(JEFFERSON ENERGY COMPANIES PROJECT)

INITIAL RATE:	MATURITY DATE:	DATED DATE:
7.25%	February 1, 2036	March 1, 2016

THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE UPON THE OCCURRENCE OF THE EVENTS AND IN THE MANNER HEREINAFTER DESCRIBED, AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED AS DESCRIBED HEREIN.
Commencement of Initial Rate Period: March 7, 2016
Initial Bonds Remarketing Date: February 13, 2020
Registered Holder: ___________________________
CUSIP No.:______________

PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS (the “District”), being a political subdivision of the State of Texas (the “State”) organized and existing pursuant to Article XVI, Section 59 of the Texas Constitution, for value received, hereby promises to pay to the Registered Holder named above, or registered assigns, but solely from the sources and in the manner herein provided, the Principal Amount set forth above on the Maturity Date set forth above (or earlier as herein described and indicated hereon). The District also promises to pay interest at the Initial Rate on the unpaid principal balance of this Bond from and including the date of commencement of the Initial Rate Period set forth above, or from and including the most recent date to which interest on this Bond (or any Bond in exchange for, or in lieu of which this Bond was issued) has been paid, to but excluding the Maturity Date or the date on which the payment of such Principal Amount shall have been made or provided for (if the date of such provision is on or after the date on which the payment of such Principal Amount is due). Interest accrued hereon shall be paid on the immediately succeeding Interest Payment Date (or next Business Day if such date is not a Business Day); provided that to the extent principal of this Bond is paid on any date (whether the Maturity Date or otherwise) interest accrued hereon to but excluding such payment date shall be paid on such payment date.
THIS BOND AND ALL OF THE BONDS OF THIS SERIES are special limited obligations of the District, payable by the District solely out of the “Pledged Revenues”, as defined in the Indenture (hereinafter defined), which Pledged Revenues are pledged to the payment of the Series 2016 Bonds and all Additional Bonds issued on a parity therewith, and all money and investments held for the credit of the funds and accounts established by or under the Indenture (except the Rebate Fund), all as more fully described and provided for in and subject to the restrictions and limitations imposed by the Indenture. This Bond and the series of which it is a part, together with the interest thereon, are payable solely from such Pledged Revenues and do not constitute a general obligation of the District.
THE BONDS DO NOT CONSTITUTE GENERAL OBLIGATIONS OF THE DISTRICT, THE STATE OF TEXAS OR ANY POLITICAL SUBDIVISION THEREOF. THE DISTRICT HAS PLEDGED NEITHER ITS TAXING POWER NOR THE CREDIT OF ITS TAXING POWER AS SECURITY FOR THE PAYMENT OF THE BONDS. THE OWNER HEREOF SHALL NEVER HAVE THE RIGHT TO DEMAND PAYMENT OF THIS OBLIGATION OUT OF ANY FUNDS RAISED OR TO BE RAISED BY TAXATION, OR FROM ANY SOURCE WHATSOEVER OTHER THAN THE AFORESAID PLEDGED REVENUES.
1.    Description of Series. This Bond is one of the duly authorized issue of the District’s Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) (the “Bonds” or the “Initial Bonds”)), aggregating in principal amount to $144,200,000 authorized by resolutions adopted by the Board of Commissioners of the District on November 23, 2015 and February 22, 2016, all issued or to be issued under a Trust Indenture and Security Agreement, dated as of February 1, 2016 (the “Indenture”), between the District and The Bank of New York Mellon Trust Company, National Association (the “Trustee”), pursuant to and in full conformity with the Constitution and the statutes of the State. The Bonds are issued in order to provide funds for the District to (i) reimburse and pay Jefferson Railport Terminal II LLC, a Delaware limited liability company (the “Company”) for the construction and acquisition of certain facilities for the transport, loading, unloading and storage of petroleum products on behalf of the District; (ii) pay capitalized interest on a portion of the Series 2016 Bonds and (iii) pay certain costs of issuance of the Series 2016 Bonds (collectively, the “Project”).
Pursuant to the terms of the Indenture, the Trustee may appoint agents for the performance of certain duties under the Indenture, including the authentication, registration, transfer, exchange and payment of the Bonds.
Reference is hereby made to the Indenture and the other Bond Documents (as such term is defined in the Indenture), copies of which are filed with the Trustee, for the full provisions thereof (including, among others, those with respect to the nature and extent of the rights, duties and obligations of the parties to the Bond Documents and the holders of the Bonds, the terms upon which the Bonds are issued and secured and the modification or amendment of the Bond Documents), to all of which the holders of the Bonds assent by the acceptance of the Bonds.
2.    Certain Additional Definitions. In addition to the definitions set forth above, or contained in Section 1.01 of the Indenture which are incorporated herein, the following terms used herein shall have the following meanings.
“Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions are authorized or obligated by law to close in the State of Texas or at the place where the principal corporate trust office of the Trustee is located.
“Conversion Date” means any Initial Bonds Remarketing Date on which Initial Bonds are converted to Daily Rate Bonds, Commercial Paper Rate Bonds, Fixed Rate Bonds or Weekly Rate Bonds.
“Initial Bonds Remarketing Date” means February 13, 2020.
“Initial Rate” means the per annum interest rate displayed on the face of this Bond.
“Initial Rate Period” means the period commencing with the date for such commencement displayed on the face of this Bond and concluding with the Initial Bonds Remarketing Date.
“Interest Payment Date” means each February 1 and August 1, commencing on August 1, 2016, and the Initial Bonds Remarketing Date.
“LIBOR” means the London interbank offered rate as administered by ICE Benchmark Administration (or any other entity that takes over the administration of such rate) for U.S. Dollars for a one-month period as displayed on page LIBOR01 of the Reuters screen that displays such rate at approximately 11:00 a.m., London time on the date of determination.
“Maximum Rate” means 15% per annum.
“Net effective interest rate” and “net interest cost” have the meanings given to them, respectively, in Texas Government Code, Chapter 1204, as amended.
“Purchase Date” means the Initial Bonds Remarketing Date.
“Purchase Price” means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered for purchase pursuant to the provisions of paragraph 4 hereof, plus any accrued and unpaid Stated Interest to the date of purchase.
“Regular Record Date” means, with respect to the Initial Bonds, the close of business for the Trustee on the Business Day preceding any Interest Payment Date.
“Standby Rate” means a per annum rate equal to LIBOR plus 5.00%.
“Stated Interest” means interest calculated pursuant to paragraph 3 of this Bond.
3.    Interest Rate.
(a)    This Bond shall bear interest for each day during the Initial Rate Period at the Initial Rate; provided, however, that the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate.
(b)    Interest at the Initial Rate on this Bond shall be calculated on the basis of a 360-day year comprised of twelve 30-day months and shall be payable on each Interest Payment Date.
(c)    The foregoing is subject to the limitation that (i) while any Bond is registered in the name of the Company or Jefferson Holdings after having been purchased with monies in the Initial Bonds Standby Bond Purchase Account, and (ii) with respect to any Bond not purchased within five (5) days after the Initial Bonds Remarketing Date, such Bond shall bear interest at the Standby Rate (but, in the case of the Bonds described in clause (ii), not less than the Initial Rate) from the Initial Bonds Remarketing Date.
4.    Mandatory Tender of Bonds. Holders of Initial Bonds, including this Bond, shall be required to tender their Bonds to the Tender Agent for purchase on the Initial Bonds Remarketing Date at the Purchase Price. In the event any Bonds have not been repurchased from proceeds of a remarketing or redeemed or defeased to a date on or prior to the Initial Bonds Remarketing Date, the Initial Bonds will be purchased on the Initial Bonds Remarketing Date pursuant to the Indenture and the Standby Bond Purchase Agreement.
5.    Payment. Interest on this Bond payable prior to or on the Maturity Date shall be paid by check or draft mailed to the Registered Holder of this Bond (provided, that any Registered Holder of $1,000,000 or more in Bonds may, upon written notice to the Trustee containing the appropriate information, elect to be paid by wire transfer of immediately available funds to an account in the United States) at its address as it appears on the registration books of the Trustee (in such capacity, the “Bond Registrar”). Interest on this Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Registered Holder of this Bond as of the applicable Regular Record Date. In order to make payment of defaulted interest, the District shall pay the defaulted interest to the person who is the Registered Holder on a subsequent special record date. The Trustee shall fix the special record date and special interest payment date. At least 10 days before the special record date, the Trustee shall mail to the Registered Holder a notice that states the special record date, the special interest, payment date, and the amount of interest to be paid.
Principal of this Bond payable on the Maturity Date or other final payment hereof, including payment upon acceleration hereof as provided in the Indenture, shall be payable to the Registered Holder of this Bond at the payment office of the Trustee in Houston, Texas, upon the surrender for cancellation of this Bond.
Upon an Event of Default, as defined in the Indenture, the Bonds may become or be declared to be due and payable immediately.
6.    Deemed Tender of Initial Bonds. ANY INITIAL BOND WHICH MUST BE TENDERED FOR PURCHASE ON A PURCHASE DATE IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THE INDENTURE, BUT WHICH IS NOT TENDERED FOR PURCHASE BY 11:00 NEW YORK, NEW YORK TIME, ON SUCH PURCHASE DATE (SUCH BONDS OR PORTIONS HEREIN REFERRED TO AS “UNTENDERED BONDS”) SHALL, UPON DEPOSIT IN THE PURCHASE FUND OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE OF SUCH BOND ON SUCH PURCHASE DATE, BE DEEMED TO HAVE BEEN TENDERED AND SOLD FOR THE PURCHASE PRICE ON SUCH PURCHASE DATE, AND SUCH UNTENDERED BOND SHALL NO LONGER BE ENTITLED TO THE BENEFIT OF THE INDENTURE EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR. UNTENDERED BONDS MUST BE SURRENDERED TO THE TENDER AGENT FOR PAYMENT OF THE PURCHASE PRICE DUE THEREON.
7.    Optional Redemption. The Initial Bonds may be redeemed in whole or in part on any Business Day during the period commencing August 1, 2019 and ending on February 13, 2020, at the option of the District, at a price equal to (a) 100% of the unpaid principal amount of the Bonds redeemed, plus (b) a premium equal to (x) 3.50% of the unpaid principal amount of the Bonds redeemed, multiplied by (y) the numbers of days (based on a 360-day year comprised of twelve 30-day months) from the date of redemption to, but not including, February 13, 2020, and divided by (z) 192, plus (c) accrued interest to, but not including, the date of redemption.
8.    Authorized Denominations and Transfer. The Bonds are issuable only as fully registered Bonds in denominations of $100,000 and multiples of $5,000 in excess of $100,000. This Bond is transferable by the Registered Holder hereof in person or by his attorney duly authorized in writing at the principal payment office of the Bond Registrar in Houston, Texas upon presentation hereof to the Bond Registrar, all subject to the terms and conditions provided in the Indenture.
9.    Additional Provisions. Subject to the restrictions set forth therein, the Indenture permits, with certain exceptions as therein provided, the District and the Trustee, with the consent of the Holders of the percentage in principal amount of Bonds outstanding specified in the Indenture, to execute supplemental indentures amending, adding to or eliminating any provisions of the Indenture.
The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute an action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. It is also provided in the Indenture that the Trustee at, in certain cases, the written request of the Holders of the applicable percentage of Bonds specified in the Indenture on behalf of the Holders of all the Bonds, may waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Bonds. The Indenture further provides that if, after a declaration of the acceleration of the maturity of the principal amount of the Bonds, but prior to the entry of a final judgment for such amount, all amounts which would then be payable thereunder by the District if such default had not occurred and were not continuing and certain other amounts shall have been paid by or on behalf of the District and the parties to the Bond Documents shall have also performed all other obligations in respect of which any of them is then in default under the Bond Documents and shall have paid the reasonable charges and expenses of the Trustee and the Holders of the Bonds, including reasonable attorneys’ fees paid or incurred, then and in every case the Trustee shall, in certain cases, upon request of the Holders of the applicable percentage of Bonds specified in the Indenture, waive such Event of Default and rescind and annul any remedial step theretofore taken by it in respect of such default and its consequences.
This Bond shall be governed, in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the applicable laws of the United States of America and of the State.
This Bond shall not be valid nor become obligatory for any purpose under the Indenture until it shall have been authenticated by the execution of the Certificate hereon endorsed by the manual signature of an authorized representative of the Trustee.*
*This paragraph does not apply to First Bond.
This Bond shall not be valid nor become obligatory for any purpose under the Indenture until it shall have been registered by the execution of the Certificate of the State Comptroller attached hereto by the manual signature of an authorized representative of the Comptroller of Public Accounts of the State of Texas.**
**This paragraph applies only to First Bond.
IT IS HEREBY CERTIFIED, RECITED AND REPRESENTED that the issuance of this Bond and the Bonds is duly authorized by law; that all acts, conditions and things required to exist and necessary to be done or performed precedent to and in the issuance of this Bond and the Bonds to render the same lawful, valid and binding have been properly done and performed and have happened in regular and due time, form and manner as required by law; that all acts, conditions and things necessary to be done or performed by the District or to have happened precedent to and in the execution and delivery of the Indenture have been done and performed and have happened in regular and due form as required by law; that due provision has been made for the payment of the principal of (premium, if any) and interest on this Bond and the Bonds by irrevocably pledging the described revenues as provided in the Indenture; that payment in full for the Bonds has been received; and that the issuance of the Bonds does not contravene or violate any constitutional or statutory limitation.

IN WITNESS WHEREOF, the District has caused this Bond to be executed by its President and to be attested to by its Secretary both by their manual or facsimile signatures all as of the Issue Date.
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS

By:
Name:

Title:
ATTEST:
By:
Secretary
[FORM OF CERTIFICATE OF REGISTRATION TO APPEAR
ON FACE OF OR ATTACHED TO EACH BOND DELIVERED
TO THE INITIAL PURCHASERS]
OFFICE OF THE COMPTROLLER        §
OF PUBLIC ACCOUNTS OF        §    REGISTER NO. __________
THE STATE OF TEXAS            §
I HEREBY CERTIFY that there is on file and of record in my office a certificate of the Attorney General of the State of Texas approving this Bond and certifying that this Bond and the proceedings for the issuance thereof have been examined by him as required by law, and that he finds that this Bond has been issued in accordance with law and that it is a valid and binding limited obligation of the Port of Beaumont Navigation District of Jefferson County, Texas, payable from the revenues and other funds pledged to its payment by and in the proceedings authorizing the same, and I do further certify that this Bond has this day been registered by me as Comptroller.
WITNESS MY HAND AND OFFICIAL SEAL OF OFFICE on ___________________.

Comptroller of Public Accounts
of the State of Texas
(COMPTROLLER’S SEAL)

(FORM OF CERTIFICATE OF AUTHENTICATION TO
APPEAR ON EACH BOND)
CERTIFICATE OF AUTHENTICATION
This is one of the Bonds referred to in the within mentioned Indenture.
_________________
as Authenticating Agent, or its agent
Date of Authentication:
By
Authorized Signatory
(FORM OF ASSIGNMENT TO APPEAR ON EACH BOND)
FORM OF ASSIGNMENT
For value received, the undersigned hereby sells, assigns and transfers unto (Print or typewrite name, address, and zip code of transferee) ________________________________ ______________________________________________________________________________ ______________________________________________________________ (Social Security or other tax identifying number: ______________) the within Bond and does hereby irrevocably constitute and appoint ______________________, as attorney, to transfer the within Bond on the books kept for registration of the within Bond, with full power of substitution in the premises.

Dated:	______________________________________
_____________________________________

Signature guaranteed by:

_____________________________________
NOTICE: Signature must be guaranteed by a member firm of the National Association of Securities Dealers or a commercial bank or a trust company [which is a participant in an official medallion program].
NOTICE: The signature(s) on this assignment must correspond with the name(s) of the registered holder(s) appearing on the face of the within Bond in every particular.

The following abbreviations, when used in the assignment above or on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -    as tenants in common
TEN ENT -    as tenants by the entireties
JT TEN -    as joint tenants with right of
survivorship and not as tenants
in common
UNIF GIFT MIN ACT -    ……….Custodian….…..
(Cust)        (Minor)
under Uniform Gifts to Minors Act
………………………………………..
(State)
Additional abbreviations may also be used though not in the list above.

EXHIBIT B
FORM OF BOND
(DAILY RATE)
(FORM OF FACE OF BOND)
Registered                                        Registered
No. D-_____                                        $________
UNITED STATES OF AMERICA
STATE OF TEXAS
COUNTY OF JEFFERSON
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS
DOCK AND WHARF FACILITY REVENUE BONDS, SERIES 2016
(JEFFERSON ENERGY COMPANIES PROJECT)
THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE UPON THE OCCURRENCE OF THE EVENTS AND IN THE MANNER HEREINAFTER DESCRIBED, AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED AS DESCRIBED HEREIN.
Interest Rate:    Daily Rate                    Principal Amount: $
(as herein described)
Interest Mode Commencement Date:    __________, 20__    Maturity Date:      ______________
Registered Holder: __________________            CUSIP No.:
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS (the “District”), being a political subdivision of the State of Texas (the “State”) organized and existing pursuant to Article XVI, Section 59 of the Texas Constitution, for value received, hereby promises to pay to the Registered Holder named above, or registered assigns, but solely from the sources and in the manner herein provided, the Principal Amount set forth above on the Maturity Date set forth above (or earlier as herein described and indicated hereon). The District also promises to pay interest at the Daily Rate on the unpaid principal balance of this Bond from and including the Interest Mode Commencement Date set forth above, or from and including the most recent date to which interest on this Bond (or any Bond in exchange for, or in lieu of which this Bond was issued) has been paid, to but excluding the Maturity Date or the date on which the payment of such Principal Amount shall have been made or provided for (if the date of such provision is on or after the date on which the payment of such Principal Amount is due). Interest accrued hereon shall be paid on the immediately succeeding Interest Payment Date (or next Business Day if such date is not a Business Day); provided that to the extent principal of this Bond is paid on any date (whether the Maturity Date or otherwise), interest accrued hereon to but excluding such payment date shall be paid on such payment date.

THIS BOND AND ALL OF THE BONDS OF THIS SERIES are special limited obligations of the District, payable by the District solely out of the “Pledged Revenues”, as defined in the Indenture (hereinafter defined), which Pledged Revenues are pledged to the payment of the Series 2016 Bonds and all Additional Bonds issued on a parity therewith, and all money and investments held for the credit of the funds and accounts established by or under the Indenture (except the Rebate Fund), all as more fully described and provided for in and subject to the restrictions and limitations imposed by the Indenture. This Bond and the series of which it is a part, together with the interest thereon, are payable solely from such Pledged Revenues and do not constitute a general obligation of the District.
THE BONDS DO NOT CONSTITUTE GENERAL OBLIGATIONS OF THE DISTRICT, THE STATE OF TEXAS OR ANY POLITICAL SUBDIVISION THEREOF. THE DISTRICT HAS PLEDGED NEITHER ITS TAXING POWER NOR THE CREDIT OF ITS TAXING POWER AS SECURITY FOR THE PAYMENT OF THE BONDS. THE OWNER HEREOF SHALL NEVER HAVE THE RIGHT TO DEMAND PAYMENT OF THIS OBLIGATION OUT OF ANY FUNDS RAISED OR TO BE RAISED BY TAXATION, OR FROM ANY SOURCE WHATSOEVER OTHER THAN THE AFORESAID PLEDGED REVENUES.
THIS BOND shall not be valid or obligatory for any purpose or be entitled to any benefit under the Indenture until the certificate of authentication hereon shall have been executed by the Authenticating Agent or its agent appointed pursuant to the Indenture.
IT IS HEREBY CERTIFIED, RECITED AND REPRESENTED that the issuance of this Bond and the Bonds is duly authorized by law; that all acts, conditions and things required to exist and necessary to be done or performed precedent to and in the issuance of this Bond and the Bonds to render the same lawful, valid and binding have been properly done and performed and have happened in regular and due time, form and manner as required by law; that all acts, conditions and things necessary to be done or performed by the District or to have happened precedent to and in the execution and delivery of the Indenture have been done and performed and have happened in regular and due form as required by law; that due provision has been made for the payment of the principal of (premium, if any) and interest on this Bond and the Bonds by irrevocably pledging the described revenues as provided in the Indenture; that payment in full for the Bonds has been received; and that the issuance of the Bonds does not contravene or violate any constitutional or statutory limitation.
1.    Description of Series. This Bond is one of the duly authorized issue of the District’s Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) (the “Bonds”), aggregating in principal amount $144,200,000, authorized by a resolution adopted by the Board of Commissioners of the District on November 23, 2015 and February 22, 2016,all issued or to be issued under a Trust Indenture and Security Agreement, dated as of February 1, 2016 (the “Indenture”), between the District and The Bank of New York Mellon Trust Company, National Association (the “Trustee”), pursuant to and in full conformity with the Constitution and the statutes of the State. The Bonds are issued in order to provide funds for the District to finance Project Costs.

Pursuant to the terms of the Indenture, the Trustee may appoint agents for the performance of certain duties under the Indenture, including the authentication, registration, transfer, exchange and payment of the Bonds.
Reference is hereby made to the Indenture and the other Bond Documents (as such term is defined in the Indenture), copies of which are filed with the Trustee, for the full provisions thereof (including, among others, those with respect to the nature and extent of the rights, duties and obligations of the parties to the Bond Documents and the holders of the Bonds, the terms upon which the Bonds are issued and secured and the modification or amendment of the Bond Documents), to all of which the holders of the Bonds assent by the acceptance of the Bonds.
2.    Certain Additional Definitions. In addition to the definitions set forth above, or contained in Section 1.01 of the Indenture which are incorporated herein, the following terms used herein shall have the following meanings.
“Annual Period” as of any date means the period commencing on the 365th day preceding such date and ending on such date.
“Business Day” means any day other than (a) a Saturday or a Sunday; (b) a legal holiday or the equivalent on which banking institutions generally are authorized or required to be closed in New York, New York, the designated office of the Trustee and Tender Agent or the primary office of the Bank; or (c) a day on which the New York Stock Exchange is closed.
“Conversion Date” means, with respect to the Daily Rate Bonds, any Business Day which follows, by not less than 45 days, the delivery to the Trustee, the Tender Agent and the Remarketing Agent by the District of an irrevocable election on the part of the District that on and after the Conversion Date, the Daily Rate Bonds shall bear interest at the Commercial Paper Rate, Fixed Rate or Weekly Rate, as applicable, therefor.
“Daily Rate” means the rate determined by the Remarketing Agent pursuant to Section 2.08(b) of the Indenture.
“Interest Mode Commencement Date” means the appropriate date displayed on the face of this Bond.
“Interest Payment Date” means, with respect to the Daily Rate Bonds, the 15th day (or next Business Day if the 15th is not a Business Day) of each month, the Conversion Date and the Maturity Date.
“Maximum Rate” means 15% per annum.
“Net effective interest rate” and “net interest cost” have the meanings given to them, respectively, in Texas Government Code, Chapter 1204, as amended.

“Purchase Date” means, with respect to the Daily Rate Bonds, the Business Day prior to each Credit Facility Termination Date, the Business Day prior to each Liquidity Facility Termination Date, the applicable Conversion Date, the effective date of an alternate Liquidity Facility or alternate Credit Facility, and the date on which an Optional Tender of such Daily Rate Bond occurs.
“Purchase Price” means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered for purchase pursuant to the provisions of paragraphs 5 or 7 hereof, plus any accrued and unpaid Stated Interest to the date of purchase.
“Regular Record Date” means, with respect to the Daily Rate Bonds, the close of business for the Trustee on the Business Day preceding any Interest Payment Date.
“Stated Interest” means interest calculated pursuant to paragraph 3(a) of this Bond.
3.    Interest Rate. (a) This Bond shall bear interest for each day at the Daily Rate for such day; provided that the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate.
(b)    Notwithstanding the foregoing paragraph 3(a), this Bond shall bear interest for each day it is a Liquidity Bank Bond at the Liquidity Bank Bond Rate for such day; provided, however, that with respect to any Bond which is a Liquidity Bank Bond (i) the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate, and (ii) if this Bond cannot bear interest at the Liquidity Bank Bond Rate for any day because the “net effective interest rate” calculated from the date of issuance of the Bonds through such day would thereby exceed the Maximum Rate, this Bond shall bear interest for such day at the Maximum Rate and shall continue to bear interest at the Maximum Rate for each day that it is a Liquidity Bank Bond until this Bond is paid in full or until such earlier date as the payment of interest at the Maximum Rate results in the payment or accrual of the cumulative amount of interest which would have been paid and accrued at the Liquidity Bank Bond Rate for the period for which this Bond has borne interest at the Liquidity Bank Bond Rate, after which date the interest rate on this Bond shall revert to the Liquidity Bank Bond Rate until this proviso again becomes applicable. Only the Liquidity Bank will be entitled to earn the Liquidity Bank Bond Rate.
(c)    In case of any default in the payment of the principal hereof, this Bond shall thereafter bear interest for each day at a rate equal to the Daily Rate (unless this Bond is a Liquidity Bank Bond and the rate payable pursuant to paragraph 3(b) above shall be greater than the Daily Rate, then in such event the rate payable pursuant to such paragraph 3(b) shall be payable); provided, that the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate.
(d)    Interest on this Bond shall be calculated on the basis of a 365-day or 366-day year, as the case may be, using the actual number of days elapsed; provided, however, that this method of calculation does not cause the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation to exceed the Maximum Rate.
4.    Notices to Bondholders.
(a)    Conversion Dates. At least 30 days prior to any Conversion Date, the Trustee shall give to each Registered Holder of the Daily Rate Bonds to be converted to a Fixed Rate, Weekly Rate or Commercial Paper Rate Bond notice in the manner provided in the Indenture stating the applicable Conversion Date and that if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the Purchase Price of all Untendered Bonds, such Holders will be deemed to have tendered such Daily Rate Bonds for purchase on the Conversion Date.
(b)    Credit Facility Termination Date or Liquidity Facility Termination Date. At least 10 Business Days prior to a Credit Facility Termination Date or a Liquidity Facility Termination Date, the Trustee shall give to each Registered Holder of a Daily Rate Bond notice in the manner provided in the Indenture that after the Credit Facility Termination Date or the Liquidity Facility Termination Date, as applicable, the Credit Enhancer or Liquidity Bank will no longer be obligated to pay the principal and interest on, or the Purchase Price of, as applicable, Daily Rate Bonds and that if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the principal and interest on or the Purchase Price of, as applicable, all Untendered Bonds, all Registered Holders who have not tendered their Daily Rate Bonds on or before the Credit Facility Termination Date or the Liquidity Facility Termination Date will be deemed to have tendered such Daily Rate Bonds for purchase on such Purchase Date.
(c)    Substitution of Alternate Credit Facility or Alternate Liquidity Facility. At least 10 Business Days prior to the effective date of an alternate Credit Facility or an alternate Liquidity Facility, the Trustee shall give to each Registered Holder of a Daily Rate Bond notice in the manner provided in the Indenture of the date such alternate Credit Facility or alternate Liquidity Facility shall become effective, and if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the Purchase Price of all Untendered Bonds, such Holders will be deemed to have tendered such Daily Rate Bonds for purchase on the effective date of such alternate Credit Facility or alternate Liquidity Facility at the Purchase Price.
(d)    Mandatory Tender after Event of Default. The Trustee shall notify the Registered Holders on the same Business Day the Trustee receives receipt of notice from a Credit Enhancer of an Event of Default under Section 7.01(5) and direction from the Credit Enhancer to effect a Mandatory Tender of the Bonds secured by the Credit Facility issued by such Credit Enhancer if the Trustee receives such notice by 2:00 p.m. New York, New York time on a Business Day, and not later than 10:00 a.m. New York, New York time on the next Business Day if the Trustee receives such notice after 2:00 p.m. on a Business Day.
5.    Mandatory Tender of Bonds.
(a)    Conversion Date. Holders of Daily Rate Bonds which are to be converted to a Fixed Rate, Commercial Paper Rate or Weekly Rate shall be required to tender their Daily Rate Bonds to the Tender Agent for purchase on the applicable Conversion Date at the Purchase Price whether or not such Daily Rate Bonds actually convert to Fixed Rate Bonds, Commercial Paper Rate Bonds or Weekly Rate Bonds.
(b)    Credit Facility Termination Date or Liquidity Facility Termination Date. All Registered Holders of Daily Rate Bonds shall be required to tender their Daily Rate Bonds to the Tender Agent for purchase on the Business Day prior to the Credit Facility Termination Date with respect to such Bonds or Liquidity Facility Termination Date with respect to such Bonds (except in the case of substitution of a Credit Facility or Liquidity Facility), as applicable, at the Purchase Price.
(c)    Alternate Credit Facility or Alternate Liquidity Facility. Holders of Daily Rate Bonds shall be required to tender the Daily Rate Bonds to the Tender Agent for purchase at the Purchase Price on the effective date of an Alternate Credit Facility or Alternate Liquidity Facility unless the Trustee has received written confirmation from each Rating Service that the rating on the Bonds will not be reduced or withdrawn as a result of such substitution.
(d)    Mandatory Tender after Event of Default. Holders of Daily Rate Bonds shall be required to tender the Daily Rate Bonds to the Tender Agent for purchase at the Purchase Price on the Business Day following the day the Trustee gives notice of mandatory tender as a result of an Event of Default under Section 7.01(5) of the Indenture and direction from the Liquidity Bank to effect a Mandatory Tender of the Daily Rate Bonds.
6.    Payment. Interest on this Bond payable prior to or on the Maturity Date shall be paid by check or draft mailed to the Registered Holder of this Bond (provided, that any Registered Holder of $1,000,000 or more in Bonds may, upon written notice to the Trustee containing the appropriate information, elect to be paid by wire transfer of immediately available funds to an account in the United States) at its address as it appears on the registration books of the Trustee (in such capacity, the “Bond Registrar”). Interest on this Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Registered Holder of this Bond as of the applicable Regular Record Date. In order to make payment of defaulted interest, the District shall pay the defaulted interest to the person who is the Registered Holder on a subsequent special record date. The Trustee shall fix the special record date and special interest payment date. At least 10 days before the special record date, the Trustee shall mail to the Registered Holder a notice that states the special record date, the special interest, payment date, and the amount of interest to be paid.
Principal of (and premium, if any, on) this Bond payable on the Maturity Date or other final payment hereof shall be payable to the Registered Holder of this Bond at the payment office of the Trustee in Houston, Texas, upon the surrender for cancellation of this Bond.
7.    Optional Tender of Bonds. This Bond, or any portion hereof in authorized denominations, shall be purchased, at the option of the Registered Holder hereof, on any Business Day at the Purchase Price (payable in immediately available funds at the principal office of the Tender Agent), if the Registered Holder hereof gives notice (a “Demand Notice”) to the Remarketing Agent on or prior to 10:00 a.m., New York, New York time, on such Business Day by telephone to _______, or such other number designated for such purpose by the Remarketing Agent, stating the

Holder’s irrevocable and unconditional election to tender this Bond on such day and tenders such Bond to the Remarketing Agent prior to 10:00 a.m. New York, New York time. Such Demand Notice must include the name of such Registered Holder and the aggregate principal amount of Bonds to be tendered. The Remarketing Agent shall immediately notify the Trustee as to the amount of Bonds tendered and the amount, if any, required to be drawn on the Liquidity Facility within the time and in the manner required by the Indenture.
The Registered Holder of this Bond, by its acceptance hereof, appoints the Remarketing Agent and the Tender Agent to act as its agents in effecting the purchase of the Bonds pursuant to the provisions of this paragraph. The Purchase Price shall be paid with amounts received pursuant to the Remarketing Agreement or the Liquidity Facility or, if amounts from such sources are inadequate, with amounts received from the Company.
Notwithstanding the foregoing, the provisions of this paragraph 7 shall not be applicable with respect to Liquidity Bank Bonds.
8.    Deemed Tender of Daily Rate Bonds. ANY DAILY RATE BOND (OR PORTION THEREOF) FOR WHICH AN OPTIONAL TENDER HAS BEEN EXERCISED, OR WHICH IS SUBJECT TO MANDATORY TENDER, ON ANY PURCHASE DATE IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THE INDENTURE, BUT WHICH IS NOT TENDERED FOR PURCHASE BY 12:00, NOON, NEW YORK, NEW YORK TIME, ON THE APPLICABLE PURCHASE DATE (SUCH BONDS OR PORTIONS HEREIN REFERRED TO AS “UNTENDERED BONDS”) SHALL, UPON DEPOSIT IN THE PURCHASE FUND OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE OF SUCH BOND ON SUCH PURCHASE DATE, BE DEEMED TO HAVE BEEN TENDERED AND SOLD FOR THE PURCHASE PRICE ON SUCH PURCHASE DATE, REGARDLESS OF WHETHER (i) IN THE CASE OF A MANDATORY TENDER, THE HOLDER THEREOF SHALL HAVE RECEIVED THE NOTICES DESCRIBED IN PARAGRAPH 4 HEREOF, AND (ii) IN CONNECTION WITH A CONVERSION DATE, SUCH DAILY RATE BOND ACTUALLY CONVERTS TO A FIXED RATE BOND WEEKLY RATE, OR A COMMERCIAL PAPER RATE BOND, AND THEREAFTER THE HOLDER THEREOF SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST ACCRUED SUBSEQUENT TO SUCH PURCHASE DATE) IN RESPECT THEREOF OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BOND, AND SUCH UNTENDERED BOND SHALL NO LONGER BE ENTITLED TO THE BENEFIT OF THE INDENTURE OR THE LIQUIDITY FACILITY, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR. UNTENDERED BONDS MUST BE SURRENDERED TO THE TENDER AGENT FOR PAYMENT OF THE PURCHASE PRICE DUE THEREON.
9.    Optional Redemption. The Daily Rate Bonds may be redeemed in whole or in part prior to maturity on any Business Day, at the option of the District, at a price equal to the unpaid principal amount of the Bonds so redeemed, plus accrued interest to the redemption date, without premium.
10.    Authorized Denominations and Transfer. The Daily Rate Bonds are issuable only as fully registered Bonds in denominations of $100,000 and multiples of $5,000 in excess of

$100,000. This Bond is transferable by the Registered Holder hereof in person or by his attorney duly authorized in writing at the principal payment office of the Bond Registrar in Houston, Texas upon presentation hereof to the Bond Registrar, all subject to the terms and conditions provided in the Indenture.
11.    Additional Provisions. Subject to the restrictions set forth therein, the Indenture permits, with certain exceptions as therein provided, the District and the Trustee, with the consent of the Holders of the percentage in principal amount of Bonds outstanding specified in the Indenture, to execute supplemental indentures amending, adding to or eliminating any provisions of the Indenture.
The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute an action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. It is also provided in the Indenture that the Trustee at, in certain cases, the written request of the Holders of the applicable percentage of Bonds specified in the Indenture, may waive any past default or Event of Default under the Indenture and its consequences except a default (i) in the payment of principal of or premium, if any, or interest on any of the Bonds, (ii) default under the Credit Facility, or (iii) default under the Liquidity Facility; provided, however, the Trustee must receive prior written notice that any Liquidity Facility and Credit Facility has been reinstated in full and is in full force and effect. The Indenture further provides that if, after a declaration of the acceleration of the maturity of the principal amount of the Bonds, but prior to the entry of a final judgment for such amount, all amounts which would then be payable thereunder by the District if such default had not occurred and were not continuing and certain other amounts shall have been paid by or on behalf of the District and the parties to the Bond Documents shall have also performed all other obligations in respect of which any of them is then in default under the Bond Documents and shall have paid the reasonable charges and expenses of the Trustee and the Holders of the Bonds, including reasonable attorneys’ fees paid or incurred, then the Trustee shall, in certain cases, upon request of the Holders of the applicable percentage of Bonds specified in the Indenture, waive such Event of Default and rescind and annul any remedial step theretofore taken by it in respect of such default and its consequences.
Anything to the contrary herein, any right of demand, authorization, direction, consent, waiver, or similar action (other than optional tender rights and other than rights in connection with the failure of payment of the Purchase Price when due) granted to Bondholders whose Bonds are secured by a Credit Facility shall be exercised by the Credit Enhancer for such Credit Facility, so long as such Credit Facility is in effect and such Credit Enhancer is not in default thereunder to the exclusion of such Bondholders.
This Daily Rate Bond shall be governed, in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the applicable laws of the United States of America and of the State.
IN WITNESS WHEREOF, the District has caused this Bond to be executed by its President and to be attested to by its Secretary both by their manual or facsimile signatures all as of the Issue Date.

PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS

By:
Name:

Title:
ATTEST:
By:
Secretary

(FORM OF CERTIFICATE OF AUTHENTICATION TO
APPEAR ON EACH BOND)
CERTIFICATE OF AUTHENTICATION
This is one of the Bonds referred to in the within mentioned Indenture.
_________________
as Authenticating Agent, or its agent
Date of Authentication:
By
Authorized Signatory

(FORM OF ASSIGNMENT TO APPEAR ON EACH BOND)
FORM OF ASSIGNMENT
For value received, the undersigned hereby sells, assigns and transfers unto (Print or typewrite name, address, and zip code of transferee) __________________________________ ____________________________________________________________ (Social Security or other tax identifying number: ___________________) the within Bond and does hereby irrevocably constitute and appoint _________________________, as attorney, to transfer the within Bond on the books kept for registration of the within Bond, with full power of substitution in the premises.

Dated:	______________________________________
_____________________________________

Signature guaranteed by:

_____________________________________
NOTICE: Signature must be guaranteed by a member firm of the National Association of Securities Dealers or a commercial bank or a trust company which is a participant in an official medallion program.
NOTICE: The signature(s) on this assignment must correspond with the name(s) of the registered holder(s) appearing on the face of the within Bond in every particular.

The following abbreviations, when used in the assignment above or on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -    as tenants in common
TEN ENT -    as tenants by the entireties
JT TEN -    as joint tenants with right of
survivorship and not as tenants
in common
UNIF GIFT MIN ACT -    ……….Custodian….…..
(Cust)        (Minor)
under Uniform Gifts to Minors Act
………………………………………..
(State)
Additional abbreviations may also be used though not in the list above.

EXHIBIT C
FORM OF BOND
(COMMERCIAL PAPER RATE)
(FORM OF FACE OF BOND)
Registered
No. CR-_____                                        $________
UNITED STATES OF AMERICA
STATE OF TEXAS
COUNTY OF JEFFERSON
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS
DOCK AND WHARF FACILITY REVENUE BONDS, SERIES 2016
(JEFFERSON ENERGY COMPANIES PROJECT)
THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE UPON THE OCCURRENCE OF THE EVENTS AND IN THE MANNER HEREINAFTER DESCRIBED, AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED AS DESCRIBED HEREIN.
Interest Rate:    Commercial Paper Rate            Principal Amount: $
(as herein described)
Interest Mode Commencement Date:    _______, 20__    Maturity Date:      __________

Registered Holder: __________________            CUSIP No.:
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS (the “District”), being a political subdivision of the State of Texas (the “State”) organized and existing pursuant to Article XVI, Section 59 of the Texas Constitution, for value received, hereby promises to pay to the Registered Holder named above, or registered assigns, but solely from the sources and in the manner herein provided, the Principal Amount set forth above on the Maturity Date set forth above (or earlier as herein described and indicated hereon). The District also promises to pay interest (calculated on the basis of a 365-day or 366-day year, as the case may be, using the actual number of days elapsed) at a Commercial Paper Rate on the unpaid principal balance of this Bond from and including the Interest Mode Commencement Date set forth above, or from and including the most recent date to which interest on this Bond (or any Bond in exchange for, or in lieu of which this Bond was issued) has been paid, to but excluding the Maturity Date or the date on which the payment of such Principal Amount shall have been made or provided for (if the date of such provision is on or after the date on which the payment of such Principal Amount is due). Interest accrued hereon shall be paid on the day immediately succeeding the last day of each Commercial Paper Rate Period applicable to this Bond, the Conversion Date, any day on which the Bonds are subject to Mandatory Tender and the Maturity Date (each, an “Interest Payment Date”); provided that to the extent principal of this Bond is paid on any date (whether the Maturity Date or otherwise) interest accrued hereon to but excluding such payment date with respect to the portion of the principal so paid shall be paid on such payment date.
THIS BOND AND ALL OF THE BONDS OF THIS SERIES are special limited obligations of the District, payable by the District solely out of the “Pledged Revenues”, as defined in the Indenture (hereinafter defined), which Pledged Revenues are pledged to the payment of the Series 2016 Bonds and all Additional Bonds issued on a parity therewith, and all money and investments held for the credit of the funds and accounts established by or under the Indenture (except the Rebate Fund), all as more fully described and provided for in and subject to the restrictions and limitations imposed by the Indenture. This Bond and the series of which it is a part, together with the interest thereon, are payable solely from such Pledged Revenues and do not constitute a general obligation of the District.
THE BONDS DO NOT CONSTITUTE GENERAL OBLIGATIONS OF THE DISTRICT, THE STATE OF TEXAS OR ANY POLITICAL SUBDIVISION THEREOF. THE DISTRICT HAS PLEDGED NEITHER ITS TAXING POWER NOR THE CREDIT OF ITS TAXING POWER AS SECURITY FOR THE PAYMENT OF THE BONDS. THE OWNER HEREOF SHALL NEVER HAVE THE RIGHT TO DEMAND PAYMENT OF THIS OBLIGATION OUT OF ANY FUNDS RAISED OR TO BE RAISED BY TAXATION, OR FROM ANY SOURCE WHATSOEVER OTHER THAN THE AFORESAID PLEDGED REVENUES.
THIS BOND shall not be valid or obligatory for any purpose or be entitled to any benefit under the Indenture until the certificate of authentication hereon shall have been executed by the Trustee or its agent appointed pursuant to the Indenture.
IT IS HEREBY CERTIFIED, RECITED AND REPRESENTED that the issuance of this Bond and the Bonds is duly authorized by law; that all acts, conditions and things required to exist and necessary to be done or performed precedent to and in the issuance of this Bond and the Bonds to render the same lawful, valid and binding have been properly done and performed and have happened in regular and due time, form and manner as required by law; that all acts, conditions and things necessary to be done or performed by the District or to have happened precedent to and in the execution and delivery of the Indenture have been done and performed and have happened in regular and due form as required by law; that due provision has been made for the payment of the principal of (premium, if any) and interest on this Bond and the Bonds; and that payment in full for the Bonds has been received.
1.    Description of Series. This Bond is one of the duly authorized issue of the District’s Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) (the “Bonds”), aggregating in principal amount $144,200,000, authorized by a resolution adopted by the Board of Commissioners of the District on November 23, 2015 and February 22, 2016, all issued or to be issued under a Trust Indenture and Security Agreement, dated as of February 1, 2016, (the “Indenture”), between the District and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), pursuant to and in full conformity with the Constitution and the statutes of the State. The Bonds are issued in order to provide funds for the District to finance Project Costs.
Pursuant to the terms of the Indenture, the Trustee may appoint agents for the performance of certain duties under the Indenture, including the authentication, registration, transfer, exchange and payment of the Bonds.
Reference is hereby made to the Indenture and the other Bond Documents (as such term is defined in the Indenture), copies of which are filed with the Trustee, for the full provisions thereof (including, among others, those with respect to the nature and extent of the rights, duties and obligations of the parties to the Bond Documents and the holders of the Bonds, the terms upon which the Bonds are issued and secured and the modification or amendment of the Bond Documents), to all of which the holders of the Bonds assent by the acceptance of the Bonds.
2.    Certain Additional Definitions. In addition to the definitions set forth above, or contained in Section 1.01 of the Indenture which are incorporated herein, the following terms used herein shall have the following meanings:
“Business Day” means any day other than (a) a Saturday or a Sunday; (b) a legal holiday or the equivalent on which banking institutions generally are authorized or required to be closed in Houston, Texas, New York, New York, the designated office of the Trustee and Tender Agent or the primary office of the Bank; or (c) a day on which the New York Stock Exchange is closed.
“Commercial Paper Rate” means the rate determined by the Remarketing Agent pursuant to Section 2.08(c) of the Indenture.
“Conversion Date” means any Interest Payment Date on which the Commercial Paper Rate Bonds are converted to bear interest at a Daily Rate, Fixed Rate or Weekly Rate.
“Interest Mode Commencement Date” means the appropriate date displayed on the face of this Bond.
“Interest Payment Date” means, with respect to each Bond bearing interest at a Commercial Paper Rate, (i) the day immediately succeeding the last day of each Commercial Paper Rate Period applicable to such Bond, and (ii) the Maturity Date.
“Maximum Rate” means 15% per annum.
“Purchase Date” means, with respect to a Commercial Paper Rate Bond, the Business Day immediately succeeding the last day of each Commercial Paper Rate Period, the Business Day prior to the Liquidity Facility Termination Date, the Business Day prior to the Credit Facility Termination Date, the applicable Conversion Date or the effective date of an alternate Credit Facility or alternate Liquidity Facility.
“Purchase Price” means an amount equal to 100% of the principal amount of a Bond tendered or deemed tendered for purchase pursuant to the provisions of paragraph 5 hereof, plus any accrued and unpaid interest, to the date of purchase.
“Regular Record Date” means, with respect to the Commercial Paper Rate Bonds, the close of business for the Trustee on the Business Day preceding any Interest Payment Date.
“Remarketing Agent” means the Person appointed and serving in such capacity in accordance with the Indenture, initially Oppenheimer & Co. Inc.
“Stated Interest” means interest calculated pursuant to paragraph 3(a) of this Bond.
3.    Interest Rate.
(a)    This Bond shall bear interest for each day at the Commercial Paper Rate; provided that the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the lesser of the Maximum Rate.
(b)    Notwithstanding the foregoing paragraph 3(a), this Bond shall bear interest for each day it is a Liquidity Bank Bond at the Liquidity Bank Bond Rate for such day; provided, however, that with respect to any Bond which is a Liquidity Bank Bond (i) the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate, and (ii) if this Bond cannot bear interest at the Liquidity Bank Bond Rate for any day because the “net effective interest rate” calculated from the date of issuance of the Bonds through such day would thereby exceed the Maximum Rate, this Bond shall bear interest for such day at the Maximum Rate and shall continue to bear interest at the for each day that it is a Liquidity Bank Bond until this Bond is paid in full or until such earlier date as the payment of interest at the results in the payment or accrual of the cumulative amount of interest which would have been paid and accrued at the Liquidity Bank Bond Rate for the period for which this Bond has borne interest at the Liquidity Bank Bond Rate, after which date the interest rate on this Bond shall revert to the Liquidity Bank Bond Rate until this proviso again becomes applicable. Only the Liquidity Bank will be entitled to earn the Liquidity Bank Bond Rate.
(c)    In case of any default in the payment of the principal hereof, this Bond shall thereafter bear interest for each day at a rate equal to _________(unless this Bond is a Liquidity Bank Bond and the rate payable pursuant to paragraph 3(b) above shall be greater than ________, then in such event the rate payable pursuant to such paragraph 3(b) shall be payable); provided, that the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate.
(d)    Interest on this Bond shall be calculated on the basis of a 365-day or 366-day year, as the case may be, using the actual number of days elapsed; provided, however, that this method of calculation does not cause the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation to exceed the Maximum Rate.
4.    Notices to Bondholders.
(a)    Conversion Dates. At least 30 days prior to any Conversion Date, the Trustee shall give to each Registered Holder of a Commercial Paper Rate Bond to be converted to a Daily Rate, Fixed Rate or Weekly Rate Bond notice in the manner provided in the Indenture stating the applicable Conversion Date and that if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the Purchase Price of all Untendered Bonds, such Holders will be deemed to have tendered such Commercial Paper Rate Bonds for purchase on the Conversion Date.
(b)    Credit Facility Termination Date or Liquidity Facility Termination Date. At least 10 Business Days prior to the Credit Facility Termination Date or a Liquidity Facility Termination Date, the Trustee shall give to each Registered Holder of a Commercial Paper Rate Bond notice in the manner provided in the Indenture that after the Credit Facility Termination Date or the Liquidity Facility Termination Date, as applicable, the Credit Enhancer or Liquidity Bank will no longer be obligated to pay the principal and interest on, or the Purchase Price of, as applicable, Commercial Paper Rate Bonds and that if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the principal and interest on, or the Purchase Price of, as applicable, all Untendered Bonds, all Registered Holders who have not tendered their Commercial Paper Rate Bonds on or before the Credit Facility Termination Date or the Liquidity Facility Termination Date will be deemed to have tendered such Commercial Paper Rate Bonds for purchase one Business Day prior to such Purchase Date.
(c)    Substitution of Alternate Credit Facility or Alternate Liquidity Facility. At least 10 Business Days prior to the effective date of an alternate Credit Facility or an alternate Liquidity Facility, the Trustee shall give to each Registered Holder of a Commercial Paper Rate Bond notice in the manner provided in the Indenture of the date an alternate Credit Facility or alternate Liquidity Facility shall become effective, and if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the Purchase Price of all Untendered Bonds, such Holders will be deemed to have tendered such Commercial Paper Rate Bonds for purchase on the effective date of such Alternate Liquidity Facility at the Purchase Price.
5.    Mandatory Tender of Bonds.
(a)    Conversion Date. Holders of Commercial Paper Rate Bonds which are to be converted to bear interest at a Daily Rate, Fixed Rate or Weekly Rate shall be required to tender their Commercial Paper Rate Bonds to the Tender Agent for purchase on the applicable Conversion Date at the Purchase Price whether or not such Commercial Paper Rate Bonds actually convert to Daily Rate Bonds, Fixed Rate Bonds or Weekly Rate Bonds.
(b)    Credit Facility Termination Date or Liquidity Facility Termination Date. Holders of Commercial Paper Rate Bonds shall be required to tender their Commercial Paper Rate Bonds to the Tender Agent for purchase one Business Day prior to the Credit Facility Termination Date or Liquidity Facility Termination Date, as applicable, (except in the case of the substitution of an alternate Credit Facility or alternate Liquidity Facility) at the Purchase Price.
(c)    Alternate Credit Facility or Liquidity Facility. Holders of Commercial Paper Rate Bonds shall be required to tender their Commercial Paper Rate Bonds to the Tender Agent for purchase on the effective date of an Alternate Credit Facility or Alternate Liquidity Facility at the Purchase Price.
(d)    Commercial Paper Rate Period. Holders of Commercial Paper Rate Bonds during any Commercial Paper Rate Period shall be required to tender their Commercial Paper Rate Bonds to the Tender Agent for purchase at the Purchase Price on the first Business Day succeeding each Commercial Paper Rate Period, which shall also be an Interest Payment Date.
6.    Payment. Interest on this Bond payable prior to or on the Maturity Date shall be paid by immediately available funds wired to the Registered Holder of this Bond to an account in the United States as it appears on the registration books of the Trustee (in such capacity, the “Bond Registrar”). Interest on this Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Registered Holder of this Bond as of the applicable Regular Record Date. In order to make payment of defaulted interest, the District shall pay the defaulted interest to the person who is the Registered Holder on a subsequent special record date. The Trustee shall fix the special record date and special interest payment date. At least 10 days before the special record date, the Trustee shall mail to the Registered Holder a notice that states the special record date, the special interest payment date, and the amount of interest to be paid.
Principal of (and premium, if any, on) this Bond payable on the Maturity Date or other final payment hereof shall be payable to the Registered Holder of this Bond at the payment office of the Trustee in Houston, Texas, upon the surrender for cancellation of this Bond.
7.    Deemed Tender of Commercial Paper Rate Bonds. ANY COMMERCIAL PAPER RATE BOND WHICH IS SUBJECT TO A MANDATORY TENDER ON ANY PURCHASE DATE IN ACCORDANCE WITH THE PROVISIONS HEREOF AND OF THE INDENTURE, BUT WHICH IS NOT TENDERED FOR PURCHASE BY 12:00, NOON, NEW YORK, NEW YORK TIME, ON THE APPLICABLE PURCHASE DATE (SUCH BONDS HEREIN REFERRED TO AS “UNTENDERED BONDS”) SHALL, UPON DEPOSIT IN THE PURCHASE FUND OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE OF SUCH BOND ON SUCH PURCHASE DATE, BE DEEMED TO HAVE BEEN TENDERED AND SOLD FOR THE PURCHASE PRICE ON SUCH PURCHASE DATE, REGARDLESS OF WHETHER (i) THE HOLDER THEREOF SHALL HAVE RECEIVED THE NOTICE DESCRIBED IN PARAGRAPH 4 HEREOF, OR (ii) IN CONNECTION WITH A CONVERSION DATE, SUCH BOND ACTUALLY CONVERTS TO BEAR INTEREST AT A DAILY RATE, WEEKLY RATE, OR FIXED RATE, AND THEREAFTER THE HOLDER THEREOF SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST ACCRUED SUBSEQUENT TO SUCH PURCHASE DATE) IN RESPECT THEREOF OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BOND, AND SUCH UNTENDERED BOND SHALL NO LONGER BE ENTITLED TO THE BENEFIT OF THE INDENTURE OR THE LIQUIDITY FACILITY EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR. UNTENDERED BONDS MUST BE PRESENTED TO THE TENDER AGENT FOR PAYMENT OF THE PURCHASE PRICE DUE THEREON.
8.    Optional Redemption. The Commercial Paper Rate Bonds are subject to redemption, at the option of the District, in whole or in part on the day immediately succeeding a Commercial Paper Rate Period for the Commercial Paper Rate Bonds being redeemed, at a redemption price equal to the principal amount of the Commercial Paper Rate Bond or Bonds to be redeemed plus accrued interest thereon to the redemption date.
9.    Authorized Denominations and Transfer. The Commercial Paper Rate Bonds are issuable only as fully registered Bonds in denominations of $100,000 and multiples of $5,000 in excess of $100,000. This Commercial Paper Rate Bond is transferable by the Registered Holder hereof in person or by his attorney duly authorized in writing at the office of the Bond Registrar in Houston, Texas upon presentation hereof to the Bond Registrar, all subject to the terms and conditions provided in the Indenture.
10.    Additional Provisions. Subject to the restrictions set forth therein, the Indenture permits, with certain exceptions as therein provided, the District and the Trustee, with the consent of the Holders of the percentage in principal amount of Bonds outstanding specified in the Indenture and/or the Credit Enhancer and the Liquidity Bank, to execute supplemental indentures amending, adding to or eliminating any provisions of the Indenture.
The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute an action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. It is also provided in the Indenture that the Trustee at, in certain cases, the written request of the Holders of the applicable percentage of Bonds specified in the Indenture may waive any past default or Event of Default under the Indenture and its consequences except a default (i) in the payment of principal of or premium, if any, or interest on any of the Bonds, (ii) default under the Credit Facility, or (iii) default under the Liquidity Facility. The Indenture further provides that if, after a declaration of the acceleration of the maturity of the principal amount of the Bonds, but prior to the entry of a final judgment for such amount, all amounts which would then be payable thereunder by the District if such default had not occurred and were not continuing and certain other amounts shall have been paid by or on behalf of the District and the parties to the Bond Documents shall have also performed all other obligations in respect of which any of them is then in default under the Bond Documents and shall have paid the reasonable charges and expenses of the Trustee and the Holders of the Bonds, including reasonable attorneys’ fees paid or incurred, then the Trustee shall, in certain cases, upon request of the Holders of the applicable percentage of Bonds specified in the Indenture, and in certain cases, upon request of the Credit Enhancer and the Liquidity Bank, waive such Event of Default and rescind and annul any remedial step theretofore taken by it in respect of such default and its consequences.
This Commercial Paper Rate Bond shall be governed, in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the United States of America and of the State, shall not apply to this Commercial Paper Rate Bond.
IN WITNESS WHEREOF, the District has caused this Bond to be executed by its President and to be attested to by its Secretary both by their manual or facsimile signatures all as of the Issue Date.
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS

By:
Name:

Title:
ATTEST:
By:
Secretary
(FORM OF CERTIFICATE OF AUTHENTICATION TO
APPEAR ON EACH BOND)
CERTIFICATE OF AUTHENTICATION
This is one of the Bonds referred to in the within mentioned Indenture.
__________
as Authenticating Agent, or its agent
Date of Authentication:

By:	Authorized Signatory
(FORM OF ASSIGNMENT TO APPEAR ON EACH BOND)
FORM OF ASSIGNMENT
For value received, the undersigned hereby sells, assigns and transfers unto (Print or typewrite name, address, and zip code of transferee) ___________________________________ ____________________________________________________________ (Social Security or other tax identifying number: _______________) the within Bond and does hereby irrevocably constitute and appoint ____________________________, as attorney, to transfer the within Bond on the books kept for registration of the within Bond, with full power of substitution in the premises.

Dated:	______________________________________
_____________________________________

Signature guaranteed by:

_____________________________________
NOTICE: Signature must be guaranteed by a member firm of the National Association of Securities Dealers or a commercial bank or a trust company which is a participant in an official medallion program.
NOTICE: NOTICE: The signature(s) on this assignment must correspond with the name(s) of the registered holder(s) appearing on the face of the within Bond in every particular.

The following abbreviations, when used in the assignment above or on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -    as tenants in common
TEN ENT -    as tenants by the entireties
JT TEN -    as joint tenants with right of
survivorship and not as tenants
in common
UNIF GIFT MIN ACT -    ……….Custodian….…..
(Cust)        (Minor)
under Uniform Gifts to Minors Act
………………………………………..
(State)
Additional abbreviations may also be used though not in the list above.

EXHIBIT D
FORM OF BOND
(FIXED RATE)
(FORM OF FACE OF BOND)
Registered                                        Registered
No. FR-_____                                        $_________
UNITED STATES OF AMERICA
STATE OF TEXAS
COUNTY OF JEFFERSON

PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS
DOCK AND WHARF FACILITY REVENUE BONDS, SERIES 2016
(JEFFERSON ENERGY COMPANIES PROJECT)
Interest Rate:    _______%                    Principal Amount: $
Interest Mode Commencement Date:    ______, 20__        Maturity Date:      ____________
Registered Holder: __________________            CUSIP No.:
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS (the “District”), being a political subdivision of the State of Texas (the “State”) organized and existing pursuant to Article XVI, Section 59 of the Texas Constitution, for value received, hereby promises to pay to the Registered Holder named above, or registered assigns, but solely from the sources and in the manner herein provided, the Principal Amount set forth above on the Maturity Date set forth above (or earlier as herein described and indicated hereon). The District also promises to pay interest thereon from the same sources, from the Interest Mode Commencement Date set forth above, or from the Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 in each year at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment, calculated on the basis of a 360-day year of twelve 30-day months.
THIS BOND AND ALL OF THE BONDS OF THIS SERIES are special limited obligations of the District, payable by the District solely out of the “Pledged Revenues”, as defined in the Indenture (hereinafter defined), which Pledged Revenues are pledged to the payment of the Series 2016 Bonds and all Additional Bonds issued on a parity therewith, and all money and investments held for the credit of the funds and accounts established by or under the Indenture (except the Rebate Fund), all as more fully described and provided for in and subject to the restrictions and limitations imposed by the Indenture. This Bond and the series of which it is a part, together with the interest thereon, are payable solely from such Pledged Revenues and do not constitute a general obligation of the District.

THE BONDS DO NOT CONSTITUTE GENERAL OBLIGATIONS OF THE DISTRICT, THE STATE OF TEXAS OR ANY POLITICAL SUBDIVISION THEREOF. THE DISTRICT HAS PLEDGED NEITHER ITS TAXING POWER NOR THE CREDIT OF ITS TAXING POWER AS SECURITY FOR THE PAYMENT OF THE BONDS. THE OWNER HEREOF SHALL NEVER HAVE THE RIGHT TO DEMAND PAYMENT OF THIS OBLIGATION OUT OF ANY FUNDS RAISED OR TO BE RAISED BY TAXATION, OR FROM ANY SOURCE WHATSOEVER OTHER THAN THE AFORESAID PLEDGED REVENUES.
THIS BOND shall not be valid or obligatory for any purpose or be entitled to any benefit under the Indenture until the certificate of authentication hereon shall have been executed by the Trustee or its agent appointed pursuant to the Indenture.
IT IS HEREBY CERTIFIED, RECITED AND REPRESENTED that the issuance of this Bond and the Bonds is duly authorized by law; that all acts, conditions and things required to exist and necessary to be done or performed precedent to and in the issuance of this Bond and the Bonds to render the same lawful, valid and binding have been properly done and performed and have happened in regular and due time, form and manner as required by law; that all acts, conditions and things necessary to be done or performed by the District or to have happened precedent to and in the execution and delivery of the Indenture have been done and performed and have happened in regular and due form as required by law; that due provision has been made for the payment of the principal of, premium, if any, and interest on this Bond and the Bonds by irrevocably pledging the described revenues as provided in the Indenture; that payment in full for the Bonds has been received; and that the issuance of the Bonds does not contravene or violate any constitutional or statutory limitation.
1.    Description of Series. This Bond is one of the duly authorized issue of the District’s Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) (the “Bonds”), aggregating in principal amount $144,200,000, authorized by a resolution adopted by the Board of Commissioners of the District on November 23, 2015 and February 22, 2016, all issued or to be issued under a Trust Indenture and Security Agreement, dated as of February 1, 2016 (the “Indenture”), between the District and The Bank of New York Mellon Trust Company, National Association (the “Trustee”), pursuant to and in full conformity with the Constitution and the laws of the State. The Bonds are issued in order to provide funds for the District to lend to finance Project Costs.
Reference is hereby made to the Indenture and the other Bond Documents (as such term is defined in the Indenture), copies of which are filed with the Trustee, for the full provisions thereof (including, among others, those with respect to the nature and extent of the rights, duties and obligations of the parties to the Bond Documents and the Holders of the Bonds, the terms upon which the Bonds are issued and secured and the modification or amendment of the Bond Documents), to all of which the holders of the Bonds assent by the acceptance of the Bonds. Reference is also made to the “Bond Documents,” which term shall mean the Bond Documents and all other agreements, certificates, documents and instruments ever delivered in connection with any of the Bond Documents.

2.    Certain Additional Definitions. In addition to the definitions contained in Section 1.01 of the Indenture which are incorporated herein, the following terms used herein shall have the following meanings:
“Business Day” means any day other than (a) a Saturday or a Sunday; (b) a legal holiday or the equivalent on which banking institutions generally are authorized or required to be closed in Houston, Texas, New York, New York, the designated office of the Trustee and Tender Agent or the primary office of the Bank; or (c) a day on which the New York Stock Exchange is closed.
“Fixed Rate” means the rate determined by the Remarketing Agent pursuant to Section 2.08(f) of the Indenture.
“Holders or Registered Holders” means the person registered on the books of the registration for the Bonds maintained by the Trustee.
“Interest Mode Commencement Date” means the appropriate date displayed on the face of this Bond.
“Interest Payment Date” means each February 1, August 1, and the Maturity Date.
“Regular Record Date” means, with respect to the Fixed Rate Bonds, the close of business for the Trustee on the first day of the calendar month preceding any interest Payment Date regardless of whether such day is a Business Day.
3.    Payment. Interest on this Bond payable prior to or on the Maturity Date shall be paid by check or draft mailed to the Registered Holder of this Bond at its address as it appears on the registration books of the Trustee (in such capacity, the “Bond Registrar”) or in such other manner as may be mutually acceptable to the Trustee and the Registered Holder of this Bond. Interest on this Bond that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Registered Holder of this Bond as of the applicable Regular Record Date. In order to make payment of defaulted interest, the District shall pay the defaulted interest to the person who is the Registered Holder on a subsequent special record date. The Trustee shall fix the special record date and special interest payment date. At least 10 days before the special record date, the Trustee shall mail to the Registered Holder a notice that states the special record date, the special interest payment date, and the amount of interest to be paid.
Principal of (and premium, if any, on) of this Bond payable on the Maturity Date shall be payable to the Registered Holder of this Bond at the payment office of the Trustee in Houston, Texas upon the surrender for cancellation of this Bond.
4.    Redemption. The Bonds are subject to redemption prior to maturity as follows:
(a)    Optional Redemption. The Bonds shall be subject to optional redemption by the District from time to time on any date as set forth below, in whole or in part in any order, at the redemption prices (expressed as a percentage of the principal amount of Bonds to be redeemed) set forth below, together with accrued interest to the redemption date:
[Actual Optional Redemption Schedule to Be Inserted
Based Upon Following Formula]

Fixed Rate Period (Years)	Commencement of Redemption Period	Redemption Price as Percentage of Principal
More than 18 years	Eighth anniversary of	102%, declining by 1% on each
	Conversion Date	succeeding anniversary of the first day of the redemption period until reaching 100% and thereafter
100%
More than 12, but not more	Sixth anniversary of	102%, declining by 1% on each
than 18 years	Conversion Date	succeeding anniversary of the first day of the redemption period until reaching 100% and thereafter
100%
More than 9 years, but not	Fourth anniversary of	102%, declining by 1% on each
more than 12 years	Conversion Date	succeeding anniversary of the first day of the redemption period until reaching 100% and thereafter
100%
More than 6 years, but not	Third anniversary of	101%, declining by 1% on each
more than 9 years succeeding	Conversion Date	succeeding anniversary of the first day of the redemption period until reaching 100% and thereafter
100%
More than 3 years, but not	Second anniversary of	101%, declining by 1% on each
more than 6 years	Conversion Date	succeeding anniversary of the first day of the redemption period until reaching 100% and thereafter
100%
3 years or less	First anniversary of	100%
Conversion Date

(b)    Extraordinary Optional Redemption. The Bonds shall be subject to optional redemption by the District in whole or in part in any order specified by the District prior to stated maturity on any date at a redemption price of par plus accrued interest to the redemption date, within 365 days following the occurrence of any one of the following events (or, if later, in the case of (i) and (ii), below, at the option of the District, within 60 days following the receipt of any proceeds relating to such event):

(i)    The properties of the District or a substantial portion thereof shall have been damaged or destroyed to such an extent that, in the opinion of the District, (x) the required restoration and repair could not reasonably be expected to be completed within a period of six months after commencement of restoration or repair, (y) the District is prevented or would likely be prevented from using the properties of the District or a substantial portion thereof for its normal purposes for a period of six months or more or (z) the cost of restoration and repair would not be economically practical or desirable; or
(ii)    title to the whole or any part of the properties of the District or the use or possession thereof shall have been taken or condemned by a competent authority to such an extent that, in the opinion of the District, the District is prevented or would likely be prevented from using such properties or a substantial portion thereof for its normal purposes for a period of six months or more; or
(iii)    as a result of any changes in the Constitution or laws of the State or of the United States of America or of any legislative, executive or administrative action (whether state or federal) or of any final decree, judgment or order of any court or administrative body (whether state or federal), the obligations of the Company under the Facilities Lease shall have become, as established by an opinion of counsel, void or unenforceable, in each case in any material respect in accordance with the intent and purpose of the parties as expressed in the Facilities Lease.
(c)    Mandatory Sinking Fund Redemption. The Bonds shall be subject to mandatory redemption prior to maturity in the following amounts, on the following dates, in each case at a redemption price equal to 100% of their principal amount plus accrued interest to the date fixed for redemption, if any:

Mandatory Redemption Dates (February 1)	Principal Requirements
2021	$4,950,000
2022	5,320,000
2023	5,720,000
2024	6,155,000
2025	6,615,000
2026	7,115,000
2027	7,650,000
2028	8,225,000
2029	8,840,000
2030	9,510,000
2031	10,225,000
2032	10,990,000
2033	11,820,000
2034	12,710,000
2035	13,665,000
2036 (Maturity)	14,690,000

5.    Authorized Denominations and Transfer. The Bonds are issuable only as fully registered Bonds in denominations of $5,000 or any larger integral multiple thereof. This Bond is transferable by the Registered Holder hereof in person or by his attorney duly authorized in writing at the principal payment office of the Bond Registrar in Houston, Texas upon presentation hereof to the Bond Registrar, all subject to the terms and conditions provided in the Indenture.
6.    No Recourse. No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, director, officer or employee, past, present or future, as such, of the District or of any predecessor or successor corporation, either directly or through the District or any such predecessor or successor corporation, under and by virtue of any constitution or statute or rule of law or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, directors, officers and employees, as such, being waived and released by the holder and owner hereof by the acceptance of this Bond; all as more fully provided in the Indenture.
7.    Other. The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute an action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. It is also provided in the Indenture that the Trustee at, in certain cases, the written request of the Holders of the applicable percentage of Bonds specified in the Indenture on behalf of the Holders of all the Bonds, may waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Bonds. The Indenture further provides that if, after a declaration of the acceleration of the maturity of the principal amount of the Bonds, but prior to the entry of a final judgment for such amount, all amounts which would then be payable thereunder by the District if such default had not occurred and were not continuing and certain other amounts shall have been paid by or on behalf of the District and the parties to the Bond Documents shall have also performed all other obligations in respect of which any of them is then in default under the Bond Documents and shall have paid the reasonable charges and expenses of the Trustee and the Holders of the Bonds, including reasonable attorneys’ fees paid or incurred, then and in every case the Trustee shall, in certain cases, upon request of the Holders of the applicable percentage of Bonds specified in the Indenture, waive such Event of Default and rescind and annul any remedial step theretofore taken by it in respect of such default and its consequences.

IN WITNESS WHEREOF, the District has caused this Bond to be executed by its President and to be attested to by its Secretary both by their manual or facsimile signatures all as of the Issue Date.
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS

By:
Name:

Title:
ATTEST:
By:
Secretary

(FORM OF CERTIFICATE OF AUTHENTICATION TO
APPEAR ON EACH BOND)
CERTIFICATE OF AUTHENTICATION
This is one of the Bonds referred to in the within mentioned Indenture.
_________________
as Authenticating Agent, or its agent
Date of Authentication:
By
Authorized Signatory

(FORM OF ASSIGNMENT TO APPEAR ON EACH BOND)
FORM OF ASSIGNMENT
For value received, the undersigned hereby sells, assigns and transfers unto (Print or typewrite name, address, and zip code of transferee) __________________________________ ___________________________________________________________ (Social Security or other tax identifying number: ____________________) the within Bond and does hereby irrevocably constitute and appoint _______________________, as attorney, to transfer the within Bond on the books kept for registration of the within Bond, with full power of substitution in the premises.

Dated:	______________________________________
_____________________________________

Signature guaranteed by:

_____________________________________
NOTICE: Signature must be guaranteed by a member firm of the National Association of Securities Dealers or a commercial bank or a trust company which is a participant in an official medallion program.
NOTICE: NOTICE: The signature(s) on this assignment must correspond with the name(s) of the registered holder(s) appearing on the face of the within Bond in every particular.

The following abbreviations, when used in the assignment above or on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -    as tenants in common
TEN ENT -    as tenants by the entireties
JT TEN -    as joint tenants with right of
survivorship and not as tenants
in common
UNIF GIFT MIN ACT -    ……….Custodian….…..
(Cust)        (Minor)
under Uniform Gifts to Minors Act
………………………………………..
(State)
Additional abbreviations may also be used though not in the list above.
EXHIBIT E
FORM OF BOND
(WEEKLY RATE)
(FORM OF FACE OF BOND)
Registered                                        Registered
No. WR-_____                                    $
UNITED STATES OF AMERICA
STATE OF TEXAS
COUNTY OF JEFFERSON
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS
DOCK AND WHARF FACILITY REVENUE BONDS, SERIES 2016
(JEFFERSON ENERGY COMPANIES PROJECT)
THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE UPON THE OCCURRENCE OF THE EVENTS AND IN THE MANNER HEREINAFTER DESCRIBED, AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED AS DESCRIBED HEREIN.
Interest Rate: Weekly Rate                    Principal Amount: $
(as herein described)

Interest Mode Commencement Date:    ______, 20__        Maturity Date:      __________
Registered Holder: _______________            CUSIP No.:
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS (the “District”), being a political subdivision of the State of Texas (the “State”) organized and existing pursuant to Article XVI, Section 59 of the Texas Constitution, for value received, hereby promises to pay to the Registered Holder named above, or registered assigns, but solely from the sources and in the manner herein provided, the Principal Amount set forth above on the Maturity Date set forth above (or earlier as herein described and indicated hereon). The District also promises to pay interest at the Weekly Rate on the unpaid principal balance of this Bond from and including the Interest Mode Commencement Date set forth above, or from and including the most recent date to which interest on this Bond (or any Bond in exchange for, or in lieu of which this Bond was issued) has been paid, to but excluding the Maturity Date or the date on which the payment of such Principal Amount shall have been made or provided for (if the date of such provision is on or after the date on which the payment of such Principal Amount is due). Interest accrued hereon shall be paid on the immediately succeeding Interest Payment Date (or next Business Day if such date is not a Business Day); provided that to the extent principal of this Bond is paid on any date (whether the Maturity Date or otherwise) interest accrued hereon to but excluding such payment date shall be paid on such payment date.
THIS BOND AND ALL OF THE BONDS OF THIS SERIES are special limited obligations of the District, payable by the District solely out of the “Pledged Revenues”, as defined in the Indenture (hereinafter defined), which Pledged Revenues are pledged to the payment of the Series 2016 Bonds and all Additional Bonds issued on a parity therewith, and all money and investments held for the credit of the funds and accounts established by or under the Indenture (except the Rebate Fund), all as more fully described and provided for in and subject to the restrictions and limitations imposed by the Indenture. This Bond and the series of which it is a part, together with the interest thereon, are payable solely from such Pledged Revenues and do not constitute a general obligation of the District.
THE BONDS DO NOT CONSTITUTE GENERAL OBLIGATIONS OF THE DISTRICT, THE STATE OF TEXAS OR ANY POLITICAL SUBDIVISION THEREOF. THE DISTRICT HAS PLEDGED NEITHER ITS TAXING POWER NOR THE CREDIT OF ITS TAXING POWER AS SECURITY FOR THE PAYMENT OF THE BONDS. THE OWNER HEREOF SHALL NEVER HAVE THE RIGHT TO DEMAND PAYMENT OF THIS OBLIGATION OUT OF ANY FUNDS RAISED OR TO BE RAISED BY TAXATION, OR FROM ANY SOURCE WHATSOEVER OTHER THAN THE AFORESAID PLEDGED REVENUES.
THIS BOND shall not be valid or obligatory for any purpose or be entitled to any benefit under the Indenture until the certificate of authentication hereon shall have been executed by the Authenticating Agent or its agent appointed pursuant to the Indenture.
IT IS HEREBY CERTIFIED, RECITED AND REPRESENTED that the issuance of this Bond and the Bonds is duly authorized by law; that all acts, conditions and things required to exist and necessary to be done or performed precedent to and in the issuance of this Bond and the Bonds to render the same lawful, valid and binding have been properly done and performed and have happened in regular and due time, form and manner as required by law; that all acts, conditions and things necessary to be done or performed by the District or to have happened precedent to and in the execution and delivery of the Indenture have been done and performed and have happened in regular and due form as required by law; that due provision has been made for the payment of the principal of (premium, if any) and interest on this Bond and the Bonds by irrevocably pledging the described revenues as provided in the Indenture; that payment in full for the Bonds has been received; and that the issuance of the Bonds does not contravene or violate any constitutional or statutory limitation.
1.    Description of Series. This Bond is one of the duly authorized issue of the District’s Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project) (the “Bonds”), aggregating in principal amount $144,200,000, authorized by a resolution adopted by the Board of Commissioners of the District on November 23, 2015 and February 22, 2016 all issued or to be issued under a Trust Indenture and Security Agreement, dated as of February 1, 2016 (the “Indenture”), between the District and The Bank of New York Mellon Trust Company, National Association (the “Trustee”), pursuant to and in full conformity with the Constitution and the laws of the State. The Bonds are issued in order to provide funds for the District to finance Project Costs.
In addition, pursuant to the terms of the Indenture, the Trustee may appoint agents for the performance of certain duties under the Indenture, including the authentication, registration, transfer, exchange and payment of the Bonds.
Reference is hereby made to the Indenture and the other Bond Documents (as such term is defined in the Indenture), copies of which are filed with the Trustee, for the full provisions thereof (including, among others, those with respect to the nature and extent of the rights, duties and obligations of the parties to the Bond Documents and the holders of the Bonds, the terms upon which the Bonds are issued and secured and the modification or amendment of the Bond Documents), to all of which the holders of the Bonds assent by the acceptance of the Bonds.
2.    Certain Additional Definitions. In addition to the definitions contained in Section 1.01 of the Indenture which are incorporated herein, the following terms used herein shall have the following meanings.
“Annual Period” as of any date means the period commencing on the 365th day preceding such date and ending on such date.
“Business Day” means any day other than (a) a Saturday or a Sunday; (b) a legal holiday or the equivalent on which banking institutions generally are authorized or required to be closed in Houston, Texas, New York, New York, the designated office of the Trustee and Tender Agent or the primary office of the Bank; or (c) a day on which the New York Stock Exchange is closed.
“Conversion Date” means, with respect to the Weekly Rate Bonds, any Business Day which follows, by not less than 45 days, the delivery to the Trustee, the Tender Agent and the Remarketing Agent by the District of an irrevocable election on the part of the District that on and after the Conversion Date, the Weekly Rate Bonds shall bear interest at the Commercial Paper Rate, Fixed Rate or Daily Rate, as applicable, therefor.
“Interest Mode Commencement Date” means the appropriate date displayed on the face of this Bond.
“Interest Payment Date” means, with respect to the Weekly Rate Bonds, the 15th day (or next Business Day if the 15th is not a Business Day) of each month, the Conversion Date and the Maturity Date.
“Maximum Rate” means 15% per annum.
“Net effective interest rate” and “net interest cost” have the meanings given to them, respectively, in Texas Government Code, Chapter 1204, as amended.
“Purchase Date” means, with respect to the Weekly Rate Bonds, (1) each date on which an Optional Tender of such Weekly Rate Bonds occurs, (2) each date on which a Mandatory Tender of such Weekly Rate Bonds occurs due to a conversion to the Fixed Rate, (3) the Business Day prior to each Credit Facility Termination Date (other than as described in clause (5)), (4) the Business Day prior to each Liquidity Facility Termination Date (other than as described in clause (5)), (5) on the day on which any alternate Credit Facility or any alternate Liquidity Facility becomes effective, (6) the applicable Conversion Date, and (7) the first Business Day following the Business Day on which the Trustee receives written notice of an Event of Default under Section 7.01(5) of the Indenture and direction from the Credit Enhancer to effect a Mandatory Tender
“Purchase Price” means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered for purchase pursuant to the provisions of paragraphs 5 or 7 hereof, plus any accrued and unpaid Stated Interest to the date of purchase.
“Regular Record Date” means, with respect to the Weekly Rate Bonds, the close of business for the Trustee on the Business Day preceding any Interest Payment Date.
“Stated Interest” means interest calculated pursuant to paragraph 3(a) of this Bond.
“Weekly Rate” means the rate determined by the Remarketing Agent pursuant to Section 2.08(g) of the Indenture.
3.    Interest Rate. (a) This Bond shall bear interest for each day at the Weekly Rate for such day; provided that the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate.
(b)    Notwithstanding the foregoing paragraph 3(a), this Bond shall bear interest for each day it is a Liquidity Bank Bond at the Liquidity Bank Bond Rate for such day; provided, however, that with respect to any Bond which is a Liquidity Bank Bond (i) the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate, and (ii) if this Bond cannot bear interest at the Liquidity Bank Bond Rate for any day because the “net effective interest rate” calculated from the date of issuance of the Bonds through such day would thereby exceed the Highest Lawful Rate, this Bond shall bear interest for such day at the Maximum Rate and shall continue to bear interest at the Maximum Rate for each day that it is a Liquidity Bank Bond until this Bond is paid in full or until such earlier date as the payment of interest at the Maximum Rate results in the payment or accrual of the cumulative amount of interest which would have been paid and accrued at the Liquidity Bank Bond Rate for the period for which this Bond has borne interest at the Liquidity Bank Bond Rate, after which date the interest rate on this Bond shall revert to the Liquidity Bank Bond Rate until this proviso again becomes applicable. Only the Liquidity Bank will be entitled to earn the Liquidity Bank Bond Rate.
(c)    In case of any default in the payment of the principal hereof, this Bond shall thereafter bear interest for each day at a rate equal to the Weekly Rate (unless this Bond is a Liquidity Bank Bond and the rate payable pursuant to paragraph 3(b) above shall be greater than the Weekly Rate, then in such event the rate payable pursuant to such paragraph 3(b) shall be payable); provided, that the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation shall never exceed the Maximum Rate.
(d)    Interest on this Bond shall be calculated on the basis of a 365-day or 366-day year, as the case may be, using the actual number of days elapsed; provided, however, that this method of calculation does not cause the “net effective interest rate” from the date of issuance of the Bonds through any subsequent date of calculation to exceed the Maximum Rate.
4.    Notices to Bondholders. (a) Conversion Dates. At least 30 days prior to any Conversion Date, the Trustee shall give to each Registered Holder of a Weekly Rate Bond to be converted to a Fixed Rate, Daily Rate or Commercial Paper Rate Bond notice in the manner provided in the Indenture stating the applicable Conversion Date and that if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the Purchase Price of all Untendered Bonds, such Holders will be deemed to have tendered such Weekly Rate Bonds for purchase on the Conversion Date.
(b)    Credit Facility Termination Date or Liquidity Facility Termination Date. At least 10 days prior to a Credit Facility Termination Date or a Liquidity Facility Termination Date, the Trustee shall give to each Registered Holder of a Weekly Rate Bond notice in the manner provided in the Indenture that after the Credit Facility Termination Date or the Liquidity Facility Termination Date, as applicable, the Credit Enhancer or Liquidity Bank will no longer be obligated to pay the principal and interest on, or the Purchase Price of, as applicable, Weekly Rate Bonds and that if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the principal and interest on or the Purchase Price of, as applicable, all Untendered Bonds, all Registered Holders who have not tendered their Weekly Rate Bonds on or before the Credit Facility Termination Date or the Liquidity Facility Termination Date will be deemed to have tendered such Weekly Rate Bonds for purchase on such Purchase Date.
(c)    Substitution of Alternate Credit Facility or Alternate Liquidity Facility. At least 10 days prior to the effective date of an alternate Credit Facility or an alternate Liquidity Facility, the Trustee shall give to each Registered Holder of a Weekly Rate Bond notice in the manner provided in the Indenture of the date an alternate Credit Facility or alternate Liquidity Facility shall become effective, and if there has been irrevocably deposited in trust with the Tender Agent an amount of money to pay the Purchase Price of all Untendered Bonds, such Holders will be deemed to have tendered such Weekly Rate Bonds for purchase on the effective date of such alternate Credit Facility or alternate Liquidity Facility at the Purchase Price.
(d)    Mandatory Tender after Event of Default. The Trustee shall notify the Registered Holders on the same Business Day the Trustee receives receipt of notice from a Credit Enhancer of an Event of Default under Section 7.01(5) and direction from the Credit Enhancer to effect a Mandatory Tender of the Bonds secured by the Credit Facility issued by such Credit Enhancer if the Trustee receives such notice by 2:00 p.m. New York, New York time on a Business Day, and not later than 10:00 a.m. New York, New York time on the next Business Day if the Trustee receives such notice after 2:00 p.m. on a Business Day.
5.    Mandatory Tender of Bonds.
(a)    Conversion Date. Holders of Weekly Rate Bonds which are to be converted to a Fixed Rate, Commercial Paper Rate or Daily Rate shall be required to tender their Weekly Rate Bonds to the Tender Agent for purchase on the applicable Conversion Date at the Purchase Price whether or not such Weekly Rate Bonds actually convert to Fixed Rate Bonds, Commercial Paper Rate Bonds or Daily Rate Bonds.
(b)    Credit Facility Termination Date or Liquidity Facility Termination Date. All Registered Holders of Weekly Rate Bonds shall be required to tender their Weekly Rate Bonds to the Tender Agent for purchase on the Business Day prior to the Credit Facility Termination Date with respect to such Bonds or Liquidity Facility Termination Date with respect to such Bonds (except in the case of substitution of a Credit Facility or Liquidity Facility), as applicable, at the Purchase Price.
(c)    Alternate Credit Facility or Alternate Liquidity Facility. Holders of Weekly Rate Bonds shall be required to tender the Weekly Rate Bonds to the Tender Agent for purchase at the Purchase Price on the effective date of an alternate Credit Facility or alternate Liquidity Facility unless the Trustee has received written confirmation from each Rating Service that the rating on the Bonds will not be reduced or withdrawn as a result of such substitution.
(d)    Mandatory Tender after Event of Default. Holders of Weekly Rate Bonds shall be required to tender the Weekly Rate Bonds to the Tender Agent for purchase at the Purchase Price on the Business Day following the day the Trustee gives notice of mandatory tender as a result of an Event of Default under Section 7.01(5) of the Indenture and direction from the Liquidity Bank to effect a Mandatory Tender of the Weekly Rate Bonds.
6.    Payment. Interest on this Bond payable prior to or on the Maturity Date shall be paid by check or draft mailed to the Registered Holder of this Bond (provided, that any Registered Holder of $1,000,000 or more in Bonds may, upon written notice to the Trustee containing the appropriate information, elect to be paid by wire transfer of immediately available funds to an account in the United States) at its address as it appears on the registration books of the Trustee (in such capacity, the “Bond Registrar”). Interest on this Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Registered Holder of this Bond as of the applicable Regular Record Date. In order to make payment of defaulted interest, the District shall pay the defaulted interest to the person who is the Registered Holder on a subsequent special record date. The Trustee shall fix the special record date and special interest payment date. At least 10 days before the special record date, the Trustee shall mail to the Registered Holder a notice that states the special record date, the special interest payment date, and the amount of interest to be paid.
Principal of (and premium, if any, on) this Bond payable on the Maturity Date or other final payment hereof shall be payable to the Registered Holder of this Bond at the payment office of the Trustee in Houston, Texas, upon the surrender for cancellation of this Bond.
7.    Optional Tender of Bonds. This Bond, or any portion hereof in authorized denominations, shall be purchased, at the option of the Registered Holder hereof, on any Business Day at the Purchase Price (payable in immediately available funds at the principal office of the Tender Agent) (the “Optional Purchase Date”), if the Registered Holder hereof gives notice (a “Demand Notice”) to the Remarketing Agent at or prior to 11:00 A.M., New York, New York time, on a Business Day which is at least seven calendar days prior to such Optional Purchase Date by telephone to (205) 949-3667, or such other number designated for such purpose by the Remarketing Agent, stating the Holder’s irrevocable and unconditional election to tender this Bond on such Optional Purchase Date and tenders such Bond to the Remarketing Agent prior to 11:00 A.M. New York, New York time on such Optional Purchase Date. Such Demand Notice must include the name of such Registered Holder and the aggregate principal amount of Bonds to be tendered. The Remarketing Agent shall immediately notify the Trustee as to the amount of Bonds tendered and the amount, if any, required to be drawn on the Liquidity Facility within the time and in the manner required by the Indenture.
The Registered Holder of this Bond, by its acceptance hereof, appoints the Remarketing Agent and the Tender Agent to act as its agents in effecting the purchase of the Bonds pursuant to the provisions of this paragraph. The Purchase Price shall be paid with amounts received pursuant to the Remarketing Agreement or the Liquidity Facility or, if amounts from such sources are inadequate, with amounts received from the Company.
Notwithstanding the foregoing, the provisions of this paragraph 7 shall not be applicable with respect to Liquidity Bank Bonds.
8.    Deemed Tender of Weekly Rate Bonds. ANY WEEKLY RATE BOND (OR PORTION THEREOF) FOR WHICH AN OPTIONAL TENDER HAS BEEN EXERCISED, OR WHICH IS SUBJECT TO MANDATORY TENDER, ON ANY PURCHASE DATE IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THE INDENTURE, BUT WHICH IS NOT TENDERED FOR PURCHASE BY 12:00, NOON, NEW YORK, NEW YORK TIME, ON THE APPLICABLE PURCHASE DATE (SUCH BONDS OR PORTIONS HEREIN REFERRED TO AS “UNTENDERED BONDS”) SHALL, UPON DEPOSIT IN THE PURCHASE FUND OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE OF SUCH BOND ON SUCH PURCHASE DATE, BE DEEMED TO’ HAVE BEEN TENDERED AND SOLD FOR THE PURCHASE PRICE ON SUCH PURCHASE DATE, REGARDLESS OF WHETHER (i) IN THE CASE OF A MANDATORY TENDER, THE HOLDER THEREOF SHALL HAVE RECEIVED THE NOTICES DESCRIBED IN PARAGRAPH 4 HEREOF, AND (ii) IN CONNECTION WITH A CONVERSION DATE, SUCH WEEKLY RATE BOND ACTUALLY CONVERTS TO A FIXED RATE BOND OR A COMMERCIAL PAPER RATE BOND, AND THEREAFTER THE HOLDER THEREOF SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST ACCRUED SUBSEQUENT TO SUCH PURCHASE DATE) IN RESPECT THEREOF OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BOND, AND SUCH UNTENDERED BOND SHALL NO LONGER BE ENTITLED TO THE BENEFIT OF THE INDENTURE OR THE LIQUIDITY FACILITY, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR. UNTENDERED BONDS MUST BE SURRENDERED TO THE TENDER AGENT FOR PAYMENT OF THE PURCHASE PRICE DUE THEREON.
9.    Optional Redemption. The Weekly Rate Bonds may be redeemed in whole or in part prior to maturity on any Business Day, at the option of the District, at a price equal to the unpaid principal amount of the Bonds so redeemed, plus accrued interest to the redemption date, without premium.
10.    Authorized Denominations and Transfer. The Weekly Rate Bonds are issuable only as fully registered Bonds in denominations of $100,000 and multiples of $5,000 in excess of $100,000. This Bond is transferable by the Registered Holder hereof in person or by his attorney duly authorized in writing at the principal payment office of the Bond Registrar in Houston, Texas upon presentation hereof to the Bond Registrar, all subject to the terms and conditions provided in the Indenture.
11.    Additional Provisions. Subject to the restrictions set forth therein, the Indenture permits, with certain exceptions as therein provided, the District and the Trustee, with the consent of the Holders of the percentage in principal amount of Bonds outstanding specified in the Indenture and/or the Credit Enhancer and the Liquidity Bank, to execute supplemental indentures amending, adding to or eliminating any provisions of the Indenture.
The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute an action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. It is also provided in the Indenture that the Trustee at, in certain cases, the written request of the Holders of the applicable percentage of Bonds specified in the Indenture, or in certain cases, the written request of the Credit Enhancer and the Liquidity Bank, may waive any past default or Event of Default under the Indenture and its consequences except a default (i) in the payment of principal of or premium, if any, or interest on any of the Bonds, (ii) default under the Credit Facility, or (iii) default under the Liquidity Facility; provided, however, the Trustee must receive prior written notice that any Liquidity Facility and Credit Facility has been reinstated in full and is in full force and effect. The Indenture further provides that if, after a declaration of the acceleration of the maturity of the principal amount of the Bonds, but prior to the entry of a final judgment for such amount, all amounts which would then be payable thereunder by the District if such default had not occurred and were not continuing and certain other amounts shall have been paid by or on behalf of the District and the parties to the Bond Documents shall have also performed all other obligations in respect of which any of them is then in default under the Bond Documents and shall have paid the reasonable charges and expenses of the Trustee and the Holders of the Bonds, including reasonable attorneys’ fees paid or incurred, then the Trustee shall, in certain cases, upon request of the Holders of the applicable percentage of Bonds specified in the Indenture, and in certain cases, upon request of the Credit Enhancer and the Liquidity Bank, waive such Event of Default and rescind and annul any remedial step theretofore taken by it in respect of such default and its consequences.
Anything to the contrary herein, any right of demand, authorization, direction, consent, waiver, or similar action (other than optional tender rights and other than rights in connection with the failure of payment of the Purchase Price when due) granted to Bondholders whose Bonds are secured by a Credit Facility shall be exercised by the Credit Enhancer for such Credit Facility, so long as such Credit Facility is in effect and such Credit Enhancer is not in default thereunder to the exclusion of such Bondholders.
This Weekly Rate Bond shall be governed, in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the United States of America and of the State.
IN WITNESS WHEREOF, the District has caused this Bond to be executed by its President and to be attested to by its Secretary both by their manual or facsimile signatures, all as of the Issue Date.
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS

By:
Name:

Title:
ATTEST:

Secretary
(FORM OF CERTIFICATE OF AUTHENTICATION TO
APPEAR ON EACH BOND)
CERTIFICATE OF AUTHENTICATION
This is one of the Bonds referred to in the within mentioned Indenture.
_________________
as Authenticating Agent, or its agent
Date of Authentication:
By
Authorized Signatory
(FORM OF ASSIGNMENT TO APPEAR ON EACH BOND)
FORM OF ASSIGNMENT
For value received, the undersigned hereby sells, assigns and transfers unto (Print or typewrite name, address, and zip code of transferee) ________________________________ ______________________________________________________________________________ ______________________________________________________________ (Social Security or other tax identifying number: ______________) the within Bond and does hereby irrevocably constitute and appoint ______________________, as attorney, to transfer the within Bond on the books kept for registration of the within Bond, with full power of substitution in the premises.

Dated:	______________________________________
_____________________________________

Signature guaranteed by:

_____________________________________
NOTICE: Signature must be guaranteed by a member firm of the National Association of Securities Dealers or a commercial bank or a trust company which is a participant in an official medallion program.
NOTICE: The signature(s) on this assignment must correspond with the name(s) of the registered holder(s) appearing on the face of the within Bond in every particular.

The following abbreviations, when used in the assignment above or on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -    as tenants in common
TEN ENT -    as tenants by the entireties
JT TEN -    as joint tenants with right of
survivorship and not as tenants
in common
UNIF GIFT MIN ACT -    ……….Custodian….…..
(Cust)        (Minor)
under Uniform Gifts to Minors Act
………………………………………..
(State)
Additional abbreviations may also be used though not in the list above.

EXHIBIT F
FORM OF REQUISITION CERTIFICATE
Request No.: _________
___________, 20_
The Bank of New York Mellon Trust Company, National Association
as Trustee
601 Travis Street
Houston Texas 77002
Attention:    Corporate Trust Department
Re:    Disbursement from the Project Fund
Ladies and Gentlemen:
This Request is provided to you pursuant to Section 4.06 of the Trust Indenture and Security Agreement, dated as of February 1, 2016 (the “Indenture”), between the Port of Beaumont Navigation District of Jefferson County, Texas (the “Issuer”) and you, as Trustee, relating to the Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project). The capitalized terms used in this Request have the same meanings given such terms in the Indenture.
You are hereby directed to pay the amount of $________ from the Project Fund to _________________________________ by _________________________________.
(payee)                    (method of payment)
PORT OF BEAUMONT NAVIGATION DISTRICT OF JEFFERSON COUNTY, TEXAS

By:
Authorized Representative
By executing below Jefferson Railport Terminal II LLC hereby certifies as follows:
(i)    There has been expended, or is being expended concurrently with the delivery of this certificate for Project Costs an amount at least equal to the amount requisitioned above for disbursement as set forth below;
(ii)    Such amount being requisitioned, including amounts for capitalized interest, represent capital expenditures (amounts chargeable to capital account) and satisfy the requirements set forth in the Tax Certificate regarding such expenditures;
(iii)    The requirements set forth in Exhibit E, Section 1.3 of the Facilities Lease have been satisfied;
(iv)    No Event of Default under the Indenture has occurred and is continuing, and the disbursement hereby requested complies with the restrictions in the Tax Certificate;
(v)    No other Request in respect of the expenditures set forth in clause (i) above is being or has previously been delivered to the Trustee.
JEFFERSON RAILPORT TERMINAL II LLC

By:
Authorized Representative
EXHIBIT G
FORM OF INVESTOR LETTER
Port of Beaumont Navigation District of Jefferson County, Texas
1225 Main Street
Beaumont, Texas 77704

The Bank of New York Mellon Trust Company, National Association
601 Travis Street, Floor 16
Houston, Texas 77002

Oppenheimer & Co. Inc.
100 NE 3rd Avenue, Suite 500
Fort Lauderdale, Florida 33301

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Stifel, Nicolaus & Company, Incorporated
One Montgomery Street, 35th Floor
San Francisco, CA 94104

Re:	$144,200,000 Port of Beaumont Navigation District of Jefferson County, Texas Dock and Wharf Facility Revenue Bonds, Series 2016 (Jefferson Energy Companies Project)

Ladies and Gentlemen:

The undersigned (the “Purchaser”) hereby acknowledges receipt of $___________ principal amount of the referenced bonds (the “Bonds”), issued pursuant to a Trust Indenture and Security Agreement, dated as of February 1, 2016 (the “Indenture”), between the Port of Beaumont Navigation District of Jefferson County, Texas, a conservation and reclamation district (the “District”), and The Bank of New York Mellon Trust Company, National Association, a national banking association, as trustee (the “Trustee”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

The undersigned acknowledges that the Bonds were delivered for the purpose of (i) paying for the development, construction and acquisition of certain facilities for the transport, loading, unloading and storage of petroleum products on behalf of the District, and paying costs incurred in connection therewith; (ii) funding capitalized interest with respect to the Bonds; and (iii) paying certain costs of issuance (together, the “Project”).

The undersigned further acknowledges that the District and Jefferson Railport Terminal II LLC, a Delaware limited liability company (the “Company”), (i) have entered into that certain First Amended and Restated Agreement and Lease, dated as of February 1, 2016 (the “Ground Lease”), pursuant to which, inter alia, the Company has constructed certain improvements, consisting of facilities for the transport, loading, unloading and storage of petroleum products; and (ii) are to enter into that certain Lease and Development Agreement (Facilities Lease), dated as of February 1, 2016 (the “Facilities Lease”), pursuant to which, inter alia, the Company will construct additional improvements on behalf of the District (together with certain improvements constructed under the Ground Lease, the “Facilities”).

The undersigned further acknowledges that (i) the Bonds will initially be issued as fixed rate bonds bearing interest at the Initial Rate and will be subject to mandatory tender for purchase on February 13, 2020 (the “First Initial Bonds Remarketing Date”), and (ii) the District, the Company, Jefferson Railport Terminal II Holdings LLC, a Delaware limited liability company and the parent company of the Company (“Jefferson Holdings”), and the Trustee are to enter into that certain Standby Bond Purchase Agreement, dated as of February 1, 2016 (the “Standby Bond Purchase Agreement”), pursuant to which, in the event any of the Bonds have not been repurchased from proceeds of a remarketing or redeemed, or defeased to a date, on or prior to the First Initial Bonds Remarketing Date, Jefferson Holdings and the Company shall be obligated to purchase the Bonds on the First Initial Bonds Remarketing Date at the Purchase Price for Initial Bonds equal to the principal amount thereof and unpaid accrued interest (the “Purchase Price”). In addition, the undersigned acknowledges that, pursuant to the Standby Bond Purchase Agreement, Jefferson Holdings is to guarantee the payment of all Rent (as defined in the Indenture) and all principal of and premium (if any) and interest on the Bonds payable prior to repurchase of the Bonds from proceeds of a remarketing or redemption of the Bonds or defeasance of the Bonds to a date, in each case, on or prior to the First Initial Bonds Remarketing Date.

The undersigned further acknowledges that Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (“FTAI”), certain of FTAI’s subsidiaries and Jefferson Holdings are to enter into that certain Capital Call Agreement, dated as of February 1, 2016 (the “Capital Call Agreement”), pursuant to which FTAI or such subsidiaries will provide funds to Jefferson Holdings to permit Jefferson Holdings to satisfy its obligations under the Standby Bond Purchase Agreement.

In connection with the sale of the Bonds to the Purchaser, the Purchaser hereby makes the following representations upon which you may rely:

1.
The Purchaser has authority and is duly authorized to purchase the Bonds and to execute this letter and any other instruments and documents required to be executed by the Purchaser in connection with the purchase of the Bonds.

2.
The Purchaser is (i) a “Qualified Institutional Buyer” (a “QIB”) within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) not a “substantial user” of the Facilities, or a “related person,” within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as amended (a “Substantial User”).

3.
The Purchaser understands that beneficial ownership interests in the Bonds may be sold or transferred only to (i) a QIB and (ii) prior to the First Initial Bonds Remarketing Date, purchasers who are not a Substantial User.

4.
The Purchaser acknowledges that it has either been supplied with or been given access to information, including financial statements and other financial information, to which a reasonable investor would attach significance in making investment decisions, and that the Purchaser has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the District, the Company, Jefferson Holdings, FTAI, the Facilities and the Bonds and the security therefor so that, as a reasonable investor, the Purchaser has been able to make its decision to purchase the Bonds. The Purchaser has received and relied upon a copy of the Limited Offering Memorandum dated February __, 2016, relating to the Bonds (the “Limited Offering Memorandum”).

5.
The Purchaser has made its own inquiry and analysis with respect to the Bonds and the security therefor, and other material factors affecting the security for and payment of the Bonds. The Purchaser is aware that the businesses of the Company, Jefferson Holdings and FTAI involve certain economic and regulatory variables and risks that could adversely affect the security for the Bonds, and the Purchaser represents and warrants that (i) it is sufficiently knowledgeable and experienced in financial and business matters to be able to evaluate the risks and merits of the investment represented by the purchase of the Bonds, and (ii) it is not purchasing Bonds for more than one account or with a view to distributing the Bonds.

6.
The Purchaser understands that the Bonds are not registered under the Securities Act and that such registration is not legally required; and further understands that the Bonds (a) are not being registered or otherwise qualified for sale under the “Blue Sky” laws and regulations of any state, (b) will not be listed in any stock or other securities exchange and (c) will be delivered in a form which may not be readily marketable.

7.
The Purchaser understands that (i) Bonds and interest thereon are special limited obligations of the District, payable solely from and secured by a pledge of the Trust Estate, including the Pledged Revenues, as provided for in the Indenture; (ii) the District shall be under no obligation to pay any portion of the Purchase Price of Bonds subject to tender on the First Initial Bonds Remarketing Date, other than from funds provided from a successful remarketing of the Bonds or funds provided under the Standby Bond Purchase Agreement; (iii) the Bonds shall not constitute a general obligation indebtedness of the District or of the State or any political subdivision thereof, within the meaning of any State constitutional provision or statutory limitation, and shall not constitute a pledge of the full faith and credit of the District, its members, the State or any political subdivision thereof; (iv) the issuance of the Bonds shall not directly, indirectly or contingently obligate the State or any political subdivision thereof, including the District, to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment; and (v) revenues securing the District’s other outstanding revenue bonds or general obligation bonds will not be pledged and should not be anticipated to be available for payment of principal of, or premium or interest on, or the Purchase Price of the Bonds.

8.
The Purchaser agrees that the Purchaser is bound by and will abide by the provisions of the Indenture regarding transfer restrictions, the transfer restrictions noted on the face of the Bonds and this Investor Letter. The Purchaser will comply with all applicable federal and state securities laws, rules and regulations in connection with any resale or transfer of the Bonds by the Purchaser. The Purchaser acknowledges that any purported transfer of Bonds in violation of the transfer restrictions in the Indenture shall be null and void.

9.	The interpretation of the provisions hereof shall be governed and construed in accordance with Texas law without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, I have hereunto set my hand on __________, 20__.

[PURCHASER]

By:_________________________

Name: ______________________

Title: _______________________

SCHEDULE I

WITHDRAWALS FROM INTEREST ACCOUNT OF DEBT SERVICE FUND

Date of Interest Payment	Amount Withdrawn from Bond Proceeds Subaccount	Amount Withdrawn from Prepaid Rent Subaccount	Total Interest Paid from Subaccounts
8/1/2016	$987,291.13	3,194,308.87	$4,181,600.00
2/1/2017	1,234,172.93	3,993,077.07	5,227,250.00
8/1/2017	1,234,172.93	3,993,077.07	5,227,250.00
2/1/2018	1,234,172.93	3,993,077.07	5,227,250.00
8/1/2018	662,592.62	383,057.382	1,045,650.00ii

TOTAL	$5,352,402.54	$15,556,597.46	$20,909,000.00